SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant Filed by a party other than the Registrant Check the appropriate box:
x  Preliminary proxy statement
Confidential, for Use of the Commission
Only (as specified by Rule 14a-6(e)(2))
Definitive proxy statement
Definitive additional materials
Soliciting material pursuant to Rule 14a-
11(c) or Rule 14a-12

           Torotel, Inc.
      (Name of Registrant
as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

      No fee required.   X
  Fee computed on table
below per Exchange Act Rules       14a-6(i)(1) and
0-11

   (1)Title of each class of securities to which
transaction applies:          Common Stock, $.50
par value per share; Class A           $1.00
Preferred Stock, $.50 par value per share

   (2)Aggregate number of securities to which
transactions applies:          1,800,000 shares of
Common Stock and 2,500,000           shares of
Preferred Stock

   (3)Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule
0-11:          $1.94 per share of Common Stock and
$1.00 per           share of Preferred Stock

   (4)Proposed maximum aggregate value of
transaction:          $5,992,000

   (5)Total fee paid:  $1,198.

X     Fee paid previously with preliminary
materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)Amount previously paid:

   (2)Form, Schedule or Registration Statement
No.:

   (3)Filing party:

   (4)Date filed:

               TOROTEL, INC.
          13402 South 71 Highway
         Grandview, Missouri  64030



             March __, 1999

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of Torotel, Inc., a Missouri corporation (the Corporation), to be held at _:00 p.m. local time on ________, April __, 1999, in the [to be announced], Kansas City, Missouri, to transact business as set forth in the formal notice that follows.

In particular, I would like to call your attention to the Agreement and Plan of Merger (the
Agreement) that the Corporation has entered into with Electronika, Inc., a California corporation(Electronika). The Agreement is summarized in the accompanying Proxy Statement and the full text of the Agreement is attached thereto as Exhibit A. At the annual meeting, the shareholders of the Corporation are being asked to approve a proposal whereby, in connection with the consummation of the Agreement, (i) the Corporation would issue 1,800,000 shares of its common stock to the shareholders of Electronika, and (ii) the Corporation's Articles of Incorporation would be amended to create a new class of preferred stock, which also would be issued to the shareholders of Electronika.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, please sign and date the accompanying Proxy and return it promptly in the enclosed postage paid envelope. If you decide to attend the annual meeting, you may revoke your Proxy and vote your shares in person.

As always, we appreciate your loyalty and support as a shareholder of the Corporation.

Sincerely,



Dale H. Sizemore,
Jr.Chairman and Chief Executive
Officer


              TOROTEL, INC.NOTICE OF ANNUAL
                 MEETING OF SHAREHOLDERS
                 To Be Held April__, 1999

TO THE SHAREHOLDERS OF TOROTEL, INC.:

NOTICE is hereby given that the annual meeting of the shareholders of Torotel, Inc., a Missouri corporation (the Corporation), will be held at _:00 p.m. local time on ________, April __, 1999, at [to be announced], Kansas City, Missouri
(the Meeting), for the following purposes:

   1. In connection with the merger (the Merger) of a subsidiary of the Corporation and Electronika, Inc., a California corporation
(Electronika):

       (a)  To approve the issuance of 1,800,000
shares of the Corporation's common stock to the shareholders of Electronika upon the consummation of the Merger; and

       (b)  To approve an amendment to the
Corporation's Articles of Incorporation creating a new class of preferred stock, with 2,500,000 shares of such preferred stock to be issued to the shareholders of Electronika upon the consummation of the Merger.

   2.  To elect five members of the Board of
Directors of the Corporation (if Proposal One is approved, the Board of Directors of the Corporation will appoint two additional directors designated by the shareholders of Electronika, as more fully discussed in the accompanying Proxy
Statement); and

   3.  To transact such other business as may
properly come before the annual meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on February __, 1999 will be entitled to receive notice of and to vote at the Meeting. The accompanying Proxy is solicited by the Board of Directors. All of the above matters are more fully described in the accompanying Proxy
Statement, into which this Notice is incorporated by reference.

Shareholders are cordially invited to attend the Meeting in person. WHETHER OR NOT YOU EXPECT TO
ATTEND THE MEETING, PLEASE SIGN AND DATE THE
ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED POSTAGE PAID ENVELOPE.  IF YOU DECIDE TO
ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND
VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

H. James Serrone
Secretary of Torotel, Inc.

March __, 1999





















































             TOROTEL, INC.
            PROXY STATEMENT
           TABLE OF CONTENTS

                                          Page

GENERAL INFORMATION

   Security Holders Entitled to Vote
     Solicitation

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED
UPON

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

PROPOSAL ONE:  THE SHARE ISSUANCE AND THE ARTICLES
AMENDMENT

   Summary of the Merger
           The Merger.
           Merger Consideration
           The Escrow; Distribution of the
Preferred Shares
           Net Worth Adjustments
          Closing
          Employment of Mr. Caloyeras
          Representations and Warranties
          Exclusive Dealing
          Voting Trust
          Control; Certain Restricted Actions
          Due Diligence Period
          Interim Operations
          Conditions to Closing
          Regulatory Compliance
          Mandatory Termination
          Restrictions on Transfer on the
Electronika
           Shareholders' Common Stock
          Electronika Directors
          Indemnification; Insurance
          Accounting Treatment
          Certain Federal Income Tax Consequences
          Interests of Certain Persons in the
Merger

Information Regarding Electronika
          Description of Electronika's Business
          Market for Electronika Common Equity and
           Related Stockholder Matters
          Discussion and Analysis of Electronika's
           Financial Condition and Results of
           Operations
        Financial Information

     Information Regarding the Corporation
         Special Factors
          Risk Factors
          Background of the Merger
          Reasons for the Merger
          Board Approval and Recommendation
          Fairness Opinion

The Share Issuance

The Articles Amendment
          Text of the Amendment to the
Corporation's
       Articles of Incorporation
          Rights of Holders of Preferred Shares
          General Effect Upon the Rights of
Existing
       Shareholders

Required Vote; Board Recommendation

PROPOSAL TWO:  ELECTION OF THE BOARD OF DIRECTORS

     Biographical Information Regarding the
          Directors and Executive Officers
          Board Meetings and Director Compensation
            Committees
          Cumulative Voting
          Board Recommendation
          Section 16(a) Beneficial Ownership
Reporting
          Compliance
          Executive Officer Compensation
          Option Grants Table
          Aggregate Option Exercises and Fiscal
Year-
          End Option Value Table
          Certain Relationships and Legal
Proceedings

OTHER MATTERS

     Other Business
          Availability of Accountants
          Deadline for Receipt of Shareholders'
           Proposals
          General


















              TOROTEL INC.
         13402 South 71 Highway
       Grandview, Missouri  64030

           PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

     To Be Held, April __, 1999


         GENERAL INFORMATION

Security Holders Entitled to Vote

Holders of shares of common stock, par value $.50 per share (the Common Stock), of Torotel, Inc., a
Missouri corporation (the Corporation), of record at the close of business on March __, 1999 (the
Shareholders), will be entitled to vote at the annual meeting of the Shareholders to be held at _:00 p.m. local time on ________, April __, 1999, at [to be announced], Kansas City, Missouri, and any postponement or adjournment thereof (the
Meeting). The Corporation's principal executive offices are located at 13402 South 71 Highway, Grandview, Missouri 64030, and its telephone number is (816) 761-6314.

This Proxy Statement, together with the Notice of Annual Meeting, the enclosed Proxy, and the accompanying 1998 Annual Report to Shareholders, were initially distributed to the Shareholders on or about March __, 1999.

If the enclosed Proxy is properly executed and
returned prior to voting at the Meeting, the
shares represented thereby will be voted in
accordance with any specifications made therein.
In the absence of instructions, the shares will be
voted as follows:  (i)  in connection with the
merger of a subsidiary of the Corporation and
Electronika, Inc., a California
corporation(Electronika),      IN FAVOR      of
(a) the issuance of 1,800,000 shares of the Common
Stock to the shareholders of Electronika (the
Share Issuance) and (b) the amendment to the
Corporation's Articles of Incorporation creating a
new class of preferred stock to be issued to the
shareholders of Electronika (the Articles
Amendment), each as more fully described in the
section herein entitled      Proposal One     ;
and (ii)      FOR      the nominees to the Board
of Directors of the Corporation (the  Directors,
or the Board of Directors) in the election of
Directors, as more fully described in the section
herein entitled      Proposal Two.

A majority of the outstanding shares of Common Stock
entitled to be voted at the Meeting,
represented in person or by Proxy, is necessary to
constitute a quorum to transact business at the
Meeting.  If a quorum is present, (i) and a
majority of the outstanding shares of Common Stock
of the Corporation are voted      IN FAVOR      of
Proposal One, then such proposal shall be approved by the Shareholders of the Corporation, and (ii) the five nominees for Director receiving the greatest number of votes at the Meeting will be elected to the Board of Directors. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite shareholder vote. The Shareholders will not have dissenters' rights of appraisal with respect to any of the actions to be taken at the Meeting.

Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation

The accompanying Proxy is being solicited by and on behalf of the Board of Directors. The
Corporation estimates that the total amount to be spent in solicitation of the Proxies will be approximately $2,000. The entire cost of this solicitation will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from Shareholders by telephone, telegram, or personal interview.
Such persons will receive no additional
compensation for such services.









     INTEREST OF CERTAIN PERSONS IN MATTERS
             TO BE ACTED UPON

For information regarding the interests of the current shareholders of Electronika and their affiliates in the matters to be acted upon at the Meeting, see the section below entitled
Proposal One -- Summary of the Merger -- Interests of Certain Persons in the Merger.



















































     VOTING SECURITIES AND PRINCIPAL
           HOLDERS THEREOF

The securities entitled to be voted at the Meeting consist of shares of Common Stock of the Corporation. Each Shareholder is entitled one vote per each share of Common Stock. There were [2,811,590] shares of Common Stock issued and outstanding (exclusive of treasury shares) at the close of business on the record date of the Meeting.

The close of business on February __, 1999 has been fixed by the Board of Directors as the record date for determining the Shareholders who will be entitled to vote at the Meeting.

The following persons beneficially owned more than 5% of the outstanding Common Stock of the Corporation at the close of business on the record date of the Meeting:

Name and Address
      Amt Beneficially
   Percent of Beneficial Owner
         Owned
        of Class

Richard A. Sizemore
         415,374
  (a)    14.7%Linda V. Sizemore
  (b)    8356 HalletLenexa, KS  66215

Gregory M. Sizemore
         404,358
  (b)    14.4%Julie Sizemore12735 Mohawk
CircleLeawood, KS  66209

Dale H. Sizemore
            379,509
  (c)    13.5%

Carol J. Sizemore
2705 W. 121st Terrace
Leawood, KS  66209

Paulette A. Durso
           325,131
  (d)    11.5%

James T. Durso
3917 N.E. 59th St.
Kansas City, MO  64119

Caloyeras Fam. Prtnr, L.P.
  207,900
  (e)    7.4%

2041 W. 139th Street
Gardena, CA  90249

Thomas E. Foster
            176,600         6.3%
5506 Brite Drive
Bethesda, MD  20817



 (a) Richard A. Sizemore and Linda V. Sizemore are husband and wife. Mr. and Mrs. Sizemore's individual direct ownerships are 140,226 and 15,666 shares, respectively. Mr. Sizemore's indirect ownership includes (i) 58,976 shares which are owned by Mr. Sizemore as trustee for his children and (ii) 200,506 shares owned by Sizemore
Enterprises, a general partnership, in which Mr.
Sizemore is a general partner.

(b) Gregory M. Sizemore and Julie Sizemore are husband and wife. Mr. and Mrs. Sizemore's individual direct ownerships are 137,654 and 15,666 shares, respectively. Mr. Sizemore's indirect ownership includes (i) 50,532 shares which are owned by Mr. Sizemore as trustee for his children and (ii) 200,506 shares owned by Sizemore
Enterprises, a general partnership, in which Mr.
Sizemore is a general partner.

(c)     Dale H. Sizemore, Jr. and Carol J.
Sizemore are husband and wife  Mr. and Mrs.
Sizemore's individual direct ownerships are
130,964 and 14,351 shares, respectively.  Mr.
Sizemore's indirect ownership includes (i) 33,688 shares which are owned by Mr. Sizemore as trustee for his children and (ii) 200,506 shares owned by Sizemore Enterprises, a general partnership, in which Mr. Sizemore is a general partner.

(d) James T. Durso and Paulette A. Durso are husband and wife. Mr. and Mrs. Durso's individual direct ownerships are 9,000 and 103,149 shares, respectively. Mrs. Durso's indirect ownership includes (i) 12,476 shares which are owned by Ms.
Durso as trustee for her children and (ii) 200,506 shares owned by Sizemore Enterprises, a general partnership, in which Ms. Durso is a general partner.

(e) The Caloyeras Family Partnership L.P., is a limited partnership in which the three shareholders of Electronika (who are siblings) are the sole limited partners and PBC, Inc., a California corporation, is the sole general partner. Peter B. Caloyeras, who is the father of the three shareholders of Electronika, is the sole shareholder, sole director and president of PBC, Inc. Each of the three shareholders of Electronika owns 33% of the outstanding partnership interests in the Caloyeras Family
Limited Partnership L.P., with PBC, Inc. owning the remaining 1% partnership interest. The number of shares indicated as owned by the Caloyeras
Family Partnership L.P. also includes 3,000 shares owned individually by each of the shareholders of Electronika.

Note:     The total amount of shares of Common
Stock owned by Sizemore Enterprises is 200,506.
The general partners of Sizemore Enterprises are Dale H. Sizemore, Jr., Paulette A. Durso, Gregory
M. Sizemore, and Richard A. Sizemore, who are brothers and sisters. The 200,506 shares are included in each of the general partners' beneficial ownerships.














































            PROPOSAL ONE
     THE SHARE ISSUANCE AND THE
        ARTICLES AMENDMENT

The Corporation has entered into an Agreement and
Plan of Merger (the Merger Agreement) with
Electronika and the three shareholders of
Electronika (the Electronika Shareholders),
pursuant to which Electronika will be merged (the
Merger) with and into a wholly owned subsidiary of
the Corporation(MergerSub).  The consummation of
the Merger is subject to the satisfaction of a
number of conditions, including approval of the
Share Issuance and the Articles Amendment,
discussed herein, by the Shareholders.  See the
section below entitled      Summary of the Merger
-- Conditions to Closing.

        SUMMARY OF THE MERGER

The following summary is qualified in its entirety by the terms and provisions of the Merger
Agreement, which is attached hereto as a Exhibit A and is incorporated herein by reference. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger
Agreement.

The Merger

Subject to the terms and conditions of the Merger
Agreement, and subject to the provisions of laws of the State of California (where Electronika is incorporated) and the State of Missouri (where
MergerSub is incorporated), at the time when the Merger officially becomes effective (the Effective
Time), Electronika will merge with and into MergerSub. MergerSub will continue as a wholly owned subsidiary of the Corporation and will continue its corporate existence following the Merger in accordance with the Missouri Business and General Corporation Law. Following the
Merger, MergerSub will change its name to Electronika, Inc. and will succeed to all of the assets, and will be subject to all of the liabilities, of the former Electronika, which will no longer exist as a separate corporate entity.
MergerSub, as the surviving corporation in the Merger, is sometimes referred to in this Proxy
Statement as the Surviving Corporation.

Merger Consideration

Upon the consummation of the Merger, the
outstanding shares of capital stock of Electronika
will be converted into a total of (a) 1,800,000
newly issued shares of the Common Stock of the
Corporation and (b) 2,500,000 shares of newly
issued Class A $1.00 Preferred Stock of the
Corporation (the Preferred Shares).  The Preferred
Shares, however, will not be issued directly to
the Electronika Shareholders, but, instead, will
be deposited into escrow and held in accordance
with the terms of the escrow.  The Preferred
Shares will only be distributed to the Electronika
Shareholders if certain conditions are satisfied
and certain earning targets following the Merger
are reached, all as more fully described in the
section below entitled      The Escrow;
Distribution of the Preferred Shares.

The Corporation's Common Stock trades on the
American Stock Exchange (the ASE), under the
symbol      TTL.       On July 27, 1998, the last
trading day before the public announcement
regarding the proposed Merger, the last reported
sales prices of the Common Stock on the ASE were
as follows:  High -- $1.00; and Low -- $0.75.  The
rights, preferences and privileges of the
Preferred Shares are described in the section
below entitled      The Articles Amendment.
The Preferred Shares will not be registered under any federal or state securities laws and will not be publicly traded.

The consideration to be paid to the Electronika
Shareholders was determined through arm's-length negotiations between the Corporation and
Electronika. Other than for the transactions contemplated by the Merger Agreement, there have been no prior transactions, and there are no presently proposed transactions, between the
Corporation and Electronika or the Electronika
Shareholders.

The Escrow; Distribution of the Preferred Shares

The escrow will be administered pursuant to the terms of an Escrow Agreement to be entered into among the Corporation, the Electronika
Shareholders and an escrow agent. As more fully described below, under the terms of the Merger
Agreement and the Escrow Agreement, the number of Preferred Shares to be distributed to the Electronika Shareholders will depend primarily on the amount of earnings before interest, taxes, depreciation and amortization(EBITDA) of the
Surviving Corporation, if any, after the completion of the Merger. The EBITDA of the Surviving Corporation will be measured at the end of five separate periods, with the first period beginning at the completion of the Merger and ending on the last day of the fiscal year of the Corporation immediately following the completion of the Merger. The next three measurement periods will be the next three successive full fiscal years of the Corporation and the final measurement period will be nine months of the fourth full fiscal year after the Merger (measured as three-fourths of the entire fiscal year).

At the end of each measurement period, the
Corporation and the Electronika Shareholders will
determine the amount of EBITDA of the Surviving
Corporation in accordance with the provisions
specified in the Merger Agreement.  For each
dollar of EBITDA as finally determined by the
Corporation and the Electronika Shareholders,
there will be one Preferred Share distributed to
the Electronika Shareholders from the escrow for
that measurement period, subject to adjustment
based on the final determination of the net worth
of Electronika at the time of the Merger.  This
net worth adjustment is described in the section
below entitled      Net Worth Adjustments.
If there is a negative EBITDA during a particular measurement period, no Preferred Shares will be distributed to the Electronika Shareholders for that measurement period, and the negative EBITDA will carry forward to the next measurement period and reduce, on a dollar-for-dollar basis, any EBITDA for that next measurement period. If at the end of the four measurement periods there are still Preferred Shares remaining in the escrow, those Preferred Shares will be canceled and the Electronika Shareholders will lose all rights to those Preferred Shares. Regardless of the actual amount of EBITDA of the Surviving Corporation after the Merger, in no event will the Electronika
Shareholders be entitled to receive more than the 2,500,000 Preferred Shares or be required to return any of the shares of Common Stock issued to them in the Merger.

Net Worth Adjustments

Electronika has represented in the Merger
Agreement that it will have a      net worth
of at least $400,000 at the Effective Time of the
Merger.  For purposes of this calculation,
net worth      will be determined by taking the
total value of all cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits and subtracting from this figure the total amount of all liabilities of Electronika.
If on or before April 30, 1999, the Corporation determines that Electronika's net worth was less than $400,000, it may deliver to the Electronika
Shareholders a schedule setting forth its calculation of Electronika's net worth. If the Corporation does not deliver this schedule to the Electronika Shareholders by April 30, 1999 it will be deemed to have waived its rights to raise any objections to Electronika's net worth at the Effective Time. The Merger Agreement allows the
Electronika Shareholders to verify and challenge any net worth schedule delivered by the Company and spells out the procedures to follow if there is any dispute over the schedule. Once
Electronika's net worth is finally agreed to by the Corporation and the Electronika Shareholders, any shortfall in the actual net worth and $400,000 will reduce, on a dollar-for-dollar basis, the number of Preferred Shares to be distributed from the escrow during a measurement period, until the full amount of the shortfall is made up.
Conversely, if the net worth as finally determined is more than $400,000, the number of Preferred
Shares to be distributed from the escrow will be increased, on a dollar-for-dollar basis, by the full amount of the excess. If there is a net worth shortfall, and over the term of the escrow there has not been enough EBITDA to make up for the shortfall, the Electronika Shareholders will be required to pay the Corporation, in cash, the full amount of any shortfall remaining.

Closing

The Closing of the Merger will take place on the third business day following the satisfaction or waiver of all conditions to closing contained in the Merger Agreement, including the approval by the Shareholders of this Proposal One. The
Closing is expected to occur on April __, 1999.

Employment of Mr. Caloyeras

Pursuant to the Merger Agreement, following the consummation of the Merger, Peter B. Caloyeras will become the Chairman of the Board and Chief
Executive Officer of the Corporation and the Surviving Corporation. The Corporation and Mr.
Caloyeras have not entered into an employment agreement with respect to his employment, and Mr.
Caloyeras will continue to devote a portion of his business time to his other businesses and interests, including businesses that may market products that are competitive with the products manufactured by the Corporation. The Corporation has agreed that Mr. Caloyeras will receive a salary of least $50,000 per year during the Escrow
Period.  Mr. Caloyeras is the father of the three
Electronika Shareholders and the sole shareholder, sole director and president of the sole general partner of Caloyeras Family Partnership L.P., which owns approximately 7.4% of the outstanding
Common Stock of the Corporation.

Representations and Warranties

Electronika and the Electronika Shareholders, on the one hand, and the Corporation and MergerSub, on the other, make various customary representations and warranties to each other as set forth in Articles III and IV of the Merger
Agreement. The representations and warranties survive the Closing and continue in force and effect until the expiration of the Escrow Period.
Therefore, if a party were to materially breach a representation or warranty, such party would be liable to the non-breaching parties for breach of contract under applicable law.

Exclusive Dealing

Until the Closing, the Corporation and Electronika have agreed to deal exclusively with each other and have agreed not to have dealings with others that would result in the sale of their respective businesses, subject to the fiduciary obligations of the respective boards of directors of the Corporation and Electronika under applicable state law.

Voting Trust

In connection with the Merger, various members of the founder's family shareholders of the Corporation (the Sizemore Family) and Mr.
Caloyeras will enter into a voting trust agreement
(the Voting Trust) whereby Mr. Caloyeras will be granted the power to vote during the Escrow
Period, 525,165 shares of Common Stock held by the Sizemore Family (the Sizemore Stock).

Control; Certain Restricted Actions

After giving effect to the Merger and the Voting
Trust, the Electronika Shareholders and their affiliates will hold, or direct the voting of, 54.9% of the Corporation's outstanding Common
Stock, thus effectively resulting in a change of control of the Corporation. However, pursuant to the Voting Trust, at the end of the Escrow Period the voting power associated with the Sizemore
Stock will revert to the members of the Sizemore
Family and the Electronika Shareholders will no longer have majority control of the Corporation.
Assuming no further stock issuances by the Corporation during such period, upon the termination of the Voting Trust the Electronika
Shareholders and their affiliates would then own approximately 43.5% of the outstanding shares of Common Stock of the Corporation.

During the Escrow Period, the Electronika
Shareholders have agreed not to, without prior
Independent Approval      (as that term is defined
below): (a) vote their shares of Common Stock in favor of any action or agreement, or take any other action, that would (i) result in a breach of any covenant, representation or warranty or any other obligation of Electronika under the Merger
Agreement or (ii) impede, interfere with or discourage the intended purposes of the Merger
Agreement; (b) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Corporation, other than as a result of a stock split, stock dividend or similar recapitalization; or (c) make or cause to be made any proposal for any transaction between (i) the Electronika Shareholders or any of their affiliates and (ii) the Corporation or any of its affiliates, including without limitation any acquisition or disposition of assets, merger, or other business combination, restructuring, tender offer, exchange offer, recapitalization or similar transaction. As used in the Merger Agreement, the term Independent Approval means either (a) the approval of a majority of the Board of Directors of the Corporation who are disinterested with respect to the matter to be acted upon or (b) if there are less than two disinterested directors, the approval of a majority of the outstanding voting stock of the Corporation, excluding for this purpose the shares of voting stock held by any shareholders, or their affiliates, who have an interest in the matter to be acted upon.

During the Escrow Period, in addition to any shareholder vote or vote by the Board of Directors that may be required by law, prior Independent
Approval will be required in order to authorize any of the following actions or matters: (a) entering into, or proposing to enter into, any agreement, arrangement or transaction with the Electronika Shareholders, the Sizemore Family or any of their respective affiliates; (b) amendment of the articles of incorporation or the bylaws of the Corporation that may benefit the Electronika
Shareholders, the Sizemore Family or any of their respective affiliates, to the exclusion of, or disproportionately to, the other shareholders of the Corporation; (c) approval of salary increases or bonus payments to officers or employees affiliated with the Electronika Shareholders, the Sizemore Family or any of their respective affiliates; (d) amendment to, or modification, waiver or termination of, the Merger Agreement;
(e) dissolution of the Corporation; (f) initiation of bankruptcy, insolvency or reorganization proceedings involving the Corporation; and (g) withdrawal of the registration of the Corporation's Common Stock under the Securities
Exchange Act of 1934, as amended (the Exchange
Act).

Due Diligence Period

On January 8, 1999, the Corporation and MergerSub, on the one hand, and Electronika and the Electronika
Shareholders, on the other, each delivered to the other a disclosure letter detailing such parties' exceptions to their respective representations and warranties. Each of the disclosure letters were approved by the receiving party on January 15, 1999.
In addition, the Corporation and MergerSub, and Electronika and the Electronika Shareholders, are required to update and supplement their respective disclosure letters to reflect any changes that may occur until the Merger is completed. If any such update is not acceptable to the receiving party, such party may terminate the Merger Agreement.

Interim Operations

During the period from the date of the Merger
Agreement to the Closing Date, except (i) as otherwise required in connection with the transactions contemplated by the Merger Agreement, or (ii) as otherwise consented to in writing by Electronika, the Corporation has agreed, and has agreed to cause its subsidiaries to: (a) use its reasonable efforts to do all of the following:
conduct its business diligently and only in the ordinary course, and, without making any commitment prohibited by the Merger Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it; (b) not (i) enter into, modify or extend the term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new employee benefit plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing employee benefit plan; (c) not pay any obligation or liability, fixed or contingent, other than current liabilities incurred in the ordinary course of business or payments due under its existing loan agreements or lines of credit, or cancel, without full payment, any debts, claims or other obligations (including accounts receivable) owing to it; (d) not make any material alteration in the manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles;
(e) use its reasonable efforts to perform all of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder; (f) not enter into any contracts or commitments that are material to its business, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices; (g) use its reasonable efforts to maintain and keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties; (h) not sell, lease, license or otherwise dispose of any of its properties and assets (including any of its intangible assets);
(i) use its reasonable efforts to both maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take (or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing Date; (j) not make any capital expenditures or enter into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate; (k65535 not accept any orders from any of its customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices; (1) not (i) permit any lien to attach upon any of its properties and assets, whether now owned or subsequently acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or (iii) make any loans, advances or capital contributions to, or investments in, any other person or entity; (m) not initiate, compromise or settle any material litigation or arbitration proceeding; (n) use its reasonable efforts to not change its Board of Directors; and (o) not enter into any other transaction or make or enter into any contract or commitment which is not in the ordinary course of business.

In addition, the Corporation and its subsidiaries are prohibited from (x) issuing shares of capital stock (and options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares), (y) authorizing, declaring or paying any dividends, stock splits or liquidating or other distributions, or redeeming, purchasing or otherwise acquiring any shares of Common Stock, and (z) borrowing or guaranteeing the borrowing of money, except for the borrowing of money under the Corporation's loan agreements or lines of credit, or in the ordinary course of business or as disclosed in or contemplated by the Merger
Agreement or the transactions contemplated thereby.

Electronika and the Electronika Shareholders have agreed to similar restrictions, except that Electronika, as an S corporation, will be permitted to continue to pay cash dividends to the Electronika Shareholders until the consummation of the Merger.

Conditions to Closing

The obligations of the parties to consummate the
transactions contemplated by the Merger Agreement
are subject to the following conditions, among
others:  (i) the entering into of the Voting
Trust; (ii) no material adverse change occurring
with respect to either of the Corporation and its
subsidiaries or Electronika; (iii) the fairness
opinion (as discussed in the section below
entitled      Special Factors -- Fairness Opinion)
being confirmed as of the Effective Time; (iv) the consents of third parties being obtained; (v)
Shareholder approval of Proposal One; and (vi) the approval by each party of the other's updated disclosure letter.

Regulatory Compliance

Pursuant to New Jersey's Industrial Site Recovery
Act, because the Corporation owns an industrial establishment in New Jersey, the Corporation is required to notify the New Jersey Department of Environmental Protection (the Department) of the change of control contemplated by the Merger
Agreement. As a precondition to closing the Merger Agreement, the Corporation must receive, and the Corporation is currently seeking, clearance from the Department. The Corporation is not aware of any other federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to consummate the Merger.

Mandatory Termination

The Merger Agreement will terminate automatically if Proposal One is not approved by the Shareholders at the Meeting.

Restrictions on Transfer on the Electronika
Shareholders' Common Stock

The Electronika Shareholders will be prohibited from selling or transferring their respective shares of Common Stock during the Escrow Period
(other than with respect to certain estate planning transfers). In addition, neither the shares of Common Stock nor the shares of Preferred
Stock to be issued to  the Electronika
Shareholders will be registered under the Securities Act of 1933, as amended, or under any other federal or state securities laws, and may not be sold or transferred unless such sale or transfer is exempted from registration under such securities laws. Other than compliance with such securities laws, any shares of Preferred Stock released from the Escrow will be freely transferable by the Electronika Shareholders.

Electronika Directors

Upon the consummation of the Merger, the Corporation has agreed to appoint to its Board of Directors two additional directors designated by the Electronika Shareholders. The Electronika
Shareholders have indicated that they intend to designate Peter B. Caloyeras and W. Edgar Jessup,
Jr. to the Corporation's Board of Directors following the Merger, and they have both indicated that they are able and willing to serve as directors.

Peter B. Caloyeras, 68, is the father of the three
Electronika Shareholders.  Mr. Caloyeras  is
currently Chairman of the Board of Magnetika,
Inc., which he founded in 1960, a privately held
manufacturer of magnetic components, including
components manufactured for Electronika.  See
Interests of Certain Person in the Merger
below.  In 1979, Mr. Caloyeras co-founded
Metrobank and served as a director of Metrobank
until it was acquired by Comerica Bank in January
1996.   Mr. Caloyeras also currently serves as a
director of Prime Bank, a Los Angeles, California bank. From 1967 to 1996, Mr. Caloyeras served as a director of the Robert F. Kennedy Medical Center in California, and was Chairman of the Board of this entity at the time of its acquisition by Catholic Healthcare West/Southern California
Region. Mr. Caloyeras also served as a director of Catholic Healthcare West/Southern California
Region until September 1998. Together with his wife, Mr. Caloyeras founded the Basil P. Caloyeras
Center for Modern Greek Studies at Loyola
Marymount University in Los Angeles, California, in honor of his father, and has previously served as Chairman of the Board of Regents of this University. Mr. Caloyeras currently serves as a member of the Board of Trustees of Loyola
Marymount University. Mr. Caloyeras holds three degrees in electrical engineering and is a Life
Senior Member of the Institute of Electrical and Electronic Engineers and a Life Member of the World President's Organization.

W. Edgar Jessup, Jr., 76, is a founding partner of Ervin, Cohen & Jessup LLP, corporate counsel to
Electronika. Mr. Jessup's legal practice focuses primarily on corporate, general business and securities law, corporate and business tax law and estate planning. Mr. Jessup received his Sc.B. in engineering from Brown University and received his J.D. degree from the University of Southern
California School of Law. He was admitted to the California Bar in 1950. Mr. Jessup is currently a director of several non-profit corporations and, until recently, was a director of Magneticka, Inc. Mr.
Jessup also was a director of Logicon, Inc., a provider of advanced technology systems in support of national security, civil, and industrial needs, prior to its recent merger with Northrop-Grumman
Corporation, and was a director of Software
Technologies Corporation, a privately-held developer of software for the commercial and healthcare fields.

Indemnification; Insurance

Pursuant to the Merger Agreement, the Corporation
will indemnify and hold harmless each person who
is or was, prior to the Closing Date, an officer,
director or employee of the Corporation or any of
its subsidiaries (collectively, the Indemnified
Parties      and individually, an      Indemnified
Party) against all losses, liabilities, expenses, claims or damages in connection with any claim, suit, action proceeding or investigation based in whole or in part on the fact of such Indemnified
Party's position with the Corporation or its subsidiaries and arising out of acts or omissions occurring prior to and including the Closing Date to the fullest extent permitted by Missouri law for a period of not less than six years following the Closing Date; provided that, if any claim is asserted or made within such six-year period, all rights to indemnification in respect to such claim will continue until final disposition of such claim(s). The Corporation has agreed to pay an Indemnified Party's legal and other expenses incurred in connection with any matter occurring on or before the Closing Date, including the transactions contemplated by the Merger Agreement.

The Electronika Shareholders have agreed to cause the articles of incorporation and bylaws of the Corporation and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified
Parties to the fullest extent permitted under applicable law and consistent with the indemnification terms outlined in the paragraph above, and will not permit the amendment of such provisions in any manner adverse to the Indemnified Parties without their written consent for a period of six years from the effective date of the Merger Agreement.

The Corporation has agreed to maintain, for six years after the Closing Date, policies of directors' and officers' liability insurance, in amounts not less than 1997 coverage (provided that the Corporation may substitute policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Closing Date, to the extent such policies are available. However, if annual premiums for the Corporation's director and officer liability insurance exceed 150% of 1997 premiums (the
Maximum Premium), the Corporation will only be obligated to purchase such insurance coverages as may be purchased by a premium payment equal to the Maximum Premium. The Corporation intends to maintain directors and officers insurance coverage for all of its directors and officers after the Merger, in accordance with its current practices.

Accounting Treatment

The Merger will be recorded as a purchase of Electronika by the Corporation for accounting and financial reporting purposes.

Certain Federal Income Tax

The Merger should qualify as a tax-free
reorganization under Section 368(a)(2)(D) of the Internal Revenue Code. Neither the Corporation nor the Shareholders should be required to recognize income, gain or loss as a result of the Merger. However, neither the Corporation nor Electronika has requested a ruling from the Internal Revenue Service in connection with the Merger. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the tax consequences of the Merger, and any such changes or interpretations could be applied retroactively.

Interests of Certain Persons in the Merger

Pursuant to the Merger Agreement, following the consummation of the Merger, Peter B. Caloyeras will become the Chairman of the Board and Chief
Executive Officer of the Corporation and the Surviving Corporation. While the Corporation and
Mr. Caloyeras have not entered into an employment agreement, the Corporation has agreed that Mr.
Caloyeras will receive a salary of least $50,000 per year during the Escrow Period. Mr. Caloyeras will not devote his entire business time to the Corporation and the Surviving Corporation, but will continue to be involved with his other businesses and interests, including businesses that may market products that are competitive with the products manufactured by the Corporation.

Mr. Caloyeras is the father of the three
Electronika Shareholders and is the sole shareholder, sole director and president of PBC, Inc., a California corporation which is the sole general partner of Caloyeras Family Partnership
L.P., a California limited partnership (the Family
Partnership). The Electronika Shareholders are the sole limited partners of the Family
Partnership, and each Electronika Shareholder owns
33% of the outstanding partnership interests in the Family Partnership. PBC, Inc. owns the remaining 1% partnership interest in the Family
Partnership.  The Family Partnership and the
Electronika Shareholders currently own 207,900 shares of Common Stock, or approximately 7.4% of the outstanding shares of Common Stock of the Corporation.

Mr. Caloyeras is the Chairman of the Board of
Magnetika, Inc., a company engaged in the
manufacture, design and sale of precision magnetic
components, including transformers, inductors,
reactors and chokes.  Several of the components
manufactured and marketed by Magnetika, Inc. are
competitive with the products manufactured and
marketed by the Corporation.  A wholly-owned
subsidiary of Magnetika, Inc. also manufactures
all of Electronika's requirements of ballast
transformers, pursuant to the terms of a
Manufacturing Agreement which is described below
under      Information Regarding Electronika-
Description of Electronika's Business.       Each
of the Electronika Shareholders owns approximately
15% of the outstanding equity of Magnetika, Inc.

After giving effect to the Merger and the Voting
Trust, and after taking into account the number of shares of Common Stock currently owned, directly and indirectly, by the Electronika Shareholders, following the Merger the Electronika Shareholders and their affiliates will have the power to direct the voting of approximately 54.9% of the outstanding voting shares of the Corporation.

None of the Electronika Shareholders is expected to become an officer, director or employee of the Corporation or of the Surviving Corporation following the Merger.

     INFORMATION REGARDING ELECTRONIKA

Description of Electronika's Business.

Electronika's is engaged in two primary lines of business. First, Electronika distributes and sells ballast transformers that are used to activate and control the lights in commercial airplane cockpits. Electronika's ballast transformers are used in McDonnell Douglas aircraft, which are now manufactured by Boeing
Company, and in Fokker aircraft. Electronika's net revenues from the sale of these ballast transformers was approximately $672,000 for the year ended December 31, 1997, and approximately
$505,000 for the nine months ended September 30, 1998.

All of Electronika's requirements for the ballast transformers are manufactured by a wholly-owned subsidiary of Magnetika, Inc., a corporation in which each of the Electronika Shareholders owns approximately 15% of the outstanding equity.
Under the terms of the Manufacturing Agreement, Magnetika, Inc. provides all necessary material, labor, testing, packaging and related services required to complete the manufacture, delivery and sale of the ballast transformers, and Electronika is obligated to order all of its ballast transformer requirements exclusively from
Magnetika, Inc.. However, Electronika retains ownership of all of the designs, drawings, specifications and intellectual property rights associated with the ballast transformers. In exchange for the services provided to Electronika under the Manufacturing Agreement, Magnetika, Inc.
receives 40% of the net sales price of all ballast transformers sold by Electronika. The
Manufacturing Agreement continues in effect until August 1, 2001, and automatically renews for successive one-year periods thereafter. However, either party may terminate the Manufacturing
Agreement upon six months' prior written notice.

Electronika's ballast transformers are sold to both Boeing Company and to Fokker Aircraft for use in the manufacture of aircraft, as well as to numerous airline carriers for use as spare or replacement parts. During 1997, approximately 25% of Electronika's revenues were generated from sales to Boeing and Fokker Aircraft, and approximately 75% of its revenues were generated from sales to over 42 different carriers. During the first nine months of 1998, approximately 12.5% of Electronika's revenues were generated from sales to Boeing and Fokker Aircraft, and approximately 82.5% of its revenues were generated from sales to over 39 different carriers.

Electronika's other primary line of business is the custom design, manufacture and sale of precision magnetic components, consisting of transformers, inductors, reactors and chokes.
These products are sold by Electronika to original equipment manufactures, who, in turn, use them in products such as aircraft navigational equipment, conventional missile guidance systems and aircraft and naval radar and instrument systems. A substantial portion of the magnetic products sold by Electronika are used for military purposes.

All of Electronika's magnetic products are designed and manufactured to customer specifications at Electronika's leased facilities in Marlborough, Massachusetts. Electronika's net revenues from the sale of these products was approximately $1,118,000 for the year ended
December 31, 1997, and approximately $901,000 for the nine months ended September 30, 1998, with approximately 70% of these revenues generated from sales to the military.

The magnetic components portion of Electronika's business has historically been conducted by a related entity, Magnetika/East Limited, a
Massachusetts limited partnership(Mag East).  The
Electronika Shareholders, who are the sole limited partners of Mag East, own 98.5% of the outstanding partnership interests of Mag East, with PBC, Inc.
owning the remaining 1.5% interest as the sole general partner. Prior to the consummation of the Merger, the business and assets of Mag East will be transferred by the Electronika Shareholders to Electronika as a capital contribution without additional consideration. In addition, the Family
Partnership has historically leased certain equipment to Mag East, and all of such equipment has been transferred to Electronika as a capital contribution, again without additional consideration.

Electronika was incorporated under the laws of the
State of California in 1968.  Its executive
offices are located at 2041 W. 139th Street,
Gardena, California 90249, and its telephone
number is (310) 527-8100.  In September 1998,
Electronika changed its name from Caloyeras, Inc.
to Electronika, Inc. The term      Electronika
as used herein includes Electronika, Inc. and its predecessors (including Mag East), unless the context otherwise requires.

Market for Electronika Common Equity and Related
Stockholder Matters.

The common stock of Electronika is held by the three Electronika Shareholders and, accordingly, there is no public trading market for such common stock. As of the date hereof, there are 1,000 shares of common stock, without par value, of Electronika currently outstanding, with 333.33 shares of common stock owned by each of the Electronika Shareholders. In addition, the
Electronika Shareholders, who are the sole limited partners of Mag East, own 98.5% of the outstanding partnership interests of Mag East, with PBC, Inc.
owning the remaining 1.5% interest as the sole general partner.

The profits of Electronika, which is an S corporation, and Mag East, which is a limited partnership, are paid out to the Electronika
Shareholders either as salaries or distributions, depending on the amount of cash available and the needs of the Electronika Shareholders. These distributions can be made at any time, as determined by the Electronika Shareholders in their discretion. For information regarding the salaries paid to the Electronika Shareholders by Electronika and Mag East during the years ended
December 31, 1996 and 1997, and during the nine months ended September 30, 1998, see the Electronika Financial Statements attached to this proxy statement as Exhibit B. The following table sets forth the additional dividends or distributions paid by Electronika and Mag East, as the case may be, to the Electronika Shareholders for the periods indicated:

                  Year ended    Nine months ended
                 December 31,  September 30, 1998
               1996      1997

Electronika  $509,000   $180,000   $52,000
Mag East     $ 15,000   $303,000   $  -0-
Total        $524,000   $483,000   $52,000

Discussion and Analysis of Electronika's Financial
Condition and Results of Operations.

The following discussion of Electronika's financial condition, results of operations, liquidity and capital resources should be read in conjunction with the financial statements of Electronika attached hereto as Exhibit B.

General

Electronika has historically operated as two separate entities, with the ballast transformer portion of its business being conducted directly by Electronika and its magnetic components business being conducted by a related entity, Mag
East. The Electronika Shareholders, who are the sole limited partners of Mag East, own 98.5% of the outstanding partnership interests of Mag East, with PBC, Inc. owning the remaining 1.5% interest as the sole general partner. Prior to the consummation of the Merger, the business and assets of Mag East will be transferred by the Electronika Shareholders to Electronika as a capital contribution without additional consideration. In addition, the Family
Partnership has historically leased certain equipment to Mag East, and all of such equipment has been transferred to Electronika as a capital contribution, again without additional consideration. For purposes of the information provided below, the financial information of Electronika and Mag East have been combined as if they had operated as a single entity for all of the periods presented.

All of Electronika's requirements for the ballast transformers are manufactured by a wholly-owned subsidiary of Magnetika, Inc., a corporation in which each of the Electronika Shareholders owns approximately 15% of the outstanding equity.
Under the terms of the Manufacturing Agreement, Magnetika, Inc. provides all necessary material, labor, testing, packaging and related services required to complete the manufacture, delivery and sale of the ballast transformers. In exchange for the services provided to Electronika under the Manufacturing Agreement, Magnetika, Inc. receives
40% of the net sales price of all ballast transformers sold by Electronika.

Neither Electronika, as an S corporation, nor Mag
East, as a limited partnership, is required to pay federal income taxes, and each pays state income taxes at reduced rates. In addition, the profits of Electronika and Mag East are paid out to the Electronika Shareholders either as salaries or distributions, depending on the amount of cash available and the needs of the Electronika
Shareholders. These distributions can be made at any time, as determined by the Electronika
Shareholders in their discretion. As such, comparisons of officers salaries between periods is difficult and has been listed separately in the tables below.

Results of Operations

The following table sets forth, for the periods indicated, the percentage of net sales represented by certain items included in the statements of operations attached hereto as Exhibit B:

            Year      Three months  Nine months
            ended        ended         ended
           Dec. 31,     Sept. 30,     Sept. 30,

         1996   1997   1997  1998    1997  1998

Sales    100.0% 100.0% 100.0% 100.0% 100.0 %100.0%

Cost of
 sales    57.1   55.0   60.2   60.4   53.5   59.2

Gross
 profit   42.9   45.0   39.8   39.6   46.5   40.8
Selling
 exp.      1.4    1.1    1.3    1.1    0.9    0.7
General
 and
 admin
 exp.(1)   10.9   9.9    7.6   11.1    7.1    7.9
Officer
 salaries
 and
 related
 exp        7.3   25.0    -     -     -        -
Operating
 income    23.3   9.0   30.9   27.4   38.5   32.2
Other
 expenses
 (income)  (0.1)   -      -      -      -      -
Net
 income    23.4%   9.0%  30.9% 27.4% 38.5%  32.2%

(1)     Excludes officer salaries and related
expenses, including payroll taxes.

1997 Compared to 1996

Sales for 1997 increased by $416,000, or 30.2%, from 1996. This increase consisted of a $133,000, or 24.6%, increase in sales of ballast transformers by Electronika and a $283,000, or 33.9%, increase in sales of magnetic components by Mag East.

Cost of sales for 1997 increased by $200,000, or 25.5%, from 1996, with cost of sales for Electronika increasing by $53,000, or 24.6%, and cost of sales for Mag East increasing by $147,000, or 31.4%. The increase is attributable to the higher level of sales. As a percentage of sales, cost of sales remained relatively constant between the periods, with Mag East accounting for substantially all of the 2.0% reduction indicated.
The cost of sales for Electronika is fixed at 40% of sales pursuant to the terms of the manufacturing agreement between Electronika and
Magnetika.

Selling expenses for the 1996 and 1997 periods remained relatively constant despite the higher level of sales, with an increase of less than $1,000 in 1997. For each of the periods indicated, all of the selling expenses were incurred by Mag East, as all selling expenses with respect to Electronika's ballast transformer business are paid by Magnetika, Inc. pursuant to the terms of the manufacturing agreement.

General and administrative expenses, which exclude officer salaries and related expenses, increased by $27,000, or 18.0%, in 1997 as compared to 1996, with these expenses decreasing by $7,000, or 35.2%, for Electronika and increasing by $34,000, or 26.1%, for Mag East. As a percentage of sales, general and administrative expenses decreased by 0.9%, with Electronika's general and administrative expenses decreasing from 3.7% to 2.0% of net sales, and Mag East's general and administrative expenses decreasing from 15.6% to 14.7% of net sales. In each case, Electronika and Mag East were able to increase sales without material additions to personnel or facilities.

Officer salaries and related expenses for 1997 increased by $347,000, or 346%, from 1996, as the Electronika Stockholders elected to receive salaries in 1997. All of the salaries and related expenses were paid by Electronika. The
Electronika Stockholders will not be officers of the Surviving Corporation after the Merger and will not receive any salary from the Corporation or the Surviving Corporation following the Merger.

As a result of the payment of substantially higher officer salaries in 1997, net income for 1997 decreased by $161,000, or 49.8%, from 1996. For
1997, Electronika's net income decreased by $260,000, resulting in a loss of $57,000, which was only partially offset by an $100,000 increase in net income for Mag East.

As a result of the foregoing factors, operating income for 1997 decreased by $159,000, or 49,5%, from 1996, with Electronika increasing $101,000 and Mag East decreasing $260,000. As a percentage of sales, operating income decreased by 14.3%, with Electronika's operating incoming (loss) decreasing from
37.6% to (8.5%) of net sales, and Mag East's operating income increasing from 14.1% to 19.6% of net sales.

Three Months Ended September 30, 1998 Compared to
Three Months Ended September 30, 1997

Sales for the three months ended September 30, 1998 increased by $3,000, or less than 1%, over the comparable period of the prior year. Sales for Electronika for the 1998 quarter actually increased by $23,000, or 15.1%, over the 1997 quarter, but this increase was offset by a decrease of $20,000, or 6.9%, in sales made by Mag
East over the same period. Electronika attributes this decrease to a shift in the timing of orders.

Cost of sales for the three months ended September
30, 1998 remained relatively constant as a
percentage of sales as compared to the three
months ended September 30, 1997, and increased in
dollar amount by approximately $3,000.  While
Electronika's cost of sales is fixed at 40% of
sales pursuant to the terms of the Manufacturing
Agreement, Mag East's cost of sales increased as a
percentage of sales from 70.9% for the 1997
quarter to 73.7% for the 1998 quarter.   The
increase in cost of sales reflects Mag East's discovery of an error in the calculation of the amount of payroll taxes paid during the 1997 period, resulting in the payment of additional taxes and penalties in the current period. A portion of these taxes were attributable to production workers and, accordingly, were allocated to cost of sales.

Selling expenses for the 1998 quarter decreased by $1,000, or 15.6%, as compared to the 1997 quarter, as a result of the decrease in sales. All of the selling expenses were incurred by Mag East, as all selling expenses with respect to Electronika's ballast transformer business are paid by Magnetika, Inc. pursuant to the terms of the manufacturing agreement.

General and administrative expenses for the 1998 quarter increased by $16,000, or 47.0%, as compared to the 1997 quarter, with these expenses increasing by $12,000 for Electronika and $4,000 for Mag East. As a percentage of sales, general and administrative expenses increased from 7.6% of sales in the 1997 quarter to 11.1% of sales in the 1998 quarter, with Electronika showing an increase from 3.1% to 9.5% and Mag East showing an increase from 9.9% to 12.1%.

No salaries were paid to any of the officers of Electronika or Mag East during the three months ended September 30, 1998 or September 30, 1997.

As a result of the foregoing factors, operating income for the 1998 quarter decreased by $15,000, or 10.8%, as compared to the 1997 quarter, with operating income for Electronika increasing by $2,000, or 2.1%, and operating income for Mag East decreasing by $17,000, or 33.3%. As a percentage of sales, operating income for Electronika decreased from 56.9% for the 1997 quarter to 50.5%
for the 1998 quarter, and for Mag East from 17.1% in the 1997 quarter to 12.3% in the 1998 quarter.

Nine Months Ended September 30, 1998 Compare to
Nine Months Ended September 30, 1997

Sales for the nine months ended September 30, 1998 decreased by $10,000, or 0.7%, over the comparable period of the prior year, with Mag East accounting for $3,000 of this decrease.

Cost of sales for the nine months ended September
30, 1998 increased by $75,000, or 9.9%, as
compared to the nine months ended September 30, 1997, with cost of sales for Electronika decreasing slightly and cost of sales for Mag East increasing by $76,000, or 13.7%. The increase in cost of sales reflects Mag East's discovery of an error in the calculation of the amount of payroll taxes paid during the 1997 period, resulting in the payment of additional taxes and penalties in the current period. A portion of these taxes were attributable to production workers and, accordingly, were allocated to cost of sales.


Selling expenses for the 1998 period decreased by $2,000, or 15.8%, as compared to the 1997 period, as a result of the decrease in sales. All of the selling expenses were incurred by Mag East, as all selling expenses with respect to Electronika's ballast transformer business are paid by Magnetika, Inc. pursuant to the terms of the manufacturing agreement.

General and administrative expenses for the 1998 period increased by $10,000, or 9.5%, as compared to the 1997 quarter, with these expenses increasing by $14,000 for Electronika and decreasing by $4,000 for Mag East. As a percentage of sales, general and administrative expenses increased from 7.1% of sales in the 1997 period to 7.9% of sales in the 1998 period, with Electronika showing an increase from 2.6% to 5.4%, and Mag East showing a decrease from 9.7% to 9.3%.

No salaries were paid to any of the officers of Electronika or Mag East during the nine months ended September 30, 1998 or September 30, 1997.

As a result of the foregoing factors, operating income for the nine months ended September 30, 1998 decreased by $93,000, or 17.0%, as compared to the 1997 period, with operating income for Electronika decreasing by $16,000, or 5.5%, and operating income for Mag East decreasing by $77,000, or 30.0%. As a percentage of sales, operating income for Electronika decreased from 57.4% for the 1997 period to 54.6% for the 1998 period, and for Mag East from 28.0% in the 1997 period to 19.7% in the 1998 period.

Liquidity and Capital Resources

Electronika's working capital needs have historically been met from operating cash flow and cash on hand, and an occasional advance from affiliated entities. Electronika has no outstanding bank financing, and presently has no commitments beyond its working capital by which it could obtain additional funds for current operations. Electronika does not anticipate any material capital expenditures for the remainder of 1998. Electronika believes that its current working capital, coupled with internally generated funds, will be sufficient to support its working capital and capital expenditure requirements for the foreseeable future. Electronika is not aware of any material expenditures, significant balloon payments or other payments, demands or commitments, including off-balance sheet items, to be incurred beyond the next 12 months.

Financial Information.

Attached hereto as Exhibit B and incorporated herein by reference are the following combined financial statements of Electronika and
Mag East: (i) audited balance sheets as of December
31, 1996 and December 31, 1997; (ii) audited statements of operations for the years ended December 31, 1996 and December 31, 1997; (iii) audited statements of cash flows for the years ended
December 31, 1996 and December 31, 1997; (iv) unaudited balance sheet as of September 30, 1998;
(v) unaudited statements of operations for the three month and nine month periods ended September 30, 1997 and 1998; and (vi) unaudited statements of cash flows for the nine month periods ended September 30, 1998 and 1997. In the opinion of management of Electronika, the quarterly financial information presented for Electronika and Mag East includes all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for such companies as of such dates and for such periods. Results of operations for interim periods are not necessarily indicative of results for the full year. Also attached hereto as Exhibit B and incorporated herein by reference are the following pro forma financial statements of the Corporation: (i) consolidated balance sheet as of October 31, 1998, which assumes that the Merger occurred on that date; and (ii) consolidated statements of operations for the fiscal year ended April 30, 1998 and the fiscal quarter ended
October 31, 1998, which assume that the Merger occurred on May 1, 1997. In preparing the pro forma information, no adjustments have been made to operations for the impact of certain anticipated operational and administrative efficiencies. The pro forma consolidated financial information is not necessarily indicative of the results which actually would have occurred had the transactions been in effect on the dates and for the periods indicated or which may result in the future. In future statements,
Electronika will be consolidated only from the closing date of the acquisition.

     INFORMATION REGARDING THE CORPORATION

This Proxy Statement is accompanied by (i) the Annual Report to Shareholders for the fiscal year ended April 30, 1998 (the Annual Report) and (ii) the Corporation's quarterly report on Form 10-QSB, as filed with the Commission, for the fiscal quarter ended [October 31, 1998]. The Corporation's annual report on Form 10-KSB, together with all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1998, are incorporated herein by reference. In addition, the following Items of the Annual Report are incorporated herein by reference: Items 1, 5, 6 and 8; provided, however, that those portions of the Annual Report not specifically incorporated herein by reference shall not be deemed to be part of this Proxy
Statement.

                SPECIAL FACTORS

Risk Factors

In considering whether or not to approve this Proposal One, the Shareholders should carefully consider, among other things, the following risk factors. The order in which these factors are discussed is not intended to represent their relative significance.

Change in Control. Pursuant to the Merger and the Voting Trust, the Electronika Shareholders and their affiliates will hold, or have the right to direct the voting of, approximately 54.9% of the Common Stock of the Corporation. This represents a change in control of the affairs of the Corporation. Because the Electronika Shareholders will control the voting power of a majority of the outstanding shares of Common Stock of the Corporation, any attempt to change control by shareholders unaffiliated with the Electronika
Shareholders is unlikely to be successful.

Dilution.  As of February __, 1999 there were
2,811,590 shares of Common Stock of the
Corporation outstanding.  The issuance of Common
Stock pursuant to the Merger will dilute the Shareholders' percentage interest in the
Corporation by 39%, from 100% to 61%.

Superior Rights of Preferred Stock.  The holders
of Preferred Stock will have rights to
distributions of dividends, and rights upon a
dissolution or liquidation of the Corporation,
superior to that of holders of Common Stock.
These superior rights will require the Corporation
to pay annual dividends on the Preferred Stock,
plus any accrued and unpaid dividends thereon,
before any amount may be paid to holders of Common
Stock.  Also, these superior rights will require
the Corporation to redeem the Preferred Stock in
full, including any accrued and unpaid dividends
thereon, before any amounts may be paid to holders
of Common Stock upon a dissolution or liquidation
of the Corporation.  See the section below
entitled      The Articles Amendment      for a
full description of the rights, preferences and designations of the Preferred Stock.

Composition of Board of Directors.  The business
and affairs of the Corporation are directed by its
Board of Directors.  After the Merger, the Board
of Directors will appoint two representatives of
the Electronika Shareholders to the Board.
Pursuant to the Merger Agreement, the Electronika
Shareholders have agreed not to remove any of the
Directors prior to the Corporation's 1999 annual
meeting of shareholders.  Thereafter, although two
members of the Board must be independent directors
pursuant to the rules and regulations of the
America Stock Exchange, the Electronika
Shareholders will have the power to elect a
majority of the Board of Directors.  Accordingly,
they will have the ability to control the business
and affairs of the Corporation, subject to the
restrictions contained in the Merger Agreement and
the Voting Trust that will be in effect during the
Escrow Period, as described above under
Control: Certain Restricted Actions.     .

Dependence on Key Management.  The Corporation is
dependent upon its key officers for the management
of its business.  Pursuant to the Merger
Agreement, Peter Caloyeras will be appointed as
the Chairman of the Board and Chief Executive
Officer of the Corporation.  See the section above
entitled      Summary of the Merger -- Electronika
Directors      for a description of the business
experience of Peter Caloyeras. The Corporation and Mr. Caloyeras have not entered into an employment agreement with respect to his services to the Corporation and the Surviving Corporation.
In addition, Mr. Caloyeras will not be devoting his full business time to the Corporation and the Surviving Corporation, as he will continue to be involved in the pursuit of his other business interests, including business interests that may be competitive with the business of the Corporation.

Uncertainty Regarding Business Combination.  The
Corporation and Electronika entered into the Merger Agreement expecting that the Merger will result in enhanced operations, cost savings and synergies for the two companies. However, there can be no assurance that such enhanced operations, cost savings or synergies will be realized.
Integrating the operations and management of the Corporation and Electronika will be a complex process, and there can be no assurance that this integration will be completed rapidly or will result in the achievement of all of the anticipated synergies and other benefits expected to be realized from the Merger. Moreover, the integration of the Corporation and Electronika will require significant management attention, which may temporarily distract management from its usual focus on the daily operations of the combined company.

The Corporation and Electronika estimate that, as a result of the Merger, the combined company will incur consolidation and integration expenses of approximately $25,000. In addition, it is expected that the Corporation and Electronika will incur merger-related expenses of approximately
$158,000, consisting of investment banking, legal and accounting fees and financial and other related charges. The combined company expects to account for the above-referenced expenses in fiscal years 1999 and 2000. The amount of these charges is a preliminary estimate and is subject to change. Additional unanticipated expenses may be incurred in connection with the integration of the businesses of the Corporation and Electronika.

Going Concern.  The Report of the Independent
Certified Public Accountants of the Corporation, dated as of June 19, 1998, noted that the Corporation has sustained losses in 1998 and 1997 and its ability to obtain adequate financing is uncertain. Because of these factors, the accountants stated that there are substantial doubts about the Corporation's ability to continue as a going concern.



Background of the Merger

From September 1994 to October 1996 Peter
Caloyeras, either directly or through the Family
Partnership, acquired beneficial ownership of
6.81% of the Common Stock for investment purposes.
In February 1998, after the Corporation's
agreement to form a strategic alliance with
Brockson Investment Company was terminated, Mr.
Caloyeras contacted Dale H. Sizemore, Jr., the
Chief Executive Officer of the Corporation, to
inquire regarding the Corporation's future plans.
In March 1998, Mr. Caloyeras visited the
Corporation's headquarters, and met with various
officers and directors of the Corporation.  From
March 1998 through June 1998, the Corporation and
Mr. Caloyeras held preliminary discussions
regarding a potential strategic alliance between
the Corporation and Electronika.  Also during this
time period, the Corporation conducted internal
deliberations regarding the future of the
Corporation.  From June 1998 through July 1998,
the parties negotiated the terms of a letter of
intent for the Merger.  The letter of intent was
executed on July 27, 1998.  From July 27, 1998 to
November 12, 1998, the parties negotiated the
terms of the Merger Agreement.  The Merger
Agreement was approved by the Board of Directors
of the Corporation on November 16, 1998 and was
executed by the parties on November 24, 1998.  See
the section below entitled      Board Approval and
Recommendation.

Reasons for the Merger

The Merger is designed to accomplish several objectives of the Corporation, including the following:

   (1) The Merger will bring to the Corporation an experienced senior executive, Peter Caloyeras, who has a proven, successful track record in the Corporation's industry, and who is expected to build a strong management team to operate the Corporation.

   (2) The Merger is expected to bring operating profits to the Corporation, through the future earnings of Electronika.

   (3) The Merger is expected to bring operating efficiencies to the Corporation by reducing costs and utilizing both companies' existing production capacity more efficiently.

   (4)  The Merger is expected to provide the
Corporation with a solid financial and managerial base on which to make future acquisitions in the Corporation's industry.

   (5)  The Merger is expected to increase the
capital and earnings of the Corporation to a sufficient level to maintain its listing on the American Stock Exchange.

Board Approval and Recommendation

On November 12, 1998, the Board of Directors, all members being present, unanimously (i) determined that the Merger and the transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, (ii) approved the form and terms of the Merger Agreement and the other documents required thereunder, and
(iii)
approved the other transactions contemplated by the Merger Agreement. In reaching its determination, the Board consulted the
Corporation's management and legal counsel and considered a number of factors, including the following:

   (1)  the Corporation's financial condition,
results of operations and business prospects;

   (2) Electronika's financial condition, results of operations and business prospects;

   (3)  Peter Caloyeras' perceived ability to
effectively direct the growth of the Corporation;

   (4)  the fairness opinion, as described below;

   (5)  current industry, economic and market
conditions;

   (6)  the likelihood that the Merger could be
consummated;

   (7) the structure of the transaction and the terms of the Merger Agreement; and

   (8)  the compatibility of the corporate
cultures and operating philosophies of the Corporation and Electronika.

THE BOARD OF DIRECTORS BELIEVES THAT THE
CONSUMMATION OF THE MERGER IS IN THE BEST
INTERESTS OF THE CORPORATION AND THE SHAREHOLDERS,
AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR APPROVAL OF THE SHARE ISSUANCE AND THE
ARTICLES AMENDMENT AT THE ANNUAL MEETING.

The Board of Directors believes that the Merger represents an attractive strategic fit between two companies with similar business strategies, as well as complementary operations and geographic presences. The Board of Directors believes that the combined company will have greater financial strength, operational efficiencies, earning power and growth potential than either the Corporation or Electronika would have on its own. In this regard, the Board of Directors reviewed a number of potential benefits of the Merger which it believed would contribute to the success of the combined company, and thus inure to the benefit of the Shareholders, including the following:

Synergies of the Combined Company.  The Board of
Directors believes that the Merger will produce a number of important synergies, including (i) reduced product costs as a result of greater purchasing volume; (ii) reduced costs of production as a percentage of revenues as a result of the consolidation of duplicate manufacturing facilities and equipment; (iii) reduced distribution costs as a percentage of revenues resulting from the combination of distribution networks; and (iv) reduced general and administrative expenses as a result of the opportunity to leverage certain financial and administrative functions over a larger operation and the elimination of duplicate costs.

Combination of the Most Favorable Attributes of the Companies. The combined company will be able to take advantage of the best personnel and best operating systems and practices currently employed by the Corporation and Electronika.

Fairness Opinion

The Corporation engaged Stern Brothers Valuation
Advisors(Stern Brothers) to render its opinion with respect to the fairness, from a financial point of view, to the shareholders of the Corporation of the transactions contemplated by the Merger Agreement (the Opinion).

In a letter to the Corporation dated November 12, 1998, Stern Brothers expressed its opinion that, based upon and subject to certain matters as stated in its Opinion, other matters it considers relevant and its general knowledge of such matters as investment bankers, the transactions contemplated by the Merger Agreement are fair, from a financial point of view, to the shareholders of the Corporation as of November 12, 1998. As a condition to the Corporation's obligation to consummate the Merger, the Corporation will require Stern Brothers to confirm in writing that the fairness opinion continues to be valid as of the Effective Time.

Stern Brothers is a national business valuation and financial advisory firm engaged in, among other things, corporate finance, business valuation, financial advisory and litigation support services for a wide variety of public and private businesses throughout the United States, representing virtually every industry. Since
1985, it has performed over 1,200 valuation assignments. Stern Brothers was selected for this assignment based upon its valuation services provided to the Corporation on a previous transaction for which it received a fee of approximately $20,000.

In the course of Stern Brothers' analysis for purposes of rendering the Opinion, Stern Brothers
(i) visited the Corporation's headquarters and manufacturing facility; (ii) interviewed key management regarding the background, operations, financial performance and prospects of the Corporation and Electronika; (iii) reviewed and considered the following information: (a) annual reports of the Corporation for the periods ended
April 30, 1991 through April 30, 1998; (b) Form
10-Q reports of the Corporation for the quarters ended October 31, 1997, January 31, 1998 and July
31, 1998; (c) federal and state income tax returns filed by the Corporation for fiscal year 1997; (d) four year income statement forecast prepared by the Corporation for fiscal years 1999 through 2002; (e) Board of Directors minutes from April
21, 1997 through August 10, 1998; (f) the
Corporation's proxy statement dated August 15, 1997; (g) the Articles of Incorporation and
Bylaws, as amended, of the Corporation and its subsidiaries; (h) Certificate of Merger of Torotel
Magnetics into OPT Industries, Inc.; (i) second edition brochure of the Corporation's products;
(j) various newspaper articles and other published information regarding the Corporation; (k) the Corporation's product brochure of
Inductors/Transformers; and (l) a draft of the Merger Agreement dated October 1998; (iv) reviewed and considered the following additional information: (a) draft of financial statements and accountants' review report for Magnetika/East
Ltd as of December 31, 1997; (b) draft of financial statements and accountants' review report for Caloyeras, Inc. d/b/a Electronika as of December 31, 1997; (c) tax returns for Caloyeras,
Inc. from 1994 through 1997; (d) tax returns for Magnetika-East Limited Partnership from 1992 through 1997; (e) management-prepared financial statements for Magnetika/East Ltd as of December
31, 1996, December 31, 1997, June 30, 1997 and
June 30, 1998; (f) management-prepared financial statements for Caloyeras, Inc. as of December 29, 1996, December 31, 1997, June 30, 1997 and June
30, 1998; (g) Articles of Incorporation and Bylaws of Caloyeras, Inc. (a California corporation); (h)
Agreement and Certificate of Limited Partnership for Magnetika-East Limited Partnership (a
Massachusetts limited partnership); (i)
Manufacturing Agreement dated August 1, 1998 between Caloyeras, Inc. d/b/a Electronika and Ferrodyne Corporation d/b/a Magnetika West, Inc.;
(j) Statement of Corporate Objectives of the
Corporation, its subsidiaries and affiliates; (k) board actions by unanimous written consent for Caloyeras, Inc.; (l) resume of Peter B. Caloyeras;
(m) annual reports, interim reports, Forms 10-K, Forms 10-Q and other published information on publicly traded companies as nearly comparable to the Corporation as Stern Brothers could find; and
(n) publications by Standard & Poor's and
Bloomberg Financial Services, The Value Line
Investment Survey, the Federal Reserve Bulletin, the Wall Street Journal, Directory of Companies
Required to File Annual Reports with the
Securities and Exchange Commission, Stock Bonds,
Bills and Inflation 1997 Yearbook by Ibbotson
Associates and Mergerstat Review 1997 by Houlihan
Lokey Howard & Zukin; (v) interviews with the
Corporation's and Electronika's accountant and attorney; (vi) conducted an analysis of the value of the Corporation and Electronika using several market comparison methods and a discounted cash flow approach; and (vii) conducted such other studies, analyses, inquiries and investigations as Stern Brothers deemed appropriate. The foregoing is only a summary of the information reviewed and factors considered by Stern Brothers which have influenced their Opinion and does not recite in detail all of such information and factors that they have taken into consideration in connection with the Opinion.

In rendering the Opinion, the Corporation and its representatives warranted to Stern Brothers that the information they provided was complete and accurate to the best of their knowledge and that the financial statement information reflects the Corporation's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted.
Stern Brothers has assumed no responsibility for independent verification of information and financial forecasts supplied by the Corporation and its representatives (and Stern Brothers expresses no opinion on that information). Stern
Brothers has not obtained any independent appraisal of the assets of the Corporation or Electronika, nor have they attempted to verify the information furnished to Stern Brothers by the Corporation or Electronika. Stern Brothers used public information and industry and statistical data from sources which they deem to be reliable;
however, they make no representation as to the accuracy or completeness of such information and have accepted such information without further verification. Stern Brothers was not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving the Corporation or any of its assets, nor did they have any discussion or negotiation with any parties, other than the Corporation, in connection with the issuance of the Corporation's shares. The Opinion is valid only for the purposes and standard of value specified therein. The Opinion assumes that the Corporation will continue to operate as a going concern, and that the character of the present business will remain intact. The Opinion contemplates facts and conditions existing as of the opinion date. Events, conditions and circumstances occurring after that date have not been considered, and Stern Brothers has no obligation to update their opinion for such events and conditions.

THE FULL TEXT OF THE OPINION AS OF NOVEMBER 12,
1998, WHICH SETS FORTH THE DESCRIPTION OF THE
ASSIGNMENT, THE SCOPE OF THE WORK, THE ASSUMPTIONS
AND LIMITING CONDITIONS, THE CERTIFICATIONS AND
THE CONCLUSION, IS ATTACHED HERETO AS EXHIBIT C
AND IS INCORPORATED HEREIN BY REFERENCE.  THE
STOCKHOLDERS OF THE CORPORATION ARE URGED TO READ
THE OPINION, TOGETHER WITH THE ASSUMPTIONS AND
LIMITING CONDITIONS SET FORTH THEREIN, IN ITS
ENTIRETY.  THE OPINION, AS EXPRESSED HEREIN AND
THEREIN, IN ANY EVENT, IS LIMITED TO THE FAIRNESS
OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER
AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE
STOCKHOLDERS OF THE CORPORATION AND DOES NOT
CONSTITUTE A RECOMMENDATION TO ANY SUCH
STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VIEW
THE MERGER.  THE SUMMARY OF THE OPINION SET FORTH
IN THIS TRANSACTION STATEMENT IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH
OPINION ATTACHED HERETO AS EXHIBIT C.

The following is a summary of certain of the financial analyses used by Stern Brothers in connection with providing its Opinion.

Market Comparison Approach

Stern Brothers analyzed and compared certain financial information relating to the Corporation with publicly-available financial and operating information of the following seven publicly traded companies engaged in the Corporation's industry
(collectively, the Selected Companies):  Adflex
Solutions, Inc.; Ault, Inc.; Bel Fuse; Espey Mfg.
& Electronics Corp.; Jetronic, Inc.; Pico
Products, Inc.; and Robinson Nugent, Inc. None of the Selected Companies used in Stern Brothers' analysis is identical to the Corporation. Stern
Brothers' analysis involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the Selected Companies and other factors regarding the trading values of the Selected
Companies.

In conducting its analyses, Stern Brothers reviewed and considered a variety of multiples and ratios. In particular, Stern Brothers computed the following multiples of the stock price of each of the Selected Companies, the Corporation and Electronika (the Stock Price Multiples): (i) the last twelve months(LTM) earnings per share(EPS) from continuing operations; (ii) LTM EPS; (iii)
LTM operating income per share; (iv) LTM earnings before interest, taxes, depreciation and amortization(EBITDA) per share; (v) invested capital as a percentage of earnings before interest and taxes(EBIT) per share; (vi) invested capital as a percentage of sales per share; and
(vii) invested capital as a percentage of EBITDA per share. Stern Brothers compared the average and median Stock Price Multiples of the Selected
Companies with the Stock Price Multiples of
Electronika.  In conducting its analyses, Stern
Brothers assumed the total value of Electronika to be equal to $3,850,000, which is the aggregate value of (A) the Preferred Stock being issued to the Electronika Shareholders in the Merger
($2,500,000) plus (B) the value of the Common
Stock being issued to the Electronika Shareholders in the Merger (1,800,000 shares valued at $.75 per share, the value of the Common Stock on the date that the Merger was announced to the public, which equals $1,350,000). Stern Brothers also considered Electronika's LTM EBIT as a percentage of sales, and Electronika's historical growth in net income from continuing operations, EBITDA, EBIT and sales, each as compared to the Selected
Companies. Stern Brothers determined that the cumulative results of the market comparison approach indicated that the transactions contemplated by the Merger Agreement are fair, from a financial point of view, to the shareholders of the Corporation.

Discounted Future Returns Approach

Stern Brothers performed a discounted cash flow analysis of the projected future returns of the Corporation and Electronika to calculate the present value per share of the Corporation's
Common Stock using (i) a discount rate of 25%,
(ii) the financial projections prepared by management of the Corporation for the duration of the Escrow Period (which projected net income for the Corporation of $59,000 for the fourth fiscal quarter of 1999, $450,000 for fiscal year 2000, $800,000 for fiscal year 2001 and $1,250,000 for fiscal year 2002), and (iii) a terminal value of the Corporation and Electronika as of April 31, 2002 of $14,375,000 (calculated by multiplying the projected cash flows in fiscal year 2002
($1,250,000) by 1.00 plus the projected long-term growth rate of 15% and dividing that result by the discount rate minus the long-term growth rate).
The results of this discounted cash flow approach indicated a present value for the Corporation's
Common Stock of $1.80 per share (assuming
4,700,000 shares outstanding). Comparing this result to the value of the Common Stock prior to the public announcement of the Merger, Stern
Brothers determined that the cumulative results of the discounted future returns approach indicated that the transactions contemplated by the Merger
Agreement are fair, from a financial point of view, to the shareholders of the Corporation.

General

The summary of the Opinion set forth above does not purport to be a complete description of the analyses performed, or the matters considered, by Stern Brothers in rendering the Opinion. Stern
Brothers believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of such analyses, without considering all of the analyses, or of the above summary, would create an incomplete view of the processes underlying the analyses set forth in the Opinion. The fact that any specific analyses has been referred to in the summary above is not meant to indicate that such analysis was given greater weight by Stern
Brothers than any of the other analyses.

The preparation of the Opinion is not necessarily susceptible to partial analyses or summary. In rendering the Opinion, Stern Brothers applied its judgment to a variety of complex analyses and assumptions. Stern Brothers may have given various analyses more or less wight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The assumptions made, and the judgments applied, by Stern Brothers in rendering the Opinion are not readily susceptible to description beyond that set forth in the written text of the Opinion itself.

In performing its analyses, Stern Brothers made numerous assumptions with respect to industry performance and general business and economic considerations, which are beyond the control of the Corporation. The analyses performed by Stern
Brothers are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

The terms of engagement of Stern Brothers by the Corporation are set forth in a letter agreement between Stern Brothers and the Corporation (the
Engagement Letter). Pursuant to the terms of the Engagement Letter, as compensation for rendering its Opinion to the Corporation, the Corporation agreed to pay Stern Brothers at the rate of $150 per hour, plus out-of-pocket expenses. The
Corporation currently anticipates that the aggregate amount to be charged by Stern Brothers for fees and costs will be approximately $25,000.
In addition, the Corporation has agreed to indemnify Stern Brothers against certain liabilities and expenses in connection with the engagement of Stern Brothers. The Opinion is subject to the understanding that the obligations of Stern Brothers in the Opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Stern Brothers shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of the Corporation or its affiliates. No material ongoing relationship between the Corporation and Stern Brothers or its affiliates or representatives is contemplated.

Reasons for Submitting the Transaction to a Shareholder Vote

Section 6.1 of the Merger Agreement requires the Corporation to convene a meeting of the Shareholders for the purpose of approving the transactions contemplated by the Merger Agreement.
In addition, (i) the rules and regulations of the American Stock Exchange require that the Share
Issuance be approved by the Shareholders and (ii)
Missouri law requires that the Articles Amendment be approved by the Shareholders. If the Shareholders do not approve Proposal One, the Merger Agreement will automatically terminate and the Merger will not be consummated.

THE SHARE ISSUANCE

Pursuant to the Merger Agreement, the Corporation
will issue 1,800,000 shares of Common Stock to the
Electronika Shareholders (the Electronika Shares)
in the Merger.  The Electronika Shares issued in
connection with the Merger will have the same
rights, preferences and privileges as the shares
of Common Stock currently outstanding.  Holders of
the Electronika Shares will have no preemptive
rights to acquire additional Common Stock of the
Corporation.  For a description of the Merger, the
merger consideration, restrictions on the ability
of the Electronika Shareholders to transfer the
Electronika Shares, the fairness opinion received
by the Corporation in connection with the Merger
and the reasons for the Merger, see the above
sections entitled      Summary of the Merger
and      Special Factors.

As of the record date of the Meeting, there were [2,811,590] shares of Common Stock of the Corporation outstanding, including 207,900 shares owned, directly or indirectly, by the Electronika
Shareholders.  The issuance of the Electronika
Shares in the Merger will dilute the Shareholders' percentage interest in the Corporation by 39%, from 100% to 61%, and will result in the Electronika Shareholders owning an aggregate of 2,070,900 shares of the Corporation's Common
Stock. These shares, together with the 525,165 shares of Common Stock over which Peter Caloyeras will have voting control under the Voting Trust, will result in the Electronika Shareholders and their affiliates holding approximately 54.9% of the outstanding voting power of the Corporation.
See Summary of the Merger-Voting Trust and
Control; Certain Restricted Actions.


           THE ARTICLES AMENDMENT

In connection with the Merger, the Corporation will issue 2,500,000 shares (the Preferred
Shares) of a new Class A $1.00 Preferred Stock of the Corporation (the Preferred Stock) to the
Electronika Shareholders.  Holders of the
Preferred Shares will have no preemptive rights to acquire additional Common Stock or Preferred Stock of the Corporation. For a description of the Merger, the merger consideration, restrictions on the ability of the Electronika Shareholders to transfer the Preferred Stock, the fairness opinion received by the Corporation in connection with the Merger and the reasons for the Merger, see the above sections entitled Summary of the Merger and Special Factors.

Text of Amendment to the Corporation's Articles of Incorporation

Article III of the Corporation's Articles of
Incorporation will be deleted in its entirety and amended to read as follows:



                 Article III

(a The aggregate number of shares which the Corporation shall be authorized to issue shall be Eight Million Five Hundred Thousand (8,500,000) shares of capital stock, par value $.50 per share, consisting of Six Million (6,000,000) shares of common stock (the Common Stock) and Two Million
Five Hundred Thousand (2,500,000) shares of Class
A $1.00 Preferred Stock (the Preferred Stock). No holder of shares of Common Stock or Preferred
Stock shall have any preemptive right to acquire additional shares of the Corporation's capital stock. The Common Stock shall have no preferences, qualifications, limitations, restrictions or special rights of any character whatsoever in respect thereof.

(b  The following is a statement of the
designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of the Preferred Stock:

   (i     Accumulation and Payment of Dividends.
The holders of outstanding shares of Preferred
Stock shall be entitled, in preference to the holders of Common Stock, to receive, out of any funds legally available therefor, cumulative mandatory dividends on each share of Preferred
Stock payable in cash at the rate per annum of $0.05 per share (the Preferred Dividends);
provided, that Preferred Dividends need not be paid in cash if and to the extent that such payment is prohibited by law or under the terms of one or more agreements or instruments evidencing indebtedness for money borrowed of the Corporation at the time such payment would otherwise be due, in which case such Preferred Dividends shall accumulate as provided herein. Preferred
Dividends shall accumulate commencing as of the date of issuance of the Preferred Stock, will be payable annually within forty-five (45) days of the Corporation's fiscal year end and will be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Preferred Dividends not paid or paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Preferred Stock, including fractions, shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The amount of accumulated dividends on any share of Preferred Stock, or fraction thereof, at any date, shall be the amount of any dividends payable thereon to and including such date, whether or not declared, which have not been paid in cash, with additional dividends accumulating on any such accumulated but unpaid dividends (including without limitation, dividends which remain unpaid as a result of a prohibition against payment in any agreement for money borrowed) until paid. The Preferred Dividends shall be cumulative, so that if any Preferred
Dividend shall not have been paid when due, the deficiency shall be fully paid or declared and set apart for all outstanding shares of Preferred
Stock before the Corporation pays any dividend on or redeems or makes any other distribution on its Common Stock. The Preferred Dividends for any calendar year on any share of Preferred Stock which is not outstanding on every day of the year shall be prorated based on the number of days such share was outstanding during the year. All numbers relating to the calculation of dividends pursuant hereto shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock. Other than as provided herein, holders of Preferred Stock shall have no other right to receive dividends of the Corporation.

   (ii Redemption. The Preferred Stock shall be redeemable as follows:

        a)     The Corporation may redeem
Preferred Stock at any time, at its sole option, in whole or in part, out of funds legally available therefor, at a per share redemption price payable in cash equal to the sum of (x) One
Dollar and Ten Cents ($1.10) per share of Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Preferred Stock) plus (y) all accumulated, accrued and unpaid dividends thereon, whether or not declared, in cash to the date of redemption (the Total Per Share Preference
Amount).

        b)     Any redemption of Preferred Stock
shall be accomplished out of funds legally available for such purpose, subject to such limitations as may be imposed under any agreement or instrument evidencing indebtedness for money borrowed of the Corporation at the time of such redemption, and shall otherwise be accomplished in accordance with all applicable laws.

        c)     If fewer than all of the Preferred
Stock at the time issued and outstanding are to be redeemed, the shares shall be redeemed from the holders of Preferred Stock pro rata based on their respective holdings of such shares.

       d)     Notice of any redemption of
Preferred Stock (a      Redemption Notice) shall
be mailed at least ten (10) but not more than sixty (60) calendar days prior to the date fixed for redemption to each holder of Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate any redemption of Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Preferred Stock to be redeemed, which shall not be less than ten (10) nor more than thirty (30) calendar days prior to the date fixed for such redemption. The
Redemption Notice shall include the date fixed for redemption, the Total Per Share Preference Amount to be paid and the place at which the preferred stockholders may obtain payment of the Total Per
Share Preference Amount upon surrender of their share certificates.

        e)     On or after the redemption date
specified in any Redemption Notice, each holder of shares of Preferred Stock called to be redeemed shall surrender the certificate or certificates evidencing such shares to the Corporation and shall then be entitled to receive payment of the redemption price for each such share. If fewer than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

        f)     If funds are available on the date
fixed in the Redemption Notice, then, whether or not the share certificates are surrendered for payment of the Total Per Share Preference Amount, on such date the holders of Preferred Stock to be redeemed on such redemption date shall cease to be stockholders with respect to such shares, such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares except the right to receive payment of the redemption price upon delivery to the Corporation of (x) the certificates representing such shares of Preferred
Stock, or fractions thereof, and (y) appropriate endorsements and transfer documents sufficient to transfer such shares of Preferred Stock, or fractions thereof, to the Corporation free of any adverse interest or lien. The Board of Directors shall cause the transfer books of the Corporation to be closed as to shares to be redeemed pursuant hereto. The Corporation shall return to the status of unauthorized and undesignated shares each share of Preferred Stock which it shall redeem or for any other reason acquire.

        g)     The Corporation shall redeem all of
the outstanding shares of Preferred Stock from funds lawfully available therefor twenty-one (21) days after the consummation of any of the following events: (x) a reorganization, merger or consolidation with one or more other corporations as a result of which the Corporation is not the surviving corporation or the Corporation survives as a subsidiary (at least majority owned) of another corporation, or (y) the sale of all or substantially all of the assets and property of the Corporation to another person or entity.

   (iii  Liquidation, Dissolution or Winding Up.
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Preferred Stock, including any fractional shares, shall have received per share in cash the Total Per Share Preference
Amount (the Liquidation Preference). If, upon such liquidation, dissolution or winding up, the assets thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amount set forth herein, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Preferred Stock. After payment in full of the Liquidation Preference to holders of all shares of Preferred Stock, including any fractional shares, the Preferred Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

   (iv Voting Rights. Except as otherwise required by law, the holders of shares of Preferred Stock shall have no voting rights.
Notwithstanding the foregoing, without the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a class, the Corporation shall not:

       a)     amend or repeal any provision of or
add any provision to the Corporation's Articles of Incorporation, or in any other manner modify any class of capital stock, if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock so as to affect adversely the Preferred Stock; or

       b)     except as provided elsewhere herein,
authorize or issue any additional shares of Preferred Stock or reissue any shares of Preferred
Stock that have been reacquired by the
Corporation, by purchase, redemption or otherwise;
or

       c)     authorize or create shares of any
class of capital stock having equal priority with the Preferred Stock or any preference or priority over the Preferred Stock as to dividends or distribution of assets on liquidation, dissolution or winding up.

   (v  Fractional Shares; Uncertificated Shares.
The Corporation may issue fractional shares of Preferred Stock. The holders of fractional shares shall be entitled to all rights as preferred stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Preferred Stock, or fractions thereof, may, but need not, be represented by share certificates.
Shares of Preferred Stock, or fractions thereof, not represented by share certificates(Uncertificated Shares) shall be registered in the stock record book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of Preferred Stock share certificates to represent
Uncertificated Shares previously issued (or deemed issued) to such holder.

(c     The Board of Directors is authorized in its
discretion to determine, fix and approve the consideration other than cash for shares which may be issued, and to determine the fair value to the Corporation of such consideration.

Rights of Holders of Preferred Shares

For a description of the dividend, voting, liquidation, redemption and other material rights of the holders of Preferred Shares, see the above text of the amendment to the Corporation's
Articles of Incorporation.

General Effect Upon the Rights of Existing
Shareholders

The issuance of the Preferred Shares will have no effect on the voting control of the Corporation because the Preferred Stock has no voting rights
(except in the limited circumstances discussed above). However, the holders of Preferred Stock will have rights to distributions of dividends, and rights upon a dissolution or liquidation of the Corporation, superior to that of holders of Common Stock. These superior rights will require the Corporation to pay annual dividends on the Preferred Stock, plus any accrued and unpaid dividends thereon, before any amount may be paid to holders of Common Stock, regardless of whether the Corporation has any earnings during the year and regardless of whether any dividends are declared with respect to the Preferred Stock or the Common Stock. To the extent the Corporation is prohibited from paying these annual dividends, either by law or under the terms of any of its financing agreements, these unpaid dividends will accrue and will be payable as soon as permitted.
Also, these superior rights will require the Corporation to redeem the Preferred Stock in full, and pay in full any accrued and unpaid dividends thereon, before any amounts may be paid to holders of Common Stock upon a dissolution or liquidation of the Corporation. The Corporation also will be required to redeem the Preferred Shares, and pay in full any accrued but unpaid dividends thereon, upon a reorganization, merger or consolidation with one or more other corporations as a result of which the Corporation is not the surviving corporation or survives as a subsidiary of another corporation, or upon the sale of all or substantially all of the assets of the Corporation.

     REQUIRED VOTE; BOARD RECOMMENDATION

A vote of a majority of all outstanding shares of the Common Stock of the Corporation, whether or not present in person or by proxy and voting at the Meeting, is necessary for the approval of the above-described Share Issuance and Articles
Amendment.  THE BOARD OF DIRECTORS RECOMMENDS THAT
THE SHAREHOLDERS APPROVE THIS PROPOSAL ONE.




































              PROPOSAL TWO
     ELECTION OF THE BOARD OF DIRECTORS

At the Meeting, five individuals will be nominated
for
election as members of the Board of Directors, to
serve until the next annual meeting of shareholders,
and until their successors have been elected.  The
Corporation's Articles of Incorporation authorize
seven directors.  After consummation of the Merger,
the Board of Directors will appoint two persons
selected by the Electronika Shareholders to the two
open director positions, as described in the section
above entitled Proposal One -- summary of the Merger
-
- Electronika Directors.

The five nominees to be elected at the Meeting, each a present member of the Board of Directors, are as follows: Ronald L. Benjamin, Christian T.
Hughes, Dr. Thomas L. Lyon, Jr., Dale H. Sizemore,
Jr., and Richard A. Sizemore.

Biographical Information

Biographical summaries concerning the five nominees, the Corporation's executive officers and significant employees, and information with respect to the number of shares of Common Stock beneficially owned by each of them as of February __
1999, are shown below. The number of shares beneficially owned includes shares, if any, held in the name of the spouse, minor children, or other relative of the individual living in his or her home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote such shares or use of the income from such shares, or whereby the individual can vest or revest title in himself or herself immediately or at some future time. Dale H. Sizemore, Jr., both a Director and an executive officer, and Richard A.
Sizemore, a Director, are brothers.


Biographical Summaries       Shares of
of Nominees, Executive     Common Stock
Officers, and Significant    Owned at     Percent
Employees                  Feb. __, 1999  of class

Dale H. Sizemore, Jr.,       379,509       13.5%
age 46, Chairman of
the Board and Chief
Executive Officer
of the Corporation
13402 South 71 Highway
Grandview, MO  64030

Mr. Sizemore became a Director of the Corporation in 1984. He has served as Chairman since 1995, and served as President from 1995 to 1996. Mr.
Sizemore was President of Kansas Communications,
Inc., located in Lenexa, Kansas, from 1983 to 1995, and was Chairman of the Board and Treasurer from 1995 to 1998. Mr. Sizemore is currently self employed.

Christian T. Hughes,
age 49, Director           -0-             0.0%
Director, President
and Chief Operating
Officer of the Corp
13402 South 71 Highway
Grandview, MO  64030

Mr. Hughes became a Director of the Corporation in 1995. He became President and Chief Operating
Officer in 1996.  He became President of Torotel
Products in 1996, and President of OPT Industries in 1995, each of which are subsidiaries of the Corporation. He joined OPT in 1992 as Vice
President of Sales and Marketing, and became
Executive Vice President in 1993. Prior to joining OPT, Mr. Hughes was Vice President of
Sales for Hitran Corporation, located in Flemington, New Jersey, from 1987 to 1992.

Ronald L. Benjamin,
age 53, Director of          -0-            0.0%
the Corp
13402 South 71 Highway
Grandview, MO  64030

Mr. Benjamin became a Director of the Corporation in 1993. He has been President of Resource and Development Group, Inc. located in Lenexa, Kansas, since 1985. Mr. Benjamin is also a 50% owner of Robinson Potato Supply. He holds a B.S. degree in electrical engineering from Bucknell University and received his M.B.A. from Harvard University.

Dr. Thomas L. Lyon, Jr.,
age 54, Director of           210           0.0%
the Corp
13402 South 71 Highway
Grandview, MO  64030

Dr. Lyon became a Director of the Corporation in 1993. He is a professor and Academic Chair of the Executive Fellows Program at Rockhurst College, located in Kansas City, Missouri. Dr. Lyon is a past director of the Graduate and Undergraduate
Business Division, has been Acting Dean of the School of Management, and was the first director of Rockhurst's M.B.A. Program. He has been at Rockhurst since 1975. He holds his B.A. in economics from Rockhurst, and his M.A. in economics and Ph.D. in economics and finance from the University of Missouri.


Richard A. Sizemore,
age 38, Director of     415,374 (b)        14.7%
the Corp
13402 South 71 Highway
Grandview, MO  64030

Mr. Sizemore became a Director of the Corporation in 1995. He has been owner and President of Interactive Design, Inc., located in Lenexa,
Kansas, since 1987. He holds a B.S. degree in electrical engineering and an M.B.A. from the University of Kansas.


H. James Serrone,
age 43, Vice President       10,273 (c)     0.4%
of Finance and Chief
Financial Officer of
the Corporation
13402 South 71 Highway
Grandview, MO  64030

Mr. Serrone joined Torotel in 1979, became
Controller in 1982, and was named Vice President in 1993. Mr. Serrone has served as Vice President of Torotel Products since 1992, and became Vice
President of OPT Industries in 1993.  He has been
Acting General Manager of Torotel Products since
August 1996.

All Directors and
Executive Officers
as a Group
(6 persons)              604,860 (d)     21.5%

(a)   See the text and footnotes regarding Mr.
Sizemore's beneficial ownership discussed above in
the section entitled      Voting Securities and
Principal Holders Thereof.

(b)   See the text and footnotes regarding Mr.
Sizemore's beneficial ownership discussed above in
the section entitled      Voting Securities and
Principal Holders Thereof.

(c)   H. James Serrone's beneficial ownership
includes 3,357 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options.

(d) The beneficial ownership of all directors and executive officers as a group includes 3,357 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options. The percentage ownership of the individuals identified above does not equal the percentage ownership of all directors and officers as a group because the 200,506 shares owned by Sizemore Enterprises, in which Dale H. Sizemore,
Jr. and Richard Sizemore are general partners, is included only once in the total beneficial ownership of the 604,860 shares.

Board Meetings and Director Compensation

During the fiscal year ended April 30, 1998, the Board of Directors held seven meetings (including regularly scheduled and special meetings). Each of the incumbent directors being nominated for re-election attended 100% of the Board of Directors meetings held while he was a Director. Christian
T. Hughes was compensated at the rate of $100 per Board of Directors meeting attended. Ronald L.
Benjamin, Dr. Thomas L. Lyon, Jr., Dale H.
Sizemore, Jr., and Richard A. Sizemore were compensated at the rate of $6,000 per fiscal year, plus $600 per Board of Directors meeting attended, and $400 per committee meeting attended.

Committees

Christian T. Hughes and H. James Serrone are members of the Administrative Committee for the Employee Stock Purchase Plan (the Plan
Committee). Mr. Serrone is not a Director but is an officer of the Corporation. The Plan Committee receives its authority from the Employee Stock
Purchase Plan (the Plan) and from the Board of
Directors. The Plan Committee administers and implements the Plan and determines the eligibility of employees to participate in the Plan. The Plan Committee does not meet on a regular basis but meets as required. The Plan
Committee did not meet during the last fiscal year.

Ronald L. Benjamin and Dr. Thomas L. Lyon, Jr. are members of the Audit Committee. The Audit
Committee held one meeting during the last fiscal year. In fulfilling its responsibilities, the Audit Committee's activities included, but were not limited to, reviewing internal accounting controls, financial activities, financial position and related consolidated reports of the Corporation.

Ronald L. Benjamin, Dr. Thomas L. Lyon, Jr., and
Dale H. Sizemore, Jr., are members of the Compensation Committee, the purpose of which is to determine the compensation of the executive officers of the Corporation. The Compensation
Committee held one meeting during the last fiscal year.

The Corporation does not have a nominating committee.

Cumulative Voting

There will be cumulative voting for the election of Directors. In cumulative voting, each share carries as many votes as there are vacancies to be filled and each Shareholder is permitted to distribute the votes for all of his or her shares among the nominees in any way he or she desires.
Since five Directors are nominated, each Shareholder may cast that number of votes which is equal to the number of shares owned by him or her multiplied by five. If no choice is indicated on the enclosed Proxy, the persons named in the Proxy will cumulate the votes and distribute them among the nominees in their discretion. If a Shareholder desires to cumulate his or her votes for the Directors in a particular manner, he or she should indicate the number of votes to be cast on the Shareholder's behalf for each nominee immediately following that nominee's name on the Proxy. The Proxies cannot be voted for a greater number of persons than the number named herein. If any nominee should be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors of the Corporation to replace any such nominee. The
Board of Directors presently has no knowledge that any of the nominees will be unable to serve.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH
OF THE NOMINEES TO THE BOARD OF DIRECTORS.Section
16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors of the Corporation, and persons who beneficially own more than ten percent (10%) of the Corporation's Common
Stock (collectively referred to herein as Reporting Persons), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the
Commission). Reporting Persons are required by Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation during its most recent fiscal year, the Corporation believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act, except that each of Dale H.
Sizemore, Jr., Gregory M. Sizemore, Paulette A.
Durso and Richard A. Sizemore filed one report late with respect to one transaction.





Executive Officer Compensation

Summary Compensation Table. The following table sets forth the compensation of the named executive officers for each of the Corporation's last three completed fiscal years.

                 Annual                Long-Term
              Compensation           Compensation
Name and
Principal                        Options Allother
Position   Year    Salary  Bonus Awarded   Comp

Dale H.
Sizemore,
Jr. (a)
Chief Exec.
Officer     1998   $0       $0     $0      $0
            1997   $0       $0     $0      $0
            1998   $0       $0     $0      $0

Christian
T. Hughes (b)
President
and
Chief
Operating
Officer     1998   $124216  $0     $0      $0
            1997   $126676  $36000 $37500  $7500

Alfred F.
Marsh (c)
Former
President
and Chief
Executive
Officer     1996   $24078  $0     $0      $0

(a)   Dale H. Sizemore, Jr. became Chief
Executive Officer effective August 4, 1996.

(b)   Christian T. Hughes became President and
Chief Operating Officer effective September 16,
1996.

(c)   Alfred F. Marsh served as President and
Chief Executive Officer during all of fiscal year
1995, and for the period of May 1 to August 3 of fiscal 1996.

Option Grants Table. There were no grants of stock options made to any executive officers during the Corporation's last completed fiscal year.

Aggregate Option Exercises and Fiscal Year-End
Option Value Table. The following table sets forth the aggregate stock option exercises made during the last completed fiscal year and the fiscal year-end option values for each of the named executive officers.

                                     Value of
                          No.       unexercised
                     unexer opt./   in-the-money
        Shares          SARs at    options/SARs
         Acq.          FY-end($)   at FY-end($)
Name      on    Value   exer/       exercisable/
Name    Exer.#  Real($) unexer     unexercisable

Dale
H.
Sizemore,
Jr.        0     $0       0             $0
Christian
T.
Hughes     0     $0       0             $0

Certain Relationships and Legal Proceedings

Indebtedness to Former Officer. The Corporation has a $429,000 promissory note with Alfred F.
Marsh, former President of Torotel, Inc., dated
July 10, 1996. The amount of this note consists of the principal sum of $250,000 from a note executed in April 1986, plus $179,000 of accrued unpaid interest. For the year ended April 30, 1998, the Corporation incurred $41,000 in interest on the note. The outstanding balance of this unsecured note bears interest at a fixed rate of 10% per annum. The note requires monthly principal and interest payments of $10,881, and matures on July 1, 2000. Under the terms of the note, no payments will be made to Mr. Marsh as long as any default condition exists under the terms of the Corporation's credit agreement with Phillipsburg National Bank & Trust Corporation, unless the bank has waived the default condition prior to any payment. As of April 30, 1998, the aggregate amount due under the note was $438,000, which consists of the outstanding principal balance of $384,000 plus accrued interest of $54,000. The Corporation has suspended all payments under the note due to the reasons discussed in the section below entitled Legal
Proceedings.

Legal Proceedings.  On May 6, 1997, Torotel
Products, Inc., one of the Corporation's operating subsidiaries, was accepted into the Voluntary
Disclosure Program of the United States Department of Defense resulting from its failure to perform certain required thermal shock testing as frequently as required and for inaccurately certifying that all required testing had been performed. As a result of the Corporation's investigation into the testing deficiencies, which were first reported in November 1996, the Corporation recorded an estimated charge of $416,000 against earnings in its fiscal fourth quarter ended April 30, 1997. Because the investigation was ongoing, the Corporation subsequently determined that there also were some deficiencies in performing some required electrical testing as frequently as required. As a result, the Corporation recorded an additional charge of $70,000 against earnings in the first quarter of the fiscal year ended April 30, 1998.
The Corporation does not anticipate incurring any additional significant charges related to the investigation; however, the aggregate amount of the estimated penalty is still subject to fluctuation as further investigation is conducted.
At this time, the Corporation is not certain when payment of the damage amount will be required;
however, the Corporation does not anticipate making any payments during the fiscal year ending
April 30, 1999. The legal fees associated with the investigation amounted to $68,000 during the fiscal year ended April 30, 1998, and $203,000 for the fiscal year ended April 30, 1997. The
Corporation believes that certain of its former officers may have been responsible for the misconduct related to the test failures, and will evaluate ways of recovering the damages once the government completes its investigation. In the meantime, the Corporation has suspended all payments under a note payable to a former officer.

               OTHER MATTERS

Other Business

The Board of Directors is not aware of any other business to be transacted at the Meeting. If any other business is properly brought before the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted in respect thereof in accordance with the judgment of the persons voting the Proxies.

Availability of Accountants

Representatives of Grant Thornton LLP, the principal accountants for the Corporation (i) are expected to be present at the Meeting, (ii) will have the opportunity to make a statement if they desire to do so and (iii) are expected to be available to respond to appropriate questions.

Deadline for Receipt of Shareholders' Proposals

Proposals of shareholders of the Corporation which are intended to be presented by the Corporation at the Corporation's 1999 annual meeting of shareholders must be received by the Corporation no later than September 15, 1999, so that they may be included in the Proxy Statement relating to that meeting.


General

In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum and voting, please sign, date and return the enclosed Proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS



H. James Serrone
Secretary of the Corporation














































                Exhibit A

             Merger Agreement


























































     AGREEMENT  AND  PLAN  OF  MERGER

              AMONG

         TOROTEL,  INC.

   TOROTEL MERGER SUBSIDIARY, INC.

      ELECTRONIKA,  INC.

           AND  THE

    ELECTRONIKA  STOCKHOLDERS
       NAMED HEREIN



    Dated November 24, 1998









































             TABLE OF CONTENTS

                                       Page

ARTICLE ITHE MERGER
Section 1.1     The Merger
Section 1.2     Effective Time of the Merger
Section 1.3     Merger Consideration and
Conversion of Shares.
Section 1.4     Preferred Shares Escrow.
Section 1.5     Distributions of Preferred Shares.
Section 1.6     Net Worth Determination.
Section 1.7     Net Worth Adjustment.
Section 1.8     EBITDA.
Section 1.9     Closing

ARTICLE IITHE SURVIVING CORPORATION
Section 2.1  Articles of Incorporation and Bylaws
Section 2.2  Board of Directors and Officers  Section
2.3
Employment of Peter Caloyeras

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF
ELECTRONIKA
Section 3.1     Subsidiaries.
Section 3.2     Organization and Qualification.
Section 3.3     Capitalization.
Section 3.4     Financial Condition.
Section 3.4.1     Assets and Liabilities at Closing.
Section 3.4.2     Electronika Financial Statements
Section 3.5     Taxes.
Section 3.6     Undisclosed Liabilities
Section 3.7     Litigation and Claims.
Section 3.8     Properties.
Section 3.9     Contracts and Other Instruments.
Section 3.10    Validity of Electronika Material
Contracts.
Section 3.11     Charter Instruments
Section 3.12     Related Party Transactions.
Section 3.13     Employee Benefit Plans
Section 3.13.1   Arrangements.
Section 3.13.2   ERISA Plans.
Section 3.13.3   Other Employee Fringe Benefits.
Section 3.13.4   ERISA Affiliate.
Section 3.13.5     Identification of Benefit Plans.
Section 3.13.6     MEPPA Liability/Post-Retirement
Medical
Benefits/Defined Benefit Plans/Supplemental
Retirement
Plans
Section 3.13.7     Liabilities
Section 3.14     Patents, Trademarks, Et
Section 3.15     Questionable Payments
Section 3.16     Authority to Merge
Section 3.17     Year 2000 Compliance
Section 3.18     Assets of Magnetika/East; Name
Change
Section 3.19     Environmental Matters
Section 3.20     Completeness of Disclosure

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF
PARENT AND ACQUISITION
Section 4.1     Subsidiaries
Section 4.2     Organization and Qualification
Section 4.3     Capitalization.
Section 4.4     Financial Condition
Section 4.5     Taxes.
Section 4.6     Undisclosed Liabilities.
Section 4.7     Litigation and Claims.
Section 4.8     Properties.
Section 4.9     Contracts and Other Instruments.
Section 4.10     Validity of Parent Material
Contracts.
Section 4.11     Charter Instruments
Section 4.12     Employee Benefit Plans
Section 4.12.1  Arrangements
Section 4.12.2  ERISA Plans
Section 4.12.3  Other Employee Fringe Benefits
Section 4.12.4  ERISA Affiliate
Section 4.12.5  Identification of Benefit Plans
Section 4.12.6  MEPPA Liability/Post-Retirement
Medical
Benefits/Defined Benefit Plans/Supplement
Section 4.12.7  Liabilities
Section 4.13     Patents, Trademarks, Et Cetera
Section 4.14     Questionable Payments
Section 4.15     Authority to Merge.
Section 4.16     Environmental Matters
Section 4.17     Related Party Transactions
Section 4.18     Year 2000 Compliance
Section 4.19     Interim Operations of MergerSub
Section 4.20     Completeness of Disclosure.
ARTICLE VCOVENANTS OF
ELECTRONIKA
Section 5.1     Articles of Incorporation and Bylaws
Section 5.2     Shares and Options.
Section 5.3     Dividends and Purchases of Stock.
Section 5.4     Borrowing of Money
Section 5.5     Access.
Section 5.6     Advice of Changes.
Section 5.7     Confidentiality
Section 5.8     Public Statements.
Section 5.9     Parent Stockholder Approval.
Section 5.10     Conduct of Business.
Section 5.11     Reasonable Efforts.
Section 5.12     Exclusive Dealing
Section 5.13     Obligation to Update Disclosure
Letter
ARTICLE VICOVENANTS OF PARENT AND
ACQUISITION
Section 6.1     Stockholder Approval.
Section 6.2     Proxy Statement.
Section 6.3     Articles of Incorporation and Bylaws
Section 6.4     Shares and Options.
Section 6.5     Dividends and Purchases of Stock.
Section 6.6     Borrowing of Money.
Section 6.7     Access
Section 6.8     Advice of Changes
Section 6.9     Confidentiality
Section 6.10     Public Statements
Section 6.11     Conduct of Business
Section 6.12     Reasonable Efforts
Section 6.13     Exclusive Dealing
Section 6.14     Business After the Effective Time
Section 6.15     Issuance and Listing of Stock
Section 6.16     Obligation to Update Disclosure
Letter
ARTICLE VII   ELECTRONIKA'S CONDITIONS TO CLOSING
Section 7.1     Voting Trust.
Section 7.2     Accuracy of Representations and
Compliance
With Conditions.
Section 7.3     Material Adverse Change.
Section 7.4     Other Documents.
Section 7.5     Review of Proceedings.
Section 7.6     Legal Action.
Section 7.7     No Governmental Action.
Section 7.8     Consents Needed
Section 7.9     Other Agreements.
Section 7.10     Closing Certificate
Section 7.11     Parent Disclosure Letter

ARTICLE VIII   PARENT'S AND ACQUISITION'SCONDITIONS
TO
CLOSING
Section 8.1     Voting Trust
Section 8.2     Accuracy of Representations and
Compliance
With Conditions.
Section 8.3     Material Adverse Change.
Section 8.4     Other Documents
Section 8.5     Review of Proceedings.
Section 8.6     Legal Action.
Section 8.7     No Governmental Action.
Section 8.8     Fairness Opinion.
Section 8.9     Consents Needed
Section 8.10     Other Agreements
Section 8.11     Stockholder Approval
Section 8.12     Closing Certificate
Section 8.13     Electronika Disclosure Letter

ARTICLE IX   TERMINATION
Section 9.1     Mandatory Termination
Section 9.2     Optional Termination
Section 9.3     Effect of Termination

ARTICLE X   TRANSFER RESTRICTIONS; GOVERNANCE
Section 10.1     Restrictive Legends.
Section 10.2     Further Restrictions
Section 10.3     Investment Representations.
Section 10.4     Directors.
Section 10.5     Prohibited Stockholder Actions.
Section 10.6     Prohibited Actions by Parent.
Section 10.7     Definition of Independent Approval
Section 10.8     Definition of Affiliate and Family
Members
Section 10.9     Indemnification; Insurance.

ARTICLE XI   MISCELLANEOUS
Section 11.1     Survival
Section 11.2     Further Actions
Section 11.3     Modification
Section 11.4     Notices
Section 11.5     Waiver
Section 11.6     Binding Effect
Section 11.7     No Third-Party Beneficiaries
Section 11.8     Separability
Section 11.9     Headings
Section 11.10     Counterparts; Governing Law
Section 11.11     Assignment.

















































         AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of
November 24 , 1998 (the Agreement), is entered
into by and among Torotel, Inc., a Missouri
corporation(Parent), Torotel Merger Subsidiary,
Inc., a Missouri corporation and a wholly-owned
subsidiary of Parent(MergerSub), Electronika,
Inc., a California corporation(Electronika), and
the stockholders of Electronika identified on the
signature page to this Agreement (the Electronika
Stockholders).  MergerSub and Electronika may
sometimes be referred to herein collectively as
the Constituent Corporations.      Parent,
MergerSub, Electronika and the Electronika
Stockholders may collectively be referred to herein as the Parties.

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Parent will purchase
Electronika by merging Electronika with and into MergerSub in a tax free reorganization;

WHEREAS, pursuant to the Merger (as defined below), MergerSub will be the surviving corporation (the Surviving Corporation),
Electronika will cease to exist and Parent will own 100% of the outstanding capital stock of MergerSub; and

WHEREAS, pursuant to the Merger, the Electronika
Stockholders will receive, in the aggregate,
(i)1,800,000 shares of the common stock of Parent, par value $0.50 per share (the Parent Common
Stock), and (ii) 2,500,000 shares of new Class A
$1.00 Preferred Stock of Parent, par value $.50 per share (the Parent Preferred Stock), which will be deposited in escrow for the benefit of the Electronika Stockholders. The rights, preferences and privileges of the Parent Preferred Stock are as set forth in Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

            ARTICLE I.

     Section 1.1  THE MERGER At the Effective Time
(as defined below), Electronika shall be merged with and into MergerSub and the separate existence of Electronika shall thereupon cease (the Merger).
Upon the effectiveness of the Merger, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties, of each of the Constituent
Corporations; and the rights, privileges, powers and franchises of each of the Constituent
Corporations, and all property, real, personal, and mixed, and all that is due to any of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; but all rights of creditors and owings upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent
Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if these debts, liabilities and duties had been incurred or contracted by it.

Section 1.2     Effective Time of the Merger. If
all of the conditions precedent to the Parties' obligations to consummate the Merger under this Agreement are satisfied or waived and this Agreement has not been terminated, the Parties shall cause the Articles of Merger in the form attached hereto as Exhibit B (the Articles of Merger) to be properly executed and filed with the Missouri Secretary of State, in accordance with
Section 351.458 of the Missouri General and
Business Corporation Law, and shall cause to be filed with the California Secretary of State, in accordance with Section 1108(d)(1) of the California General Corporation Law, a copy of the Articles of Merger certified by the Missouri
Secretary of State. The Merger shall become effective at such time as (i) the Missouri
Secretary of State issues a Certificate of Merger and (ii) said Certificate of Merger is filed with, and accepted for filing by, the California
Secretary of State (the Effective Time).

Section 1.3     Merger Consideration and
Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

a)     The shares of common stock of MergerSub
which are issued and outstanding immediately prior to the Effective Time shall not be changed or converted as a result of the Merger, but shall remain outstanding as shares of the Surviving
Corporation.

b) All of the outstanding shares of capital stock of Electronika issued and outstanding immediately prior to the Effective Time (the
Electronika Shares) shall be converted into the right to receive, in the aggregate, the following:
(i) 1,800,000 newly issued shares of Parent Common
Stock (the Common Shares); and (ii) 2,500,000 shares of Parent Preferred Stock (the Preferred
Shares). The Preferred Shares shall be deposited into, and shall be subject to the terms of, the escrow described in Section 1.4 below and the Escrow Agreement to be entered into in accordance therewith. The Common Shares and the Preferred
Shares (together, the Merger Shares) shall be subject to the restrictions on transfer as described in Article X below.

c) Upon surrender to Parent of the certificate or certificates which, immediately prior to the Effective Time, represented the Electronika
Shares, the Electronika Stockholders shall be entitled to receive in exchange therefor, on a pro rata basis (as set forth on Schedule 1.3 hereto), a certificate or certificates representing the Merger Shares into which the Electronika Shares shall have been converted pursuant to the provisions of Section 1.3(b), subject to the depositing of the Preferred Shares into escrow in accordance with Section 1.4.

Section 1.4     Preferred Shares Escrow. At the
Effective Time, the Preferred Shares shall be
deposited into escrow (the Escrow), to be held by
an escrow agent mutually acceptable to the parties
(the Escrow Agent), in accordance with the
provisions of an Escrow Agreement in the form
attached hereto as Exhibit C.  The Escrow
Agreement shall provide for the distribution to
the Electronika Stockholders of the Preferred
Shares, on a pro rata basis, at the expiration of
each of five payment periods, based on the
economic performance of the Surviving Corporation
during each such period, as determined in
accordance with the provisions of Section 1.5
below.  The determination of the number of
Preferred Shares to be distributed shall be made
at the completion of each of five periods (each an
Escrow Payment Period      and together the Escrow
Period), with (i) the first Escrow Payment Period
commencing at the Effective Time and ending on the
last day of the first fiscal year of the Surviving
Corporation following the Effective Time, (ii) the
next three Escrow Payment Periods being the next
three successive full fiscal years of the
Surviving Corporation immediately following the
fiscal year in which the Effective Time is a part
and (iii) the remaining Escrow Payment Period
being nine (9) months of the fourth fiscal year of
the Surviving Corporation immediately following
the fiscal year in which the Effective Time is a
part (provided that for the calculations to be
made pursuant to Section 1.5, such nine-month
period shall be treated as three-fourths of the
full fiscal year).  At the end of the Escrow
Period, after taking into account all
distributions to be made pursuant to Section 1.5
and all      Net Worth Adjustments      to be made
pursuant to Section 1.7, all Preferred Shares remaining in the Escrow, if any, shall be canceled and return to the status of authorized but unissued shares. In no event shall the Electronika Stockholders (i) be entitled to receive in excess of 2,500,000 Preferred Shares or
(ii) be required to return to Parent any Common
Shares received by them in the Merger or (except as set forth in Section 1.7) pay to Parent any other amounts with respect to the failure of the Surviving Corporation to attain any financial targets following the Effective Time.

Section 1.5     Distributions of Preferred Shares.
The number of Preferred Shares to be distributed at the end of each Escrow Payment Period shall be determined based on the amount of EBITDA (as defined below) generated by the Surviving
Corporation during such Escrow Payment Period, subject to any Net Worth Adjustment as provided in
Section 1.7 below, as follows:  (i) for each One
Dollar ($1.00) of EBITDA generated by the Surviving Corporation during the applicable Escrow
Payment Period, one Preferred Share shall be released to the Electronika Stockholders, on a pro rata basis; and (ii) if the EBITDA for any Escrow
Payment Period is negative, then such negative amount shall be carried forward to the next Escrow
Payment Period (and succeeding Escrow Payment
Periods, if necessary) and subtracted from the EBITDA for that next period, such that Preferred
Shares shall only be released when such sum is positive. Within 90 days after the end of the applicable Escrow Payment Period, Parent shall prepare and deliver to the Electronika
Stockholders a schedule (the EBITDA Schedule), which shall set forth in reasonable detail
Parent's estimate of the EBITDA of the Surviving
Corporation for such Escrow Payment Period.  The
EBITDA Schedule shall (i) be based upon the books and records of the Surviving Corporation and the generally accepted accounting principles used by Parent in the preparation of its financial statements, (ii) be certified as true and correct by the Chief Financial Officer of Parent and (iii) be accompanied by the certification of the independent auditors of Parent. Upon the receipt by the Electronika Stockholders of the EBITDA
Schedule, the Electronika Stockholders may have the same verified by their independent public accountants. If the EBITDA Schedule as submitted by Parent is acceptable to the Electronika
Stockholders, then such EBITDA Schedule shall be deemed final and shall be used to determine the amount of the Preferred Shares to be released from the Escrow. If the EBITDA Schedule is not acceptable to the Electronika Stockholders, the Electronika Stockholders shall deliver to Parent within 30 days after their receipt of the EBITDA
Schedule a statement describing their objections thereto (setting forth the amount proposed as an adjustment thereto and the basis for such objection). Failure of the Electronika
Stockholders to so object to the EBITDA Schedule as submitted by Parent shall constitute acceptance thereof by the Electronika Stockholders. If the Electronika Stockholders object to such EBITDA
Schedule, Parent and the Electronika Stockholders shall use their reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after Parent has received the statement of objections, Parent and the Electronika Stockholders shall select an independent, nationally recognized accounting firm
(the Accounting Firm) to resolve any remaining objections. The Accounting Firm shall, within 30 days after submission to it of any remaining objections, determine and report to the parties upon the items objected to and such determination by the Accounting Firm shall be conclusive and binding upon Parent and the Electronika
Stockholders absent fraud or manifest error. If the Accounting Firm determines that a net adjustment should be made to the EBITDA Schedule in favor of the Electronika Stockholders equal to at least $25,000, then the costs and fees of the Accounting Firm shall be borne and paid by Parent;
otherwise, the costs and fees of the Accounting
Firm shall be borne and paid by the Electronika
Stockholders. If Parent fails to deliver an EBITDA Schedule to the Electronika Stockholders within the requisite 90-day period, the Electronika Stockholders may deliver a proposed
EBITDA Schedule to Parent, and, if the EBITDA
Schedule so submitted is acceptable to Parent, then such EBITDA Schedule shall be deemed final.
If said EBITDA Schedule is not acceptable to Parent, Parent shall follow the same procedures specified above with respect to the Electronika
Stockholders for objecting to said EBITDA
Schedule.

Section 1.6     Net Worth Determination.
As provided in Section 3.4.1, Electronika has represented and warranted that, on the Closing
Date (as defined below), the assets of Electronika will include at least $400,000 of cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits, net of all liabilities of any kind whatsoever (the Net Worth
Amount). If on or before April 30, 1999, Parent determines that the Net Worth Amount was less than $400,000, Parent shall prepare and deliver to the Electronika Stockholders a schedule setting forth
Parent's proposed determination of the Net Worth
Amount as of the Closing Date (the Closing
Schedule).  Failure of Parent to deliver a Closing
Schedule to the Electronika Stockholders on or before such date shall constitute acceptance of the Net Worth Amount by Parent. The Closing
Schedule shall be based upon the books and records of the Surviving Corporation and the generally accepted accounting principles used by Parent in the preparation of its financial statements and be certified as true and correct by the Chief
Financial Officer of Parent. Upon the receipt by the Electronika Stockholders of the Closing
Schedule, the Electronika Stockholders may have the same verified by their independent public accountants. If the Closing Schedule as submitted by Parent is acceptable to the Electronika
Stockholders, then such Closing Schedule shall be deemed final and shall be used to determine the amount of the Net Worth Adjustment required by
Section 1.7.  If the Closing Schedule is not
acceptable to the Electronika Stockholders, the Electronika Stockholders shall deliver to Parent within 30 days after their receipt of the Closing
Schedule a statement describing their objections thereto (setting forth the amount proposed as an adjustment thereto and the basis for such objection). Failure of the Electronika
Stockholders to so object to the Closing Schedule as submitted by Parent within said 30-day period shall constitute acceptance thereof by the Electronika Stockholders. If the Electronika
Stockholders object to such Closing Schedule, Parent and the Electronika Stockholders shall use their reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after Parent has received the statement of objections, Parent and the Electronika Stockholders shall utilize the Accounting Firm to resolve any remaining objections. The Accounting Firm shall, within 30 days after submission to it of any remaining objections, determine and report to the parties upon the items objected to and such determination by the Accounting Firm shall be conclusive and binding upon Parent and the Electronika
Stockholders absent fraud or manifest error. If the Accounting Firm determines that a net adjustment should be made to the Closing Schedule in favor of the Electronika Stockholders equal to at least $25,000, then the costs and fees of the Accounting Firm shall be borne and paid by Parent;
otherwise, the costs and fees of the Accounting
Firm shall be borne and paid by the Electronika
Stockholders.

Section 1.7     Net Worth Adjustment. If the Net
Worth Amount as shown on the Closing Schedule as finally determined pursuant to Section 1.6 is less than $400,000, the number of Preferred Shares to be distributed from the Escrow during an Escrow
Payment Period shall be reduced, on a dollar-for-dollar basis, in an amount equal to the difference between the Net Worth Amount as finally determined and $400,000 (the Net Worth Adjustment). If the
Net Worth Amount as shown on the Closing Schedule as finally determined pursuant to Section 1.6 is more than $400,000, the number of Preferred Shares to be distributed from the Escrow during an Escrow
Payment Period shall be increased, on a dollar-for-dollar basis, in an amount equal to the difference between $400,000 and the Net Worth
Amount as finally determined. For example, if the Net Worth Amount as finally determined pursuant to
Section 1.6 is $200,000 and during the first
Escrow Payment Period the Surviving Corporation has $300,000 in EBITDA, 100,000 Preferred Shares would be released to the Electronika Stockholders from the Escrow and no further Net Worth
Adjustments would be made during the Escrow
Period. Conversely, if the Net Worth Amount as finally determined is $500,000 and during the first Escrow Payment Period the Surviving corporation has $300,000 in EBITDA, 400,000
Preferred Shares would be released to the Electronika Stockholders from the Escrow. If the aggregate amount of EBITDA (as finally determined pursuant to Section 1.5) generated by the Surviving Corporation during the Escrow Period is less than the aggregate amount of the Net Worth
Adjustment (as finally determined pursuant to Section 1.6), any remaining Net Worth Adjustment that has not been applied against the Preferred
Shares distribution shall be paid by the Electronika Stockholders, on a pro rata basis (as set forth on Schedule 1.3 hereto), to Parent in cash within 30 days after the termination of the Escrow.

Section 1.8     EBITDA. As used herein, the term
EBITDA      shall mean, with respect to any fiscal
period, the sum of the Surviving Corporation's net earnings (or loss) before interest expense, taxes, depreciation and amortization for said period, as determined in accordance with generally accepted accounting principles, exclusive of any mutually agreeable allocations between Parent and the Surviving Corporation.

Section 1.9     Closing.  The closing of the
transactions contemplated by this Agreement shall
take place on the third business day following the
satisfaction or waiver of all conditions to
closing contained herein at the offices of Shook,
Hardy & Bacon L.L.P., 9401 Indian Creek Parkway,
Overland Park, Kansas 66210, or at such other
date, time and place as the Parties may agree (the
Closing).  The date on which the Closing occurs is
sometimes referred to herein as the Closing Date
 .



             ARTICLE II.
     THE SURVIVING CORPORATION
   EMPLOYMENT OF PETER CALOYERAS

Section 2.1     Articles of Incorporation and
Bylaws. The articles of incorporation and the bylaws of Merger Sub as in effect at the Effective
Time shall from and after the Effective Time be the articles of incorporation and bylaws of the Surviving Corporation, as the same may be amended from time to time, except that the name of the Surviving Corporation shall be changed to Electronika, Inc.

Section 2.2     Board of Directors and Officers.
The officers and directors of Merger Sub at the Effective Time shall be the officers and directors of the Surviving Corporation, each to serve, subject to the Surviving Corporation's bylaws, until his or her respective successor shall have been elected and qualified.

Section 2.3     Employment of Peter Caloyeras.
From and after the Effective Time, Peter Caloyeras shall be the Chairman of the Board and Chief
Executive Officer of Parent and the Surviving
Corporation (subject to his removal by the Board of Directors of Parent and the Surviving
Corporation in accordance with their respective bylaws), for which he will receive an annual salary during the Escrow Period of at least
$50,000.

                ARTICLE III.
           REPRESENTATIONS AND
          WARRANTIES OF ELECTRONIKA

Electronika and the Electronika Stockholders shall deliver to Parent, within 30 days of the execution hereof, a disclosure letter (the Electronika
Disclosure Letter). Except as specifically set forth in the Electronika Disclosure Letter, Electronika and the Electronika Stockholders hereby represent and warrant to Parent and MergerSub, as follows:

Section 3.1     Subsidiaries. Electronika (i) has
no subsidiaries and (ii) has no material debt
(other than trade accounts receivable) or equity
interest, or right or option to acquire any debt
or equity interest, in any corporation,
partnership, individual, association, trust or any
other entity or organization (a      Person).  As
of the date hereof, the Electronika Stockholders own, directly and indirectly, the number of shares of Parent Common Stock set forth in Schedule 3.1 of the Electronika Disclosure Letter.

Section 3.2     Organization and Qualification.
Electronika is a corporation duly organized,
validly existing, and in good standing under the
laws of its jurisdiction of incorporation, with
all requisite power and authority, and all
necessary consents, authorizations, approvals,
orders, licenses, certificates, and permits of and
from, and declarations and filings with, all
federal, state, local, and other governmental
authorities and all courts and other tribunals, to
own, lease, license, and use its properties and
assets and to carry on the business in which it is
now engaged and the business in which it
contemplates engaging, except where the failure to
have obtained any of the foregoing would not have
a material adverse effect on its financial
condition, results of operations, business or
prospects (a      Material Adverse Effect).
Electronika is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect.
Schedule 3.2 of the Electronika Disclosure Letter includes a list of the jurisdictions in which Electronika is qualified to do business.

Section 3.3     Capitalization. The authorized
capital stock of Electronika consists of  20,000
shares of common stock, par value $100.00 per share (the Electronika Common Stock), of which
1,000 shares are outstanding and 20,000 shares of preferred stock, no shares of which are outstanding. All such outstanding shares of Electronika Common Stock were validly authorized and issued, and are fully paid, and nonassessable, have not been issued and are not owned or held in violation of any preemptive right of stockholders, and are owned of record and beneficially by the Electronika Stockholders, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any shares of capital stock of Electronika or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Electronika. There are no preemptive or similar rights to subscribe for or to purchase capital stock of Electronika.

Section 3.4     Financial Condition.

Section 3.4.1     Assets and Liabilities at
Closing. On the Closing Date, the assets of Electronika will include at least $400,000 of cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits, net of all liabilities of any kind whatsoever.

Section 3.4.2     Electronika Financial
Statements. Electronika has heretofore delivered to Parent (a) its unaudited balance sheet as at fiscal year-end in each of the years 1996 and 1997 together with statements of income for each of the years then ended and (b) its unaudited balance sheet as at June 30, 1998 (the Electronika Balance
Sheet Date), and unaudited statements of income for the quarterly period then ended (collectively, the Electronika Financial Statements). The balance sheets included in the Electronika
Financial Statements are true, complete and accurate in all material respects and fairly present the assets, liabilities and financial condition of Electronika as at the respective dates thereof, and the statements of income included in the Electronika Financial Statements are true, complete and accurate in all material respects and fairly present the results of operations for the periods referred to therein.
Each of the Electronika Financial Statements (a) has been prepared from, is in accordance with and accurately reflects in all material respects the books and records of Electronika and (b) has been prepared in accordance with generally accepted accounting principals (except as may be indicated in the notes thereto) consistently applied throughout the periods involved. Except as set forth in Schedule 3.4.2 of the Electronika
Disclosure Letter, since June 30, 1998:

a)     There has at no time been a material
adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika.

b) Electronika has not authorized, declared, paid, or effected any liquidating distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Electronika.

c) The operations and business of Electronika have been conducted in all respects only in the ordinary course.

d) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Electronika other than in the ordinary course of business.

a)     Electronika has not suffered an
extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to Electronika which materially adversely affects or in the future (as far as the Electronika Stockholders can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika, other than economic matters of general applicability.

Section 3.5     Taxes. Electronika has filed all
income, franchise and other tax returns required to be filed by it on and before the date hereof.
All taxes imposed by the United States, the State of California or by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Electronika have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Electronika Financial Statements. All contributions due from Electronika pursuant to any unemployment insurance or workers compensation laws and all sales or use taxes which are due or payable by Electronika have been paid in full.
Electronika has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Internal
Revenue Code of 1986, as amended (the Code).
Electronika has furnished to Parent true and complete copies of the federal income tax returns and comparable state tax returns of Electronika covering the years ended December 31, 1996 and 1997, constituting complete and accurate representations in all material respects of the tax liabilities of Electronika for the relevant periods stated therein and accurately setting forth all relevant material items, including the tax bases of all assets, where required to be set forth in such tax returns.

Section 3.6     Undisclosed Liabilities. Except as
disclosed in Schedule 3.6 of the Electronika
Disclosure Letter and except for liabilities and obligations reflected on the latest balance sheet included in the Electronika Financial Statements or arising in the ordinary course of business since the date of such balance sheet, none of which latter items, individually or in the aggregate, have a Material Adverse Effect: (a)
Electronika is not, and none of its properties are, subject to any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b) Electronika is not, and none of its properties are, subject to any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type which are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles.

Section 3.7     Litigation and Claims. There is no
litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best knowledge of Electronika, threatened, or any basis therefor known to Electronika, with respect to Electronika or any of its businesses, properties, or assets.
Electronika is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree such as would cause a Material
Adverse Effect; nor is Electronika required to take any action in order to avoid such violation or default.

Section 3.8     Properties. Electronika represents
and warrants as to its properties as follows:

a) All accounts and notes receivable reflected in the Electronika Financial Statements, or arising since the Electronika Balance Sheet Date, have been collected, or, to the best knowledge of Electronika, are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, reduction, return of goods, counterclaim, offset, or set off on the part of the obligor, net, in the aggregate, of the applicable reserve reflected on the Electronika Balance Sheet.

b) All inventory of raw materials and work in process of Electronika included in the Electronika
Balance Sheet or acquired since the Electronika
Balance Sheet Date is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Electronika. In no event do such inventories represent more than a six-month supply measured by the volume of sales or use for the year ended
December 31, 1997. All inventory is usable and salable in the normal course of business.

c)     Attached as Schedule 3.8(c) to the
Electronika Disclosure Letter hereto is a true and complete list of all real and other properties and assets owned by Electronika or leased or licensed by Electronika from or to a third party (including inventory but not including Intangible Assets, as defined in Section 3.14 hereof), including with respect to such properties and assets owned by Electronika a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by Electronika, a description of such lease or license. All such real and other properties and assets (including Intangibles) owned by Electronika are reflected on the Electronika Balance Sheet (except for acquisitions subsequent to the Electronika Balance Sheet Date and prior to the Effective Time which are either noted on Schedule 3.8 or were approved in writing by Parent) and are owned by Electronika free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances other than (a) liens, mortgages, security interests, pledges, charges or encumbrances disclosed in the Electronika Financial Statements or Schedule
3.8(c) of the Electronika Disclosure Letter, (b) landlords', mechanics', carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in the Electronika
Financial Statements, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in the Electronika Financial Statements. All real and other tangible properties and assets owned, leased, or licensed by Electronika are in good and usable condition (reasonable wear and tear, taking into account the respective ages of the assets involved, which is not such as to affect adversely the operation of the business of Electronika, excepted).

d) No real property owned, leased, or licensed by Electronika lies in an area which is, or to the knowledge of Electronika will be, subject to zoning, use, or building code restrictions which would prohibit, and to the best knowledge of Electronika, no state of facts relating to the actions or inaction of another person or entity or its ownership, leasing, licensing, or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Electronika is now engaged or the business which it now contemplates engaging.

e) The assets set forth on Schedule 3.8(c) of the Electronika Disclosure Letter constitute all such properties and assets which are necessary for the operation of the business of Electronika in accordance with its current methods of operation in all material respects.

Section 3.9     Contracts and Other Instruments.
Schedule 3.9 of the Electronika Disclosure Letter
includes a listing of all oral or written (a)
contracts, commitments, sales orders or purchase
orders, whether or not entered into in the
ordinary course of business, which involve future
payments, performance of services or delivery of
goods and/or materials, to or by Electronika of an
amount or value in excess of $50,000; (b) bonus,
incentive compensation, pension, profit sharing,
stock option, group insurance, medical
reimbursement or employee welfare or benefit plans
of any nature whatsoever; (c) collective
bargaining agreements or other contracts or
commitments to or with labor unions or other
employee groups; (d) leases, contracts or
commitments affecting ownership of, title to, use
of or any material interest in real estate; (e)
employment contracts  or other contracts,
agreements, or commitments to or with indi-vidual
employees, consultants or agents of Electronika
that (i) extend for a period of more than six
months from the date hereof, (ii) provide for
earlier termination upon payment of a penalty or
the equivalent thereof or (iii) involve
consideration having a value in excess of $50,000;
(f) equipment leases providing (in any one lease
or group of related leases) for payments in excess
of $25,000 per year; (g) contracts under which the
performance of any obligation of Electronika is
guaranteed by any of the Electronika Stockholders
or any third party, including performance bonding
arrangements; (h) contracts or commitments
providing for payments based in any manner upon
the revenues, purchases or profits of Electronika;
(i) bank credit, factoring and loan agreements,
indentures, promissory notes and other documents
representing indebtedness for borrowed money; (j)
patent licensing agreements and all other
agreements with respect to patents, patent
applications, trademarks, service marks, trade
names, technical assistance, special processes,
know-how, copyright or other like items; (k) other
contracts and agreements to which Electronika is a
party and which have not been fully performed,
involving consideration having a value in excess
of $50,000 or a remaining period for performance
in excess of nine months; (l) any non-competition
agreements or indemnification agreements to which
Electronika is a party; and (m) any other
contract, agreement, commitment or understanding
that is material to the financial condition,
results of operations, business or prospects of
Electronika.  The items described in this Section
3.9 are referred to herein collectively as the
Electronika Material Contracts     .  Electronika
has furnished to Parent true and complete copies of the Electronika Material Contracts.

Section 3.10     Validity of Electronika Material
Contracts. All of the Electronika Material
Contracts are valid and binding obligations of Electronika and, to the best knowledge of Electronika, the other parties thereto, in accordance with their respective terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law (the Bankruptcy
Exception); there have been no amendments or modifications to any of the Electronika Material
Contracts (except as set forth in the copies furnished to Parent); no event has occurred which is, or, following any grace period or required notice, would become a material default by Electronika under the terms of any of the Electronika Material Contracts; except to the extent specifically reserved for on the latest balance sheet included in the Electronika
Financial Statements, Electronika is not a party to any Electronika Material Contract for which Electronika or the Electronika Stockholders anticipate expenses materially in excess of revenues or which is otherwise materially adverse;
and Electronika has not expressly waived any material rights under any Electronika Material
Contract.

Section 3.11     Charter Instruments. Electronika
has furnished to Parent complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. Electronika has heretofore made available to Parent for its examination copies of the minute books, stock certificate books and corporate seal of Electronika. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the stockholders and directors of Electronika. The stock certificate books reflect all issuances, transfers and cancellations of capital stock of Electronika.

Section 3.12     Related Party Transactions
Schedule 3.12 of the Electronika Disclosure Letter
contains a description of any transaction, during
the last two years, or proposed transaction, to
which Electronika was or is to be a party in which
any of the following persons had or is to have a
direct or indirect material interest: (1) any
director or officer of Electronika; (2) any
Electronika Stockholder; and (3) any member of the
immediate family (including spouse, parents,
children, siblings and in-laws) of any of the
foregoing persons (in each case, a      Related
Party). Such description shall include the name of the person, the relationship to Electronika, the nature of the person's interest in the transaction and, the amount of such interest;
provided, however, that no disclosure is required if the amount involved in the transaction or a series of similar transactions does not exceed
$60,000.

Section 3.13     Employee Benefit Plans. As used
in this Section 3.13, the term      Benefit Plan
means any plan, program, arrangement, practice or
contract which provides benefits or compensation
to or on behalf of employees or former employees
of Electronika or any      ERISA Affiliate
(as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

Section 3.13.1     Arrangements. Any bonus,
incentive compensation, stock option, deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice.

Section 3.13.2     ERISA Plans. Any      employee
benefit plan      (as defined in Section 3(3) of
ERISA), including, but not limited to, any
multi-employer plan      (as defined in Section
3(37) and Section 4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical
(including post-retirement medical),
hospitalization, accident, sickness, disability, or life insurance benefits.

Section 3.13.3     Other Employee Fringe Benefits.
Any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

Section 3.13.4     ERISA Affiliate. For purposes
of this Section 3.13, the term      ERISA
Affiliate      means each trade or business
(whether or not incorporated) which together with Electronika is treated as single employer under
Section 414(b), (c), (m) or (o) of the Code.

Section 3.13.5     Identification of Benefit
Plans. Except as set forth in Section 3.13 of the Electronika Disclosure Letter, neither Electronika nor any ERISA Affiliate maintains, has not at any time established or maintained, and has not at any time been obligated to make contributions to or under or otherwise participate in any Benefit
Plan.

Section 3.13.6     MEPPA Liability/Post-Retirement
Medical Benefits/ Defined Benefit
Plans/Supplemental Retirement Plans. Neither
Electronika nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan. Neither
Electronika nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iii) any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

Section 3.13.7     Liabilities. The execution and
performance of the transactions contemplated by
this Agreement will not create, accelerate or
increase any obligation to make any payment which,
as an      excess parachute payment      under
Section 280G of the Code, would not be deductible.

Section 3.14     Patents, Trademarks, Et Cetera.
Schedule 3.14 of the Electronika  Disclosure
Letter includes a list of all material patents, patent applications, trade names, trademark registrations and applications therefor, copyrights, licenses, franchises and other assets of like kind(Intangible Assets) and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of Electronika. Electronika owns or has the right to use all Intangible Assets now used in the conduct of its business. Such Intangible Assets include all of the proprietary products and formulations developed by Electronika or used by it in its business. Electronika is not obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets.
Electronika has not received any claim alleging any conflict between any aspect of the business of Electronika and any Intangible Assets claimed to be owned by others which, if determined adversely to Electronika, would have a Material Adverse
Effect. None of the Electronika Stockholders or any Related Party has any interest in any Intangible Assets which are presently used by Electronika or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by Electronika.
To the best knowledge of Electronika, there is no infringement by others of any Intangible Assets of Electronika.

Section 3.15     Questionable Payments. Neither
Electronika, nor, to the best knowledge of Electronika, any director, officer, agent, employee, or other person associated with or acting on behalf of Electronika nor any stockholder of Electronika has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;
made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended;
or made any bribe, payoff, influence payment, kickback, or other unlawful payment of any kind.

Section 3.16     Authority to Merge. Electronika
has full corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Electronika
(including stockholder actions) have been duly taken to authorize the execution, delivery, and performance of this Agreement (including without limitation the consummation of the Merger) by Electronika. This Agreement (i) has been duly authorized, executed, and delivered by
Electronika, (ii) constitutes the legal, valid, and binding obligation of Electronika, and (iii) is enforceable as to it in accordance with its terms, subject to the Bankruptcy Exception.
Except for the filing of the Articles of Merger with the Missouri and California Secretaries of State, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Electronika for the execution, delivery, or performance of this Agreement by Electronika. No consent of any party to any Electronika Material Contract is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to any material rights or privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Electronika that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any Electronika
Material Contract, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or bylaws of Electronika, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Electronika, or to which any of its businesses, properties, or assets are subject. Neither
Electronika nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

Section 3.17     Year 2000 Compliance. To the best
knowledge of Electronika, each item of hardware, software and firmware owned or used by Electronika(Electronika Information Technology) is able to accurately process date/time data
(including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000 and make leap year calculations independently and to the extent that other information technology, used in combination with the Electronika Information Technology, properly exchanges date/time data with it. If certain items of the Electronika Information
Technology are required to perform as a system, then this warranty shall apply to those items of Electronika Information Technology as a system.

Section 3.18     Assets of Magnetika/East; Name
Change.  Prior to the Closing Date, Electronika
shall have acquired the business and assets of
Magnetika/East.  The  business and assets to be
acquired are set forth in Schedule 3.18 of the
Electronika Disclosure Letter.  Electronika shall
own such business and assets free and clear of any
liens or encumbrances.  Prior to the date hereof,
Electronika changed its corporate name from
Caloyeras, Inc.      to      Electronika, Inc.
Electronika possesses all of the rights, privileges, powers and preferences, and is subject to all of the obligations, restrictions, disabilities and duties, of the former Caloyeras, Inc.

Section 3.19     Environmental Matters.

a)     For purposes of this Agreement, the
following terms shall have the following meanings:

(i)    Environmental Claims means any
and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit, including, without limitation, (A) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (B) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to the environment.

(ii)    Environmental Laws means any
federal, state, or local statute, law, rule,
regulation, ordinance, code or rule of common law
in effect as of the date hereof, and any judicial
or administrative interpretation thereof,
including any judicial or administrative order,
consent decree or judgment, relating to human
health and the environment or Hazardous
Substances, including, without limitation, the
Comprehensive Environmental Response, Compensation
and Liability Act of 1980, as amended by the
Superfund Amendments and Reauthorization Act of
1986, 42 U.S.C.  9601, et seq.; the Emergency
Planning and Community Right-to-Know Act, 42
U.S.C.  11001, et seq.; The Resource Conservation
and Recovery Act, 42  U.S.C.   6901 et seq.; the
Federal Water Pollution Control Act, 33 U.S.C.
1251 et seq.; the Clean Air Act, as amended, 42
U.S.C.   7401, et seq.; the Federal Insecticide,
Fungicide and Rodenticide Act, 7 U.S.C.   136, et
seq.; the Safe Drinking Water Act, 42 U.S.C.
300f, et seq.; the Toxic Substances Control Act,
15 U.S.C.   2601, et seq.; the Oil Pollution Act
of 1990, 33 U.S.C.   1001, et seq.; the Hazardous
Materials Transportation Act, as amended, 49
U.S.C.   1801, et seq.; the Occupational Safety
and Health Act, as amended, 29 U.S.C.   651, et
seq.; or the Federal Food, Drug and Cosmetic Act,
as amended, 21 U.S.C.   301, et seq., or any
environmental transfer laws which regulate the transfer of property and the corresponding state laws, regulations and local ordinances, etc., which may be applicable, as any such acts have been or may be amended.

(iii)    Environmental Permits means
all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

(iv)     Hazardous Substances means (A)
any chemicals, materials or substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, hazardous air pollutants, pollutants, contaminants, toxic chemicals, petroleum or petroleum products, toxics, hazardous chemicals, extremely hazardous substances, pesticides or related materials, as presently defined in any applicable Environmental Law; (B) any petroleum or petroleum products, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (C) any other chemical, material or substance, the presence of which requires investigation or remediation under any Environmental Law.

b)     With respect to real property owned or
leased by Electronika, to the best knowledge of
Electronika: (i) Electronika has not violated nor is in violation in any respect of any applicable
Environmental Law; (ii) Electronika has all
Environmental Permits and is in material compliance with their requirements; (iii) such real property (including, without limitation, soils and surface, ground waters and buildings) is not contaminated with any Hazardous Substances requiring remediation under applicable
Environmental Laws; (iv) Electronika has not received written notice of any past, pending or threatened Environmental Claims or circumstances that could reasonably be anticipated to form the basis thereof against Electronika; (v) such real property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it included in an area included in such a list, and Electronika has not received written notice that such a listing is pending or contemplated.

Section 3.20     Completeness of Disclosure. No
representation or warranty by Electronika or the Electronika Stockholders in this Agreement contains or at the Effective Time will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

























               ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF
        PARENT AND ACQUISITION

Parent and MergerSub shall deliver to Electronika and the Electronika Stockholders, within 30 days of the execution hereof, a disclosure letter (the
Parent Disclosure Letter). Except as specifically set forth in the Parent Disclosure Letter, Parent and MergerSub hereby represent and warrant to Electronika and the Electronika Stockholders, as follows:

Section 4.1     Subsidiaries.  Parent owns all of
the outstanding shares of capital stock of
MergerSub, Torotel Products, Inc., a Missouri
corporation, and OPT Industries, Inc., a New
Jersey corporation (each, a      Parent
Subsidiary). Other than as described in the immediately preceding sentence, neither Parent nor any Parent Subsidiary (i) has any subsidiaries or
(ii) has any material debt (other than trade accounts receivable) or equity interest, or right or option to acquire any debt or equity interest, in any Person.

Section 4.2     Organization and Qualification.
Each of Parent and the Parent Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to have obtained any of the foregoing would not have a Material Adverse Effect. Each of Parent and the
Parent Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse
Effect.  Schedule 4.2 of the Parent Disclosure
Letter includes a list of the jurisdictions in which Parent and/or the Parent Subsidiaries is qualified to do business.

Section 4.3     Capitalization. As of the date
hereof, the authorized capital stock of Parent consists of 6,000,000 shares of Parent Common
Stock, of which 2,811,590 shares are issued and outstanding (as of November 1, 1998). The authorized capital stock of MergerSub consists of 1,000 shares of common stock, all of which are owned by Parent, free and clear of any liens, security interests, pledges, charges and encumbrances. All such outstanding shares of Parent Common Stock and MergerSub common stock were validly authorized and issued, and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any preemptive right of stockholders. Other than as contemplated hereby and except as set forth on
Schedule 4.3 of the Parent Disclosure Letter, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Parent or any Parent
Subsidiary or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Parent or any Parent
Subsidiary. There are no preemptive or similar rights to subscribe for or to purchase capital stock of Parent or any Parent Subsidiary.

Section 4.4     Financial Condition.  Parent has
heretofore delivered to Electronika (a) its Form
10-KSB for the fiscal year ended April 30, 1998
(the Form 10-KSB), as filed with the Securities
and Exchange Commission (the SEC) and (b) its Form
10-QSB for the fiscal quarter ended July 31, 1998
(the Form 10-QSB), as filed with the SEC.  The
Form 10-KSB and the Form 10-QSB, together with all
reports, forms and other documents filed by Parent
with the SEC are referred to herein, collectively
as the Parent SEC Documents.       As of their
respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the Securities Act) or the Securities
Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC
Documents. The Parent SEC Documents, in the aggregate, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents:
(i) are true and complete as of the respective dates thereof; (ii) fairly and accurately present the consolidated financial condition of Parent as of the respective dates thereof, and the consolidated results of the operations of Parent for the respective periods covered thereby; (iii) disclose all liabilities required to be disclosed therein; and (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and except as the application may be modified in accordance with generally accepted accounting principles for interim reporting. Except as set forth in Schedule 4.4 of the Parent Disclosure
Letter, since July 31, 1998:

a)     There has at no time been a Material
Adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Parent or any Parent Subsidiary.

b) Neither Parent nor any Parent Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Parent or any Parent
Subsidiary.

c) The operations and business of Parent and all Parent Subsidiaries have been conducted in all respects only in the ordinary course.

d) There has been no accepted purchase order or quotation, arrangement or understanding for future sale of the products or services of Parent or any Parent Subsidiary, other than in the ordinary course of business.

e) Neither Parent nor any Parent Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value. Other than as disclosed in Parent SEC Documents, there is no fact known to Parent or any Parent Subsidiary which materially adversely affects or in the future (as far as Parent or any Parent Subsidiary can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Parent or any Parent Subsidiary, other than economic matters of general applicability.

Section 4.5     Taxes. Parent and each Parent
Subsidiary has filed all income, franchise and other tax returns required to be filed by it on and before the date hereof. All taxes imposed by the United States, the State of Missouri or by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Parent or any Parent Subsidiary have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Parent SEC Documents. All contributions due from Parent or any Parent Subsidiary pursuant to any unemployment insurance or workers compensation laws and all sales or use taxes which are due or payable by Parent or any Parent Subsidiary have been paid in full. Parent and each Parent
Subsidiary has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Code. Parent has furnished to Electronika true and complete copies of the federal income tax returns and comparable state tax returns of Parent covering the years ended December 31, 1996 and 1997, constituting complete and accurate representations in all material respects of the tax liabilities of Parent for the relevant periods stated therein and accurately setting forth all relevant material items, including the tax bases of all assets, where required to be set forth in such tax returns.

Section 4.6     Undisclosed Liabilities. Except as
disclosed in the Schedule 4.6 of the Parent
Disclosure Letter or in Parent SEC Documents and except for liabilities and obligations arising in the ordinary course of business since July 31, 1998, none of which latter items, individually or in the aggregate, have a Material Adverse Effect:
(a) neither Parent nor any Parent Subsidiary is, and none of their properties are, subject to any debts, liabilities or obligations of any nature, whether accrued, absolute, con-tingent or otherwise, which are of a type required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b) neither
Parent nor any Parent Subsidiary is, and none of their properties are, subject to any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type which are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles.

Section 4.7     Litigation and Claims. Other than
as disclosed in the Parent SEC Documents or as set forth in Schedule 4.7 of the Parent Disclosure
Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the best knowledge of Parent, threatened, or any basis therefor known to Parent or any Parent Subsidiary, with respect to Parent or any Parent Subsidiary or any of their respective businesses, properties, or assets. Neither Parent nor any Parent Subsidiary is in violation of, or in default with respect to, any law, regulation, order, judgment, or decree;
nor is Parent or any Parent Subsidiary required to take any action in order to avoid such violation or default.

Section 4.8     Properties. Each of Parent and
MergerSub represents and warrants as to its properties as follows:

a) All accounts and notes receivable reflected on the balance sheet included in the Parent Form
10-QSB (the Parent Balance Sheet), or arising since the date of the Parent Balance Sheet (the
Parent Balance Sheet Date), have been collected, or, to the best knowledge of Parent, are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, net, in the aggregate, of the applicable reserve reflected in the Parent Balance
Sheet.

b) All inventory of raw materials and work in process of Parent and each Parent Subsidiary included in the Parent Balance Sheet or acquired since the Parent Balance Sheet Date is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Parent or any Parent Subsidiary, as the case may be. In no event do such inventories represent more than a six-month supply measured by the volume of sales or use for the year ended April 30, 1998. All inventory is usable and saleable in the normal course of business.

c)     Attached as Schedule 4.8 to the Parent
Disclosure Letter is a true and complete list of all real and other properties and assets owned by Parent and each Parent Subsidiary or leased or licensed by Parent or any Parent Subsidiary from or to a third party (including inventory but not including Intangibles), including with respect to such properties and assets owned by Parent or by any Parent Subsidiary a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by Parent or by any Parent Subsidiary from or to a third party, a description of such lease or license.
All such real and other properties assets
(including Intangibles) owned by Parent or any Parent Subsidiary are reflected on the Parent
Balance Sheet (except for acquisitions subsequent to the Parent Balance Sheet Date and prior to the Effective Time which are either noted in Schedule
4.8 hereto or were approved in writing by Electronika) and are owned by Parent or any Parent
Subsidiary free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances other than (a) liens, mortgages, security interests, pledges, charges or encumbrances disclosed in the Parent SEC Documents or Schedule 4.8, (b) landlords', mechanics', carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in the Parent SEC Documents, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in the Parent SEC Documents. All real and other tangible properties and assets owned, leased, or licensed by Parent or any Parent Subsidiary are in good and usable condition (reasonable wear and tear, taking into account the respective ages of the assets involved, which is not such as to affect adversely the operation of the business of Parent or of such Parent Subsidiary, excepted).

d) No real property owned, leased, or licensed by Parent or by any Parent Subsidiary lies in an area which is, or to the knowledge of Parent or any Parent Subsidiary will be, subject to zoning, use, or building code restrictions which would prohibit, and to the best knowledge of Parent, no state of facts relating to the actions or inaction of another person or entity or its ownership, leasing, licensing or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Parent or any Parent Subsidiary is now engaged or the business in which it now contemplates engaging.

e) The assets set forth on Schedule 4.8 of the Parent Disclosure Letter constitute all such properties and assets which are necessary for the operation of the business of Parent and each Parent Subsidiary in accordance with their current methods of operation in all material respects.

Section 4.9     Contracts and Other Instruments.
Schedule 4.9 of the Parent Disclosure Letter
includes a listing of all oral or written (a)
contracts, commitments, sales orders or purchase
orders, whether or not entered into in the
ordinary course of business, which involve future
payments, performance of services or delivery of
goods and/or materials, to or by Parent or any
Parent Subsidiary of an amount or value in excess
of $50,000; (b) bonus, incentive compensation,
pension, profit sharing, stock option, group
insurance, medical reimbursement or employee
welfare or benefit plans of any nature whatsoever;
(c) collective bargaining agreements or other
contracts or commitments to or with labor unions
or other employee groups; (d) leases, contracts or
commitments affecting ownership of, title to, use
of or any material interest in real estate; (e)
employment contracts or other contracts,
agreements, or commitments to or with individual
employees, consultants or agents of Parent or any
Parent Subsidiary that (i) extend for a period of
more than six months from the date hereof, (ii)
provide for earlier termination upon payment of a
penalty or the equivalent thereof or (iii) involve
consideration having a value in excess of $50,000;
(f) equipment leases providing (in any one lease
or group of related leases) for payments in excess
of $25,000 per year; (g) contracts under which the
performance of any obligation of Parent or any
Parent Subsidiary is guaranteed by any of the
Parent Subsidiaries or Parent, as applicable, or
any third party, including performance bonding
arrangements; (h) contracts or commitments
providing for payments based in any manner upon
the revenues, purchases or profits of Parent or
any Parent Subsidiary; (i) bank credit, factoring
and loan agreements, indentures, promissory notes
and other documents representing indebtedness for
borrowed money; (j) patent licensing agreements
and all other agreements with respect to patents,
patent applications, trademarks, service marks,
trade names, technical assistance, special
processes, know-how, copyright or other like
items; (k) other contracts and agreements to which
Parent or any Parent Subsidiary is a party and
which have not been fully performed, involving
consideration having a value in excess of $50,000
or a remaining period for performance in excess of
nine months; (l) any non-competition agreements or
indemnification agreements to which Parent or any
Parent Subsidiary is a party; and (m) any other
contract, agreement, commitment or understanding
that is material to the financial condition,
results of operations, business or prospects of
Parent or any Parent Subsidiary.  The items
described in this Section 4.9 are referred to
herein collectively as the Parent Material
Contracts.       Parent has furnished to
Electronika true and complete copies of the Parent
Material Contracts.

Section 4.10     Validity of Parent Material
Contracts. All of the Parent Material Contracts are valid and binding obligations of Parent or the Parent Subsidiary party thereto and, to the best knowledge of Parent, the other parties thereto, in accordance with their respective terms, subject to the Bankruptcy Exception; there have been no amendments or modifications to any of the Parent
Material Contracts (except as set forth in the copies furnished to Electronika); no event has occurred which is, or, following any grace period or required notice, would become a material default by Parent or any Parent Subsidiary under the terms of any of the Parent Material Contracts;
except to the extent specifically reserved for on the latest balance sheet included in the Parent
SEC Documents, neither Parent nor any Parent
Subsidiary is a party to any Parent Material
Contract for which Parent anticipates expenses materially in excess of revenues or which is otherwise materially adverse; and neither Parent nor any Parent Subsidiary has expressly waived any material rights under any Parent Material
Contract.

Section 4.11     Charter Instruments.  Parent and
each Parent Subsidiary have furnished to Electronika complete and correct copies of their respective Articles of Incorporation and Bylaws as in effect on the date hereof. Parent and each Parent Subsidiary have heretofore made available to Electronika for its examination copies of their respective minute books, which are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the stockholders and directors of Parent and each Parent Subsidiary.

Section 4.12     Employee Benefit Plans.  As used
in this Section 4.12, the term      Benefit Plan
means any plan, program, arrangement, practice or
contract which provides benefits or compensation
to or on behalf of employees or former employees
of Parent, any Parent Subsidiary or any      ERISA
Affiliate      (as hereinafter defined), whether
formal or informal, whether or not written, including but not limited to the following:

Section 4.12.1  Arrangements.  Any bonus,
incentive compensation, stock option,
deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice.

Section 4.12.2  ERISA Plans.  Any employee benefit
plan (as
defined in Section 3(3) of ERISA), including, but not limited to, any multi-employer plan (as defined in Section
3(37) and Section 4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical
(including post-retirement medical),
hospitalization, accident, sickness, disability, or life insurance benefits.

Section 4.12.3  Other Employee Fringe Benefits.
Any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

Section 4.12.4  ERISA Affiliate.  For purposes of
this Section 4.12, the term ERISA Affiliate means each trade or business (whether or not incorporated) which together with Parent or any Parent Subsidiary is treated as single employer under Section 414(b), (c), (m) or (o) of the Code.

Section 4.12.5  Identification of Benefit Plans.
Except as set forth in Schedule 4.12 of the Parent
Disclosure Letter, neither Parent, any
Parent Subsidiary nor any ERISA Affiliate maintains, has not at any time established or maintained, and has not at any time been obligated to make contributions to or under or otherwise participate in, any Benefit Plan.

Section 4.12.6  MEPPA Liability/Post-Retirement
Medical Benefits/Defined Benefit
Plans/Supplemental Retirement Plans.  Neither
Parent, any Parent Subsidiary nor any ERISA
Affiliate maintains, or has at any time
established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan. Neither Parent, any Parent
Subsidiary nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iii) any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

Section 4.12.7  Liabilities.  The execution and
performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligation to make any payment which, as an excess parachute payment under Section 280G of the
Code, would not be deductible.

Section 4.13     Patents, Trademarks, Et Cetera.
Schedule 4.13 of the Parent Disclosure Letter includes a list of all of Parent's Intangible
Assets and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of Parent or any Parent
Subsidiary. Parent and each Parent Subsidiary owns or has the right to use all Intangible Assets now used in the conduct of its business. Such
Intangible Assets include all of the proprietary products and formulations developed by Parent or any Parent Subsidiary or used by it in its business. Neither Parent nor any Parent
Subsidiary is obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets. Neither
Parent nor any Parent Subsidiary has received any claim alleging any conflict between any aspect of the business of Parent or any Parent Subsidiary and any Intangible Assets claimed to be owned by others which, if determined adversely to Parent or any Parent Subsidiary, would have a Material
Adverse Effect. No stockholder or affiliate of Parent has any interest in any Intangible Assets which are presently used by Parent or any Parent
Subsidiary or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by Parent or any Parent Subsidiary. To the best knowledge of Parent, there is no infringement by others of any Intangible Assets of Parent.

Section 4.14     Questionable Payments.  Neither
Parent, any Parent Subsidiary nor, to the best knowledge of Parent, any director, officer, agent, employee, or other person associated with or acting on behalf of Parent or any Parent
Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;
violated any provision of the Foreign Corrupt
Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback, or other unlawful payment of any kind.

Section 4.15     Authority to Merge. Parent and
MergerSub each has full corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Parent and MergerSub have been duly taken to authorize the execution, delivery, and performance of this Agreement by Parent and MergerSub
(including without limitation the consummation of the Merger), other than the approval of the holders of Parent Common Stock. This Agreement
(i) has been duly authorized, executed, and delivered by Parent and MergerSub, (ii) constitutes the legal, valid, and binding obligation of Parent and MergerSub, and (iii) is enforceable as to them in accordance with its terms, subject to the Bankruptcy Exception.
Except for the filing of the Articles of Merger with the Missouri and California Secretaries of State, and except as set forth in Section 7.8, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Parent or MergerSub for the execution, delivery, or performance of this Agreement by Parent or MergerSub. No consent of any party to any Parent Material Contract is required for the execution, delivery, or performance of this Agreement (except for such consents disclosed on Schedule 4.15 of the Parent
Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in such Schedule 4.15 are obtained prior to the Effective Time) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to any material rights or privileges that such party was not receiving or entitled to receive before this Agreement was executed under, or create any obligation on the part of Parent or any Parent
Subsidiary that it was not paying or obligated to pay immediately before this Agreement was executed under, any Parent Material Contract or violate or result in a breach of any term of the articles of incorporation (or other charter document), or the bylaws of Parent or any Parent Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Parent or any Parent Subsidiary or to which any of their respective businesses, properties, or assets are subject. Neither
Parent, any Parent Subsidiary, nor any of their respective officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

Section 4.16     Environmental Matters.  With
respect to real property owned or leased by Parent or any Parent Subsidiary, to the best knowledge of
Parent:  (i) neither Parent nor any Parent
Subsidiary has violated nor is in violation in any respect of any applicable Environmental Law; (ii)
Parent and each Parent Subsidiary has all Environmental Permits and is in material compliance with their requirements; (iii) such real property (including, without limitation, soils and surface, ground waters and buildings) is not contaminated with any Hazardous Substances requiring remediation under applicable
Environmental Laws; (iv) neither Parent nor any
Parent Subsidiary has received written notice of any past, pending or threatened Environmental
Claims or circumstances that could reasonably be anticipated to form the basis thereof against Parent or any Parent Subsidiary; (v) such real property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it included in an area included in such a list, and neither
Parent nor any Parent Subsidiary has received written notice that such a listing is pending or contemplated.

Section 4.17     Related Party Transactions.
Schedule 4.17 of the Parent Disclosure Letter
contains a description of any transaction, during
the last two years, or proposed transaction, to
which Parent or any Parent Subsidiary was or is to
be a party in which any of the following persons
had or is to have a direct or indirect material
interest: (1) any director or officer of Parent;
(2) any nominee for election as a director of
Parent; (3) any holder of more than 5% of Parent's
Common Stock; and (4) any member of the immediate
family (including spouse, parents, children,
siblings and in-laws) of any of the foregoing
persons (a      Related Party).  Such description
shall include the name of the person, the relationship to Parent, the nature of the person's interest in the transaction and, the amount of such interest; provided, however, that no disclosure is required if the amount involved in the transaction or a series of similar transactions does not exceed $60,000.

Section 4.18     Year 2000 Compliance.  To the
best knowledge of Parent, each item of hardware, software and firmware owned or used by Parent or any Parent Subsidiary (Parent Information
Technology) is able to accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000 and make leap year calculations independently and to the extent that other information technology, used in combination with the Parent Information
Technology, properly exchanges date/time data with it. If certain items of Parent Information
Technology are required to perform as a system, then this warranty shall apply to those items of Parent Information Technology as a system.

Section 4.19     Interim Operations of MergerSub.
MergerSub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 4.20     Completeness of Disclosure. No
representation or warranty by Parent or MergerSub in this Agreement contains or will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.




             ARTICLE V
     COVENANTS OF ELECTRONIKA

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective
Time, Electronika and the Electronika Stockholders agree as follows:

Section 5.1     Articles of Incorporation and
BylawsSection 5.1. No amendment will be made in the articles of incorporation or bylaws of Electronika.

Section 5.2     Shares and Options. No shares of
capital stock of Electronika, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued or sold by Electronika, otherwise than as may be required by this Agreement or the transactions contemplated hereby.

Section 5.3     Dividends and Purchases of Stock.
No liquidation or stock split shall be authorized, declared, paid, or effected by Electronika in respect of the outstanding shares of Electronika common stock. No direct or indirect redemption, purchase, or other acquisition shall be made by Electronika of shares of Electronika common stock, except as may be otherwise required by this Agreement or the transactions contemplated hereby.

Section 5.4     Borrowing of Money. Electronika
shall not borrow money, guarantee the borrowing of money, or engage in any material transaction or enter into any material agreement therefor, except for the borrowing of money under Electronika's loan agreements and lines of credit, or in the ordinary course of business or as disclosed in or contemplated by this Agreement or the transactions contemplated hereby.

Section 5.5     Access. Subject to the provisions
of Section 5.7 regarding confidentiality,
Electronika will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Parent free and full access to its plants, properties, books, and records, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Parent with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika as Parent from time to time may reasonably request. Electronika will cause the independent certified public accountants of Electronika to make available to Parent and its independent certified public accountants the work papers relating to the preparation, review and/or examination of any of the financial statements of Electronika.

Section 5.6     Advice of Changes. Electronika
will immediately advise Parent in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the Effective Time) would cause a condition to any parties' obligations under this Agreement not to be fully satisfied.

Section 5.7     Confidentiality.  Electronika and
the Electronika Stockholders shall keep
confidential all non-public information of Parent and MergerSub which is disclosed to Electronika;
provided, however, that such information may be shared (i) with Electronika' directors, employees, partners, consultants and advisors to the extent necessary to consummate the transactions contemplated by this Agreement and (ii) to the extent Electronika is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any confidential information (provided that in such case, Electronika shall promptly inform Parent of such event, shall cooperate, at Parent's expense, with the Parent in attempting to obtain a protective order or to otherwise restrict such disclosure and shall only disclose confidential information to the minimum extent necessary to comply with any such court order). If the transactions contemplated by this Agreement are not consummated, (a) Electronika will not use any such non-public information to its competitive advantage unless Electronika independently acquires such information from another source, and
(b) Electronika will promptly return or destroy all confidential materials provided to it by or on behalf of Parent or MergerSub. To the extent non-public information is provided to any person(s) by Electronika and such person(s) fail to keep such information confidential as required by this Section, Electronika will be deemed to be responsible for and in breach of this Section 5.7.

Section 5.8     Public Statements. Before
Electronika releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement, which is intended for or may result in public dissemination thereof, Electronika shall cooperate with Parent, shall furnish drafts of all documents or proposed oral statements to Parent for comments and shall not release any such information without the written consent of Parent. Nothing contained herein shall prevent Electronika from releasing any information if required to do so by law.

Section 5.9     Parent Stockholder Approval.
Electronika shall (i) cooperate with Parent in the preparation and filing of its Proxy Statement (as defined below) in connection with the Meeting (as defined below), (ii) promptly obtain and furnish any information relating to it and within its control required to be included in the Proxy
Statement and (iii) respond promptly to any comments or requests made by the SEC with respect to information respecting Electronika contained in the Proxy Statement. If at any time prior to the Effective Time any event relating to Electronika or any of its affiliates, officers or directors should be discovered by Electronika which is required to be set forth in an amendment to the Proxy Statement, Electronika shall promptly inform
Parent. In addition, Electronika shall correct any information supplied by it for use in the Proxy Statement which shall have become, or is, false, incomplete or misleading.

Section 5.10     Conduct of Business. Except (i)
as otherwise required in connection with the transactions contemplated by this Agreement or
(ii) as otherwise consented to in writing by Parent, Electronika shall, and the Electronika
Stockholders shall cause Electronika to:

a) Use its reasonable efforts to do all of the following: conduct its business diligently and only in the ordinary course, and, without making any commitment prohibited by this Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it;

b) Not (i) enter into, modify or extend the term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new Benefit Plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing Benefit Plan;

c) Not pay any obligation or liability, fixed or contingent, other than current liabilities incurred in the ordinary course of business, or cancel, without full payment, any debts, claims or other obligations (including, without limitation, accounts receivable) owing to it;

d)     Not make any material alteration in the
manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles;

e) Use its reasonable efforts to perform all of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder;

f) Not enter into any contracts or commitments that would constitute Electronika Material
Contracts, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices;

g) Use its reasonable efforts to maintain and keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties;

h)     Not sell, lease, license or otherwise
dispose of any of its properties and assets
(including any of its Intangible Assets);

i) Use its reasonable efforts to both maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take (or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing Date;

j) Not make any capital expenditures or enter into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate;

k)     Not accept any orders from any of its
customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices;

l) Not (i) permit any lien to attach upon any of its properties and assets, whether now owned or hereafter acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

m)     Not initiate, compromise or settle any
material litigation or arbitration proceeding;

n)     Not change its Board of Directors; and

o)     Not enter into any other transaction or
make or enter into any contract or commitment which is not in the ordinary course of business.

Section 5.11     Reasonable Efforts. Subject to
the other provisions of this Agreement,
Electronika shall, and the Electronika
Stockholders shall cause Electronika to, use its reasonable efforts: (a) to perform its obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of governmental entities and consents of third parties required to be obtained by or on behalf of Electronika to consummate the transactions contemplated by this Agreement; and
(c) to satisfy or cause to be satisfied all of the conditions precedent to its obligations hereunder or the obligations of Parent and MergerSub hereunder to the extent that its action or inaction can control or influence the satisfaction of such conditions.

Section 5.12     Exclusive Dealing.  Unless this
Agreement has been terminated in accordance with its terms, neither Electronika, any of its officers, directors or other representatives, nor any of the Electronika Stockholders, shall, directly or indirectly, solicit or encourage inquiries or proposals from, or participate in any negotiations or discussions or enter into any agreements or understandings with, or furnish any information to, third parties with respect to the sale or other disposition of any shares of the capital stock of Electronika, any sale, transfer or other disposition of any of the business or any substantial portion of the assets of Electronika
(including by way of merger) or any similar transaction.

Section 5.13     Obligation to Update Disclosure
Letter.  Electronika and the Electronika
Stockholders shall update and supplement the Electronika Disclosure Letter, as necessary, to reflect the changes therein during the period between the date of this Agreement and the Closing
Date (the Updated Electronika Disclosure Letter).
The Updated Electronika Disclosure Letter shall be acceptable to Parent, in Parent's reasonable discretion.

                ARTICLE VI
     COVENANTS OF PARENT AND ACQUISITION

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective
Time, Parent agrees as follows:

Section 6.1     Stockholder Approval. Parent shall
hold a meeting of its stockholders, in accordance with its articles of incorporation, bylaws and the corporation laws of the State of Missouri, no later than January 31, 1999 (the Meeting). The
Meeting shall be held, among other things, to consider and vote upon the approval of the issuance of the Common Shares to the Electronika
Stockholders and the amendment to the Parent's
Articles of Incorporation creating the Parent
Preferred Stock. The board of directors of Parent shall recommend to its stockholders that such matters be adopted and approved; provided that the Board of Directors of Parent may withdraw such recommendation if (but only if) such Board of Directors, upon advice of its outside legal counsel, determines that it is reasonably likely that a failure to withdraw such recommendation would constitute a breach of its fiduciary duties under applicable law. Parent may also submit additional routine proposals to its stockholders at the Meeting, separate from the proposals on the transactions contemplated hereby, provided that
Parent shall consult with Electronika as to the submission of such proposals. The approval by Parent's stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

Section 6.2     Proxy Statement. The information
(except for information supplied by Electronika for inclusion therein, as to which Parent makes no representation) in the proxy statement to be provided to the stockholders of Parent in connection with the Merger (the Proxy Statement) shall not, on the date the Proxy Statement is first mailed to stockholders of Parent, at the time of the meeting of Parent stockholders and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meeting of Parent stockholders which has become false or misleading.
If at any time prior to the Effective Time any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Proxy Statement, Parent shall promptly inform Electronika.

Section 6.3     Articles of Incorporation and
Bylaws. No amendment will be made in the articles of incorporation or bylaws of Parent or of any Parent subsidiary unless required by this Agreement or the transactions contemplated hereby.

Section 6.4     Shares and Options. Except as
required hereby, no shares of capital stock of Parent or any Parent subsidiary, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued or sold or proposed to be issued or sold by Parent or any Parent subsidiary, otherwise than as may be required upon the exercise of warrants, stock options or related stock appreciation rights now outstanding.

Section 6.5     Dividends and Purchases of Stock.
No dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Parent in respect of the outstanding shares of the Parent Common Stock. No direct or indirect redemption, purchase, or other acquisition shall be made by Parent or any Parent subsidiary of shares of the Parent Common Stock.
Nothing in this Section 6.5 shall be construed to prohibit purchases or other acquisitions of the Parent Common Stock by any Parent employee benefit plan which was or is now in effect.

Section 6.6     Borrowing of Money. Neither Parent
nor any Parent Subsidiary shall borrow money, guarantee the borrowing of money, or engage in any material transaction or enter into any material agreement therefor, except for the borrowing of money under Parent's loan agreements or lines of credit, or in the ordinary course of business or as disclosed in or contemplated by this Agreement or the transactions contemplated hereby.

Section 6.7     Access. Subject to the provisions
of Section 6.9 regarding confidentiality, Parent and MergerSub will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of
Electronika free and full access to the plants, properties, books, and records of Parent and the Parent Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish
Electronika with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Parent and the Parent
Subsidiaries as Electronika from time to time may reasonably request. Parent will cause the independent certified public accountants of Parent and the Parent Subsidiaries to make available to Electronika and its independent certified public accountants the work papers relating to the preparation, review and/or examination of any of the financial statements of Parent and/or the Parent Subsidiaries.

Section 6.8     Advice of Changes. Parent will
immediately advise Electronika in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by any Party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any Party's obligations under this Agreement not to be fully satisfied.

Section 6.9     Confidentiality. Parent and the
Parent Subsidiaries shall keep confidential all non-public information of Electronika disclosed to Parent or the Parent Subsidiaries; provided, however, that such information may be shared (i) with Parent's and the Parent Subsidiaries' directors, employees, partners, consultants and advisors to the extent necessary to consummate the transactions contemplated by this Agreement and
(ii) to the extent Parent or the Parent
Subsidiaries are required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any confidential information (provided that in such case, Parent and/or the Parent Subsidiaries shall promptly inform Electronika of such event, shall cooperate with Electronika, at Electronika's expense, in attempting to obtain a protective order or to otherwise restrict such disclosure and shall only disclose confidential information to the minimum extent necessary to comply with any such court order). If the transactions contemplated by this Agreement are not consummated, (a) neither Parent nor the Parent Subsidiaries will use any such non-public information to its competitive advantage unless Parent or the Parent Subsidiaries independently acquire such information from another source, and (b) Parent and the Parent
Subsidiaries will promptly return or destroy all confidential materials provided to it by or on behalf of Electronika. To the extent non-public information is provided to any person(s) by Parent or the Parent Subsidiaries and such person(s) fail to keep such information confidential as required by this Section, Parent will be deemed to be responsible for and in breach of this Section 6.9.

Section 6.10     Public Statements. Before Parent
releases any information concerning this
Agreement, the Merger, or any of the other transactions contemplated by this Agreement, which is intended for or may result in public dissemination thereof, Parent shall cooperate with Electronika, shall furnish drafts of all documents or proposed oral statements to Electronika for comments, and shall not release any such information without the written consent of Electronika. Nothing contained herein shall prevent Parent from releasing any information if required to do so by law.

Section 6.11     Conduct of Business. Except (i)
as otherwise required in connection with the transactions contemplated by this Agreement or
(ii) as otherwise consented to in writing by Electronika, Parent shall and shall cause each of the Parent Subsidiaries to:

a) Use its reasonable efforts to do all of the following: conduct its business diligently and only in the ordinary course, and, without making any commitment prohibited by this Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it;

b) Not (i) enter into, modify or extend the term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new Benefit Plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing Benefit Plan;

c) Not pay any obligation or liability, fixed or contingent, other than current liabilities incurred in the ordinary course of business or payments due under its existing loan agreements or lines of credit, or cancel, without full payment, any debts, claims or other obligations (including, without limitation, accounts receivable) owing to it;

d)     Not make any material alteration in the
manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles;

e) Use its reasonable efforts to perform all of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder;

f) Not enter into any contracts or commitments that would constitute Parent Material Contracts, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices;

g) Use its reasonable efforts to maintain and keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties;

h)     Not sell, lease, license or otherwise
dispose of any of its properties and assets
(including any of its Intangible Assets);

i) Use its reasonable efforts to both maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take (or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing Date;

j) Not make any capital expenditures or enter into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate;

k)     Not accept any orders from any of its
customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices;

l) Not (i) permit any lien to attach upon any of its properties and assets, whether now owned or hereafter acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

m)     Not initiate, compromise or settle any
material litigation or arbitration proceeding;

n) Use its reasonable efforts to not change its Board of Directors; and

o)     Not enter into any other transaction or
make or enter into any contract or commitment which is not in the ordinary course of business.

Section 6.12     Reasonable Efforts. Subject to
the other provisions of this Agreement, Parent shall, and shall cause each of the Parent
Subsidiaries to, use its reasonable efforts: (a) to perform its obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of governmental entities and consents of third parties required to be obtained by or on behalf of Parent or any of its subsidiaries to consummate the transactions contemplated by this Agreement;
and (c) to satisfy or cause to be satisfied all of the conditions precedent to their obligations hereunder or the obligations of Electronika hereunder to the extent that its action or inaction can control or influence the satisfaction of such conditions.

Section 6.13     Exclusive Dealing. Unless this
Agreement has been terminated in accordance with its terms, neither Parent, nor any of its officers, directors or other representatives, shall, directly or indirectly, solicit or encourage inquiries or proposals from, or participate in any negotiations or discussions or enter into any agreements or understandings with, or furnish any information to, third parties with respect to the sale or other disposition of any shares of the capital stock of Parent or any subsidiary of Parent, any sale, transfer or other disposition of any of the business or any substantial portion of the assets of Parent or any subsidiary of Parent (including by way of merger) or any similar transaction.

Section 6.14     Business After the Effective
Time.   During the Escrow Period or such shorter
period as Parent on the advice of counsel believes will not cause the Merger to fail to qualify as a tax free reorganization under the federal tax laws as then construed, the Surviving Corporation will continue the historic business of Electronika or use a significant portion of Electronika's historic assets in its business.

Section 6.15     Issuance and Listing of Stock.
Parent has reserved for issuance and, if, as and when required by the provisions of this Agreement, will issue the Merger Shares into and for which the shares of capital stock of Electronika are to be converted and exchanged in the Merger, and the Merger Shares, when so issued, will be validly issued, fully paid and nonassessable. Parent shall file an application with the American Stock
Exchange (the ASE) to approve the Common Shares for listing, subject to official notice of issuance. Parent shall use its reasonable efforts to cause the Common Shares to be approved for listing on the ASE, subject to official notice of issuance.

Section 6.16     Obligation to Update Disclosure
Letter. Parent and MergerSub shall update and supplement the Parent Disclosure Letter, as necessary, to reflect the changes therein during the period between the date of this Agreement and the Closing Date (the Updated Parent Disclosure
Letter). The Updated Parent Disclosure Letter shall be acceptable to Electronika and the Electronika Stockholders, in their reasonable discretion.

            ARTICLE VII
     ELECTRONIKA'S CONDITIONS TO CLOSING

The obligations of Electronika and the Electronika
Stockholders under this Agreement are subject to all of the following conditions being met or waived as of the Closing:

Section 7.1     Voting Trust. Certain members of
the Sizemore family (the Sizemore Family) and
Peter Caloyeras shall have entered into a voting trust, which shall be in form and substance satisfactory to the parties thereto.

Section 7.2     Accuracy of Representations and
Compliance With Conditions. All representations and warranties of Parent and MergerSub contained in this Agreement, as modified by the Updated
Parent Disclosure Letter, shall be accurate in all material respects as of the Effective Time except as to changes contemplated or permitted by this Agreement. Parent and MergerSub shall have performed and complied with all covenants and agreements in all material respects and satisfied all conditions required to be performed and complied with by them at or before the Effective
Time by this Agreement.

Section 7.3     Material Adverse Change. Between
the date hereof and the Closing Date, there shall not have occurred any material adverse change in the financial condition or in the results of operations or the business, properties, assets
(tangible or intangible), liabilities or prospects of Parent and its subsidiaries, taken as a whole.

Section 7.4     Other Documents. Parent and
MergerSub shall have delivered to Electronika at or prior to the Effective Time such other documents as Electronika may reasonably request in order to carry out transactions contemplated by this Agreement.

Section 7.5     Review of Proceedings. All
actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Electronika, and Parent shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

Section 7.6     Legal Action. There shall not have
been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section 7.7     No Governmental Action. There
shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Electronika,
(i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of any of the Parties to consummate the Merger or any of the other transactions contemplated by this Agreement, or
(iii) otherwise prohibits, restricts, or materially delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Electronika Stockholders of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

Section 7.8     Consents Needed.  Parent shall
have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation consents from (i) the New Jersey Department of Environmental Protection and (ii) any party to any Parent Material Contract.

Section 7.9     Other Agreements. The Escrow
Agreement and any other agreements between the Parties to be executed prior to the Effective Time shall have been authorized, executed, and delivered by the parties thereto at or prior to the Effective Time, at the Effective Time shall be in full force, valid, and binding upon the parties thereto, and shall (subject to the Bankruptcy
Exception) be enforceable by them in accordance with their terms at the Effective Time.

Section 7.10     Closing Certificate.  Electronika
and the Electronika Stockholders shall have received from Parent and MergerSub a certificate dated the Closing Date, certifying that the conditions specified in Sections 7.2, 7.3, 7.6,
7.7 and 7.8 hereof have been satisfied.

Section 7.11     Parent Disclosure Letter.  Parent
and MergerSub shall have delivered to Electronika and the Electronika Stockholders the Parent
Disclosure Letter by December 23, 1998, and the
Parent Disclosure Letter shall be, in form and substance, acceptable to Electronika and the Electronika Stockholders in their sole and absolute discretion. Within ten (10) days following receipt of the Parent Disclosure Letter, Electronika and the Electronika Stockholders shall deliver to Parent and MergerSub a written notice either accepting or rejecting the Parent
Disclosure Letter.  If Electronika and the
Electronika Stockholders reject the Parent
Disclosure Letter, or fail to deliver a notice of acceptance within said 10-day period, this Agreement shall immediately terminate and be of no further force and effect as provided in Section
9.3.

             ARTICLE VIII
     PARENT'S AND ACQUISITION'S
         CONDITIONS TO CLOSING

The obligations of Parent and MergerSub under this Agreement are subject to all of the following conditions being met or waived as of the Closing:

Section 8.1     Voting Trust.  Certain members of
the Sizemore Family and Peter Caloyeras shall have entered into a voting trust, which shall be in form and substance satisfactory to the parties thereto.

Section 8.2     Accuracy of Representations and
Compliance With Conditions. All representations and warranties of Electronika contained in this Agreement, as modified by the Updated Electronika
Disclosure Letter, shall be accurate in all material respects as of the Effective Time, except as to changes contemplated or permitted by this Agreement. Electronika and the Electronika
Stockholders shall have performed and complied with all covenants and agreements in all material respects and satisfied all conditions required to be performed and complied with by them at or before the Effective Time by this Agreement.

Section 8.3     Material Adverse Change. Between
the date hereof and the Closing Date, there shall not have occurred any material adverse change in the financial condition or in the results of operations or the business, properties, assets
(tangible or intangible), prospects, or
liabilities of Electronika and its subsidiaries, taken as a whole.

Section 8.4     Other Documents. Electronika and
the Electronika Stockholders shall have delivered to Parent and MergerSub at or prior to the Effective Time such other documents as Parent may reasonably request in order to carry out the transactions contemplated by this Agreement.

Section 8.5     Review of Proceedings. All
actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Parent and MergerSub, and Electronika shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

Section 8.6     Legal Action. There shall not have
been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section 8.7     No Governmental Action. There
shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Parent, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of any of the parties to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to Parent or MergerSub of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

Section 8.8     Fairness Opinion. Parent shall
have received the opinion of Stern Brothers
Valuation Advisors, dated as of the date of the Proxy Statement and for inclusion therein, to the effect that the Merger and the other transactions contemplated by this Agreement are fair, from a financial point of view, to Parent and its stockholders, and such opinion shall have been confirmed in writing as of the Effective Time.

Section 8.9     Consents Needed.  Electronika
shall have obtained at or prior to the Effective
Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation consents from any party to any Electronika
Material Contract. Parent shall have obtained at or prior to the Effective Time the consent of the New Jersey Department of Environmental Protection to the transactions contemplated hereby.

Section 8.10     Other Agreements.  The Escrow
Agreement and any other agreements to be executed between the Parties prior to the Effective Time shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Effective Time, at the Effective Time shall be in full force, valid, and binding upon the parties thereto, and shall (subject to the Bankruptcy
Exception) be enforceable by them in accordance with their terms at the Effective Time.

Section 8.11     Stockholder Approval.  The
stockholders of Parent shall have duly approved, by the affirmative vote of at least a majority of all shares of Parent Common Stock outstanding, the issuance of the Common Shares to the Electronika
Stockholders and the amendment to the Parent's
Articles of Incorporation creating the Parent
Preferred Stock.

Section 8.12     Closing Certificate.  Parent and
MergerSub shall have received from Electronika and the Electronika Stockholders a certificate dated the Closing Date, certifying that the conditions specified in Sections 8.2, 8.3, 8.6, 8.7 and 8.9 hereof have been satisfied.

Section 8.13     Electronika Disclosure Letter.
Electronika and the Electronika Stockholders shall have delivered to Parent and MergerSub the Electronika Disclosure Letter by December 23,
1998, and the Electronika Disclosure Letter shall be, in form and substance, acceptable to Parent and MergerSub in their sole and absolute discretion. Within ten (10) days following receipt of the Electronika Disclosure Letter, Parent and MergerSub shall deliver to Electronika and the Electronika Stockholders a written notice either accepting or rejecting the Electronika
Disclosure Letter. If Parent and MergerSub reject the Electronika Disclosure Letter, or fail to deliver a notice of acceptance within said 10-day period, this Agreement shall immediately terminate and be of no further force and effect as provided in Section 9.3.

               ARTICLE IX
               TERMINATION

Section 9.1     Mandatory Termination This
Agreement shall be automatically terminated if (a) the holders of at least a majority of all shares of Parent Common Stock outstanding shall not have voted in favor of the adoption and approval of the matters described in Section 8.11 hereof (b)
Electronika and the Electronika Stockholders reject the Parent Disclosure Letter, or fail to deliver a notice of acceptance within the specified 10-day period, as provided in Section
7.11, (c) Electronika and the Electronika
Stockholders shall determine, in their reasonable discretion, that any Updated Parent Disclosure
Letter is not acceptable and shall have delivered a written notice of rejection to Parent and MergerSub within ten days following their receipt of the Updated Parent Disclosure Letter, (d)
Parent and MergerSub reject the Electronika
Disclosure Letter, or fail to deliver a notice of acceptance within the specified 10-day period, as provided in Section 8.13, or (e) Parent and MergerSub shall determine, in their reasonable discretion, that any Updated Electronika
Disclosure Letter is not acceptable and shall have delivered a written notice of rejection to Electronika and the Electronika Stockholders within ten days following their receipt of the Updated Electronika Disclosure Letter.

Section 9.2     Optional Termination.  This
Agreement may be terminated on or before the Effective Time notwithstanding adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby by the stockholders of the parties hereto:

a)     by the mutual written consent of
Electronika and Parent;

b)     at the option of either Electronika or
Parent if the Effective Time shall not have occurred on or before February 28, 1999 (provided that the right to terminate this Agreement under this Section 9.2(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

c)     at the option of Parent, if facts exist
which render impossible the compliance with one or more of the conditions set forth in Article VIII and such conditions are not waived by Parent; and

d)     at the option of Electronika, if facts
exist which render impossible the compliance with one or more of the conditions set forth in Article
VII and such conditions are not waived by Electronika.

Section 9.3     Effect of Termination.  If this
Agreement is rightfully terminated as provided for in this Article IX or pursuant to Sections 7.11 or 8.13:

a)     This Agreement shall forthwith become
wholly void and of no effect without liability on the part of any Party to this Agreement; provided, however, that nothing in this Section 9.3 shall release any of the Parties from liability for a willful failure to carry out its respective obligations under this Agreement, and provided further that the provisions of Sections 5.7, 6.9 and 9.3(b) shall remain in full force and effect and survive any termination of this Agreement; and

b) The Parties shall each pay and bear their own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm, and other experts.

                ARTICLE X
     TRANSFER RESTRICTIONS; GOVERNANCE

Section 10.1     Restrictive Legends.  The Merger
Shares shall be subject to a stop-transfer order and the certificate or certificates evidencing such shares shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE ACT).
SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN
THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
THEREFROM UNDER THE ACT.

In addition, the certificates representing the Common Shares shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO THE TERMS AND
CONDITIONS OF AN AGREEMENT DATED AS OF NOVEMBER
24, 1998 BY AND AMONG TOROTEL, INC. AND THE HOLDER
HEREOF, AMONG OTHERS, A COPY OF WHICH IS ON FILE
WITH THE SECRETARY OF TOROTEL, AND ARE HELD AND
MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF
EXCEPT IN ACCORDANCE THEREWITH.

Subject to the terms and conditions of this Agreement, the Electronika Stockholders may make any disposition of the Common Shares or of the Preferred Shares (to the extent the Preferred
Shares have been released from the Escrow), upon giving to Parent, prior to any such disposition,
(i) written notice describing briefly the manner in which, and the transferee or transferees to whom, such proposed disposition is to be made, and
(ii) written evidence of (a) compliance with the Act, or evidence to the satisfaction of Parent that there is an available exemption from the application of the Act, and (b) the transferee's undertaking to be bound by any applicable terms and conditions of this Agreement.

Section 10.2     Further Restrictions.
Notwithstanding Section 10.1 hereof to the
contrary, the Electronika Stockholders shall not
transfer their shares of Parent Common Stock
during the Escrow Period, except to one or more
trusts of which the Electronika Stockholder is the
sole trustee and which was established for the
benefit of such Electronika Stockholder or such
Electronika Stockholder's spouse, ancestors, issue
(including adopted children and step-children) or
spouses of issue (a      Living Trust).  Subject
to compliance with the provisions of the Securities Act, the Preferred Shares shall not be subject to any restriction on transfer once such shares are released from the Escrow. During the Escrow Period, the Electronika Stockholders may transfer their interests in the Preferred Shares held in the Escrow only to a Living Trust.

Section 10.3     Investment Representations
Either the Electronika Stockholders are
accredited investors,      as that term is defined
in Rule 501 of the rules and regulations
promulgated by the SEC under the Securities Act,
or the Electronika Stockholders, either alone or
with their qualified      purchaser representative
(as defined in Rule 501), have such knowledge and experience in financial and business matters that they are capable of evaluating the risks and merits of an investment in the Merger Shares. The
Electronika Stockholders are acquiring the Merger
Shares in the Merger for investment and not with a view to the sale thereof other than in compliance with the requirements of the Securities Act and applicable Blue Sky laws. At the request of Parent, the Electronika Stockholders will furnish to Parent evidence reasonably satisfactory to Parent that the foregoing representations are true. The Electronika Stockholders acknowledge that Parent has made available to them the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information that Parent is required to furnish under the Securities
Act and the rules and regulations promulgated thereunder.

Section 10.4     Directors. Concurrently with the
Closing, (i) the number of members of the Parent
Board of Directors shall be increased to seven,
(ii) the Electronika Stockholders shall be
entitled to designate two members of the seven
member Parent Board of Directors, and (iii) the
Parent Board of Directors shall appoint such
designees as directors in order to fill the
existing two vacancies.  The Electronika
Stockholders agree not to vote their respective
Common Shares to remove any director of Parent
during the period from the Effective Time to the
earlier of September 30, 1999 or the 1999 annual
meeting of Parent stockholders, except for
Cause.       For purposes of this Section 10.4, a
removal is for      Cause      if such removal is
evidenced by a resolution adopted in good faith by a majority of the Board of Directors of Parent finding that the director to be removed (a) committed an act of embezzlement, fraud, misappropriation or conversion of assets or opportunities or other dishonesty against Parent or any Parent Subsidiary, (b) was enjoined by the Securities and Exchange Commission or any other industry regulatory authority from being and officer or director of a publicly-held company,
(c) engaged in conduct demonstrably and materially injurious to Parent or any Parent Subsidiary, (d) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving dishonesty or moral turpitude or (e) inadequately or improperly performed his duties as a director of Parent or any Parent Subsidiary to the detriment of their respective businesses.

Section 10.5     Prohibited Stockholder Actions.
During the Escrow Period, neither the Electronika
Stockholders nor any of their affiliates
(regardless of whether such person is an affiliate on the date hereof) shall, without prior
Independent Approval (as hereinafter defined):

a) Vote their Common Shares in favor of any action or agreement, or take any other action, that would (i) result in a breach of any covenant, representation or warranty or any other obligation of Electronika under this Agreement or (ii) impede, interfere with or discourage the intended purposes of this Agreement;

b)     Acquire, offer to acquire, or agree to
acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of Parent, other than as a result of a stock split, stock dividend or similar recapitalization; or

c) Make or cause to be made any proposal for any transaction between (i) the Electronika
Stockholders or any of their affiliates and (ii)
Parent or any of its affiliates, including without limitation any acquisition or disposition of assets, merger, or other business combination, restructuring, tender offer, exchange offer, recapitalization or similar transaction.

Section 10.6     Prohibited Actions by Parent.
During the Escrow Period, in addition to any stockholder vote or vote by the Board of Directors of Parent or any affiliate that may be required by law, neither Parent nor any affiliate shall, without prior Independent Approval:

a) Enter into, or propose to enter into, any agreement, arrangement or transaction with the Electronika Stockholders, the Sizemore Family or any of their respective affiliates;

b) Amend the Articles of Incorporation or the Bylaws of Parent or any affiliate that may benefit the Electronika Stockholders, the Sizemore Family or any of their respective affiliates, to the exclusion of, or disproportionately to, the other stockholders of Parent;

c) Approve salary increases or bonus payments to officers or employees affiliated with the Electronika Stockholders, the Sizemore Family or any of their respective affiliates;

d)     Amend, modify, waive or terminate this
Agreement;

e)     Dissolve Parent or any affiliate;

f)     Initiate bankruptcy, insolvency or
reorganization proceedings involving Parent or any affiliate; or

g)     Withdraw the registration of the Parent
Common Stock under the Exchange Act.

Section 10.7     Definition of Independent
Approval.  For the purposes of this Agreement, the
term      Independent Approval      shall mean,
either (i) the approval of a majority of the Board of Directors who are disinterested with respect to the matter which is the subject of the Board or stockholder action or (ii) if there are fewer than two such directors, the approval of the holders of a majority of the then outstanding voting securities of the Company held by persons other than stockholders (including affiliates and Family
Members) interested in such Board or stockholder action.

Section 10.8     Definition of Affiliate and
Family Members.  The term      affiliate
shall mean, with respect to any Person, any other
Person directly or indirectly controlling,
controlled by or under common control with such
Person and, without limiting the generality of the
foregoing, includes (a) any director or officer of
such Person or of any affiliate of such Person,
(b) any such director's or officer's Family
Members, (c) any group, acting in concert, of one
or more of such directors, officers or Family
Members, and (d) any Person owned or controlled by
any such director, officer, Family Member or group
which beneficially owns or holds 10% or more of
any class of equity securities or profits
interest.  The term      control      means the
possession, directly or indirectly, of the power
to direct or cause the direction of the management
and policies of an entity, whether through the
ownership of voting securities, by contract or
otherwise.  The term      Family Member      shall
mean any brother, sister, spouse, ancestor or descendant of an affiliate or of a Person, director of officer.

Section 10.9     Indemnification; Insurance.

a)     From and after the Closing Date, Parent
shall indemnify and hold harmless each person who
is, or has been at any time prior to the date
hereof or who becomes prior to the Closing Date,
an officer or director of Parent or any of the
Parent Subsidiaries (collectively, the Indemnified
Parties      and individually, an      Indemnified
Party) against all losses, liabilities, expenses, claims or damages incurred in connection with any claim, suit, action, proceeding or investigation based in whole or in part on the fact that such Indemnified Party is or was a director or officer of Parent or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Closing Date (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by Missouri law and its articles of incorporation and bylaws in effect on the date hereof, for a period of not less than six years following the Closing
Date; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

b) The Electronika Stockholders shall cause the articles of incorporation and bylaws of Parent and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under applicable law and consistent with Section 10.9(a) and shall not permit the amendment of such provision in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the date hereof.

c) Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Closing Date, Parent shall, to the fullest extent permitted under applicable law, pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided the Indemnified
Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Parent shall pay all expenses, including attorneys' fees, that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 10.9(c).

d)     For six years after the Closing Date,
Parent shall cause policies of directors' and officers' liability insurance to be maintained by Parent in amounts not less than 1998 coverage
(provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Closing Date, to the extent such policies are available. Notwithstanding the foregoing, if annual premiums for Parent's director and officer liability insurance exceeds
150% of 1998 premiums(Maximum Premium), Parent shall only be obligated to purchase such insurance coverage as may be purchased by a premium payment equal to the Maximum Premium.

e) Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified
Party and Parent, retained at Parent's expense.

f) This Section 10.9 is intended to benefit the Indemnified Party and their respective heirs, executors and personal representatives and shall be binding on the successors and assigns of Parent.

            ARTICLE XI
           MISCELLANEOUS

Section 11.1     Survival.  The representations,
warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby and continue in force and effect only until the expiration of the Escrow
Period.

Section 11.2     Further Actions.  At any time and
from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 11.3     Modification.  This Agreement
(including the documents and instruments referred to herein) sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and understandings, both written and oral, among them concerning such subject matter. This Agreement may be amended prior to the Effective Time
(notwithstanding stockholder adoption and approval) by a written instrument executed by the Parties with the approval of their respective
Boards of Directors; provided, however, that after approval of this Agreement and the Merger by the Electronika Stockholders or the stockholders of Parent, no amendment shall be made which by law requires further approval of such stockholders without such further approval.

Section 11.4     Notices.  Any notice or other
communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered
(in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 11.4):

To Parent or MergerSub:
Torotel, Inc.
13402 South 71 Highway
Grandview, MO  64030
Attention:  Secretary

With a copy to:
Shook, Hardy & Bacon L.L.P.
1010 Grand Boulevard
5th Floor
P.O. Box 15607
Kansas City, MO  64106
Attention:  Randall B. Sunberg, Esq.

To Electronika or the Electronika
Stockholders:
Basil Peter Caloyeras
c/o Magnetika, Inc.
2041 W. 139th Street
Gardena, California 90247

With a copy to:
Ervin, Cohen & Jessup LLP
Ninth Floor
9401 Wilshire Boulevard
Beverly Hills, CA  90212-2974
Attention:  W. Edgar Jessup, Jr., Esq.

Any notice given in accordance with this Section
11.4 shall be deemed duly given when received by the party for whom it is intended, if personally delivered or delivered by telecopy, telex or similar telecommunications equipment, twenty-four
(24) hours after delivery if sent by Federal
Express, Express Mail or similar overnight delivery or courier service or forty-eight (48) hours after being deposited in the United States mail, all fees prepaid.

Section 11.5     Waiver.  At any time prior to the
Closing, the Parties may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts or any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
Any waiver must be in writing and signed by the waiving party.

Section 11.6     Binding Effect.  The provisions
of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns and shall inure to the benefit of each Indemnified
Party and his, her or its successors and assigns.

Section 11.7     No Third-Party Beneficiaries.
This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement except as specifically provided herein.

Section 11.8     Separability.  If any provision
of this Agreement is deemed to be invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 11.9     Headings.  The headings in this
Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 11.10     Counterparts; Governing Law.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This
Agreement shall be governed by and construed in accordance with the laws of Missouri without giving effect to conflict of laws.

Section 11.11     Assignment. Neither this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties.

     [The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TOROTEL, INC.

____________________________________
By:  ________________________________
Title:  _______________________________

TOROTEL MERGER SUBSIDIARY, INC.

____________________________________
By:  ________________________________
Title:  _______________________________


ELECTRONIKA, INC.

_____________________________________
By:  ________________________________
Title:  _______________________________

_____________________________________
Alexandra Zoe Caloyeras
_____________________________________
Aliki Sophia Caloyeras

_____________________________________
Basil Peter Caloyeras














































                    Exhibit B
               Financial Information






































































          COMBINED FINANCIAL STATEMENTS
                       AND
              REPORT OF INDEPENDENT
           CERTIFIED PUBLIC ACCOUNTANTS

       CALOYERAS, INC., d.b.a. ELECTRONIKA
             AND MAGNETIKA/EAST LTD.

           December 31, 1997 and 1996




















































                   C O N T E N T S






REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

COMBINED FINANCIAL STATEMENTS
     COMBINED BALANCE SHEETS
     COMBINED STATEMENTS OF EARNINGS
     COMBINED STATEMENT OF OWNERS' EQUITY
       (DEFICIT)
     COMBINED STATEMENTS OF CASH FLOWS
     NOTES TO COMBINED FINANCIAL STATEMENTS












































  REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Caloyeras, Inc., d.b.a. Electronika
Magnetika/East Ltd.


We have audited the accompanying combined balance sheets of Caloyeras, Inc., d.b.a. Electronika and Magnetika/East Ltd. as of December 31, 1997 and 1996, and the related combined statements of earnings, owners' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Caloyeras, Inc., d.b.a.
Electronika and Magnetika/East Ltd. as of December
31,
1997 and 1996, and the combined results of their operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/GRANT THORNTON LLP
GRANT THORNTON LLP



Kansas City, Missouri
January 6, 1999




























             COMBINED FINANCIAL STATEMENTS


































            Caloyeras, Inc., d.b.a. Electronika
                 and Magnetika/East Ltd.
                  COMBINED BALANCE SHEETS
                         December 31,

ASSETS                           1997            1996

Current assets
  Cash                      $   21,658       $
9,520
    Accounts receivable,
       net of allowance
       for doubful accounts
       of $28,553 in 1997
       and $4,074 in 1996       99,041
258,558
  Inventories                  115,571
60,635
  Due from affiliates             -
64,383
  Prepaid expenses              10,294
4,947
      Total current assets     246,564
408,043

Other assets                     5,590
5,590

LIABILITIES AND OWNERS' EQUITY
  (DEFICIT)

Current liabilities
  Accounts payable          $    53,403    $
49,157
  Accrued liabilities            52,129
47,367
  Due to affiliates             150,834           -
      Total current
       liabilities              256,366
96,524

COMMITMENTS                        -              -

Owners' equity (deficit)
  Common stock - authorized,
     20,000 shares of $100
     par value; 1,000 shares
     issued and outstanding     100,000
100,000
  Preferred stock - authorized,
     20,000 shares of $100
     par value; no shares
    issued and outstanding         -              -
Accumulated deficit           (276,342)
(38,996)
Partners' equity               172,130
256,105
                                (4,212)
317,109
                            $  252,154      $
413,633










        The accompanying notes are an integral part
                 of these statements.
     Caloyeras, Inc., d.b.a. Electronika and
                 Magnetika/East Ltd.
            COMBINED STATEMENTS OF EARNINGS
                Year ended December 31,

                            1997                 1996

Sales                  $1,790,695
$1,374,991
Cost of goods sold        984,905
784,784
         Gross profit     805,790
590,207

Operating expenses
  Selling expenses         19,538
18,960
  Officers' salaries
   and related expenses   447,385
100,295
  General and adminis-
   trative expenses       177,158
150,319
                          644,081
269,574
             Earnings
             from
             operations   161,709
320,633

Other income
              Net
              earnings       -
1,595
                       $  161,709          $
322,228














    The accompanying notes are an integral part
                 of these statements.
         Caloyeras, Inc., d.b.a. Electronika
              and Magnetika/East Ltd.
     COMBINED STATEMENT OF OWNERS' EQUITY (DEFICIT)
        Years ended December 31, 1997 and 1996



                        Retained
                        earnings
              Common  (accumulated Partners'
              stock     deficit)    equity     Total

Balance at
 January 1,
 1996       $ 100,000  $ 267,165  $ 151,787  $
518,952

Net earnings
 for the year   -        202,910    119,318
322,228

Stockholders'
 distributions/
 partners'
 draws during
 the year         -      (509,071)  (15,000)
(524,071)

Balance at
 December 31,
 1996         100,000     (38,996)  256,105   317,109

Net earnings
 (loss) for
 the year        -        (57,346)  219,055   161,709

Stockholders'
 distributions/
 partners'
 draws during
 the year        -       (180,000) (303,030)
(483,030)

Balance at
 December 31,
 1997        $ 100,000 $ (276,342) $ 172,130 $
(4,212)














    The accompanying notes are an integral part
             of this statement.
          Caloyeras, Inc., d.b.a. Electronika
              and Magnetika/East Ltd.
          COMBINED STATEMENTS OF CASH FLOWS
               Year ended December 31,


                                     1997        1996

Cash flows from
 operating activities
   Net earnings
   Adjustments to reconcile
    net earnings to net cash
    provided by operating
    activities                $  161,709   $  322,228
     Changes in assets and
       liabilities
        Decrease (increase)
         in accounts receivable  169,518
(115,030)
        Increase in inventories  (54,936)
(20,255)
        Increase in prepaid
          expenses                (5,347)
(1,400)
        Increase in due to
          affiliates             215,217      193,412
        Increase in accounts
          payable                  4,246       21,762
        Increase in accrued
          liabilities              4,761       36,012
           Net cash provided by
            operating activities 495,168      436,729

Cash flows from investing
  activities
     Collections of notes
       receivable                   -          45,000
           Net cash provided by
            investing activities    -          45,000

Cash flows from financing
  activities
     Stockholders'
      distributions              (180,000)
(509,071)
     Partners' draws             (303,030)
(15,000)
           Net cash used in
            operating activities (483,030)
(524,071)

Net increase (decrease) in cash    12,138
(42,342)

Cash at beginning of year           9,520      51,862

Cash at end of year             $  21,658    $  9,520






       The accompanying notes are an integral part
                 of these statements.
           Caloyeras, Inc., d.b.a. Electronika
                 and Magnetika/East Ltd.
          NOTES TO COMBINED FINANCIAL STATEMENTS
               December 31, 1997 and 1996


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.

1.  Principles of Combination

The combined financial statements include the accounts of Caloyeras, Inc. d.b.a. Electronika and Magnetika/East LTD. Voting control of each company is vested in members of one family and the companies are under common management. Because of these relationships, the financial statements of the companies (hereinafter collectively referred to as the
Company) have been prepared as if they were a single entity. All significant intercompany balances and transactions have been eliminated.

2.  Nature of Operations

Caloyeras, Inc., d.b.a. Electronika is a California corporation engaged in the sales of ballast and power supplies to the commercial aircraft and airline industries nationwide. The Company's only supplier of the components it sells is a related party, which manufactures the parts under an agreement exclusively with the Company.

Magnetika/East Ltd. is a Massachusetts limited partnership and is engaged in the manufacturing of custom magnetic components such as transformers and inductors. The Company's customers are located primarily in the New England area.

3.  Revenue Recognition

Sales and related costs of sales are recognized upon shipment of products.

4. Inventory Valuation

Inventories are valued at the lower of cost or market, with cost determined on the first-in, first-out basis.

5.  Income Taxes

Income taxes on the net earnings of Caloyeras, Inc.
d.b.a. Electronika for the year are payable personally by the stockholders pursuant to an election under subchapter S of the Internal Revenue Code not to have the corporation taxed as a corporation. Accordingly, no provision has been made for federal and state income taxes in the accompanying combined financial statements.

Net earnings of Magnetika/East Ltd. is currently taxable to the partners; accordingly, no provision is made for federal and state income taxes in the accompanying combined financial statements.

6.  Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - INVENTORIES

Inventories consisted of the following at December
31:

                                  1997           1996

      Raw materials           $    6,197    $
12,768
      Work-in-process            109,374
47,867
                                 115,571
60,635


NOTE C - LEASES

Magnetika/East Ltd. leases all of its equipment under an operating lease from a partnership whose general partner is also the general partner of Magnetika/East
Ltd. The operating lease is a month-to-month lease that calls for monthly payments of $2,100 plus property taxes and insurance.

Magnetika/East Ltd. conducts its operations utilizing leased facilities consisting of warehouse and office space. The operating lease provides that Magnetika/East Ltd. pay taxes, insurance, maintenance, and other expenses applicable to the leased property.
The lease expires in 1998 and calls for renewal prior to the expiration.

Minimum rental payments due in 1998 under such operating leases aggregate $5,313.

Rental expense for all operating leases for the year ended December 31, 1997 was $62,533, of which $26,953 was to a related party. Rental expense for the year ended December 31, 1996 was $65,273, of which $25,150 was to a related party.


NOTE D - RELATED PARTY TRANSACTIONS

Sales to related parties accounted for approximately
$82,000 and $157,000 of net sales in 1997 and 1996,
respectively; and $47,000 and $50,000 of cost of goods sold, respectively.

The amounts due to related parties included in accrued liabilities are $2,100 at December 31, 1997. There were no such liabilities at December 31, 1996.

Included in the administrative expenses is a management fee paid to a related party for $2,000 in 1997 and $600 in 1996.

The operations of Caloyeras, Inc. d.b.a. Electronika are conducted in facilities which also house the operations of a related party. Electronika does not own any fixed assets. As needed, Electronika uses the fixed assets of the related party sharing the same facilities and occasionally uses personnel of the related party. Electronika pays no rent expense for use of the facilities, nor does it reimburse the related party for the pay of the personnel used.
Management has determined that the amount of use of these assets and services is not significant.


NOTE E - EMPLOYEE BENEFIT PLAN

Magnetika/East Ltd. sponsors a defined contribution retirement plan for employees with one year of service. Employees may contribute up to 20% of their compensation. The Company may match the employees' contributions and periodically makes discretionary contributions. The Company made no such contributions to the plan in 1997 and 1996.


NOTE F - MAJOR CUSTOMERS

In 1997, the Company had one major customer who accounted for 33% of total sales. In 1996, the Company had one major customer who accounted for 25% of total sales. A major customer is considered to be any customer who accounts for 10% or more of the Company's total sales.


NOTE G - SUBSEQUENT EVENT

On July 24, 1998, the Company entered into a letter of intent for a possible business combination with Torotel, Inc., which manufactures magnetic components and power supplies. Torotel, Inc. had net sales of $11,738,000 and a net loss of $1,523,000 for its fiscal year ending April 30, 1998. In connection with this business combination, Torotel, Inc. would exchange 1.8 million shares of its common stock for 100 percent of the outstanding securities of the Company. In addition, Torotel would deposit 2.5 million shares of a new class of preferred stock (5% cumulative, non-participating, non-convertible, non-voting) into escrow for the benefit of the Company's shareholders. The preferred stock will be distributed annually over a five-year period based on the Company's earnings performance following the merger.
Further, the founder's family shareholders of Torotel,
Inc. would form a voting trust or similar arrangement, pursuant to which Peter B. Caloyeras would be allowed to vote 525,165 shares of common stock of Torotel, Inc. owned by the Sizemore family during the five-year escrow period. As a result of these transactions, the
Caloyeras family would acquire more than 50 percent of the voting control of Torotel, Inc. This transaction is subject to, among other things, due diligence, the negotiation and execution of definitive agreements, and the approval of Torotel, Inc.'s shareholders.
There can be no assurance that the parties will consummate the transaction contemplated by the letter of intent.










































      Unaudited Interim Financial Statements







































   Caloyeras, Inc. d.b.a Electronika and
             Magnetika/East Ltd.
            COMBINED BALANCE SHEET
              September 30, 1998
               (Unaudited)

ASSETS
Current assets
     Cash                          $188,325
     Accounts receivable            311,032
     Inventories                     87,355
     Prepaid expenses                10,562

        Total current assets        597,274

Other assets                         12,399
                                   $609,673

LIABILITIES AND OWNERS' EQUITY
Current liabilities
     Accounts payable              $ 20,633
     Accrued liabilities             41,935
     Due to affiliates              150,356

        Total liabilities           212,924

Common stock - authorized,
 20,000 shares of $100 par
 value; 1,000 shares issued
 and outstanding                    100,000
     Preferred stock - authorized
      20,000 shares of $100 par
      value; no shares issued and
      outstanding                      -

Accumulated deficit                 (52,681)
Partners' equity                    349,430
                                   $609,673

The accompanying notes are an integral part of this statement.


















   Caloyeras, Inc. d.b.a. Electronika and
            Magnetika/East Ltd.
       COMBINED STATEMENTS OF EARNINGS
       Nine months ended September 30,
                (Unaudited)

                     1998            1997

Sales              $1,405,964       $1,415,273
Cost of goods
 sold                 831,725          757,030
      Gross profit    574,239          659,243
Operating expenses
    Selling expenses   10,502            12,475
    General and
     administrative
     expenses         110,776           101,141
      Total
       operating
         expenses     121,278           113,616
Other income          -                 -
NET EARNINGS       $  452,961        $  545,627

The accompanying notes are an integral part of these statements.

































     Caloyeras, Inc. d.b.a. Electronika and
               Magnetika/East Ltd.
         COMBINED STATEMENTS OF CASH FLOWS
           Nine months ended September 30,
                      (Unaudited)

                             1998         1997

Cash flows from
  operating activities
Net earnings                  $ 452,961  $ 545,627
Adjustments to reconcile
  net earnings to net
   cash provided by
   operating activities
     Changes in assets
      and liabilities
       Decrease in
        accounts receivable    (211,991)    13,176
       Increase in
        inventories              28,216     39,039
       Increase in prepaid
        expenses                   (268)    (5,217)
       Increase in due to
         affiliates                (478)   (24,292)
       Increase in other
         assets                  (6,809)     -
       Increase in accounts
         payable                (32,770)   (32,471)
       Decrease in accrued
         liabilities            (10,194)   (23,791)
             Net cash provided
             by operating
              activities         218,667    512,071
  Cash flows from financing
   activities
     Stockholders'
      distributions              (52,000)  (148,400)
     Partners' drawings          -         (303,030)
              Net cash used
               in financing
               activities        (52,000)  (451,430)
Net increase in cash             166,667     60,641
Cash at beginning of period       21,658      9,520
Cash at end of period        $   188,325  $  70,161

The accompanying notes are an integral part of these statements.












   Caloyeras, Inc. d.b.a. Electronika and
             Magnetika/East Ltd.
         COMBINED STATEMENTS OF EARNINGS
        Three months ended September 30,
                  (Unaudited)

                              1998         1997

Sales                      $  453,234    $  449,897
Cost of goods sold            273,673       270,738
        Gross profit          179,561       179,159
Operating expenses
  Selling expenses              5,146         6,100
  General and
    administrative
      expenses                 50,277        34,032
        Total
          operating
          expenses             55,423        40,132
Other income                     -             -
NET EARNINGS               $  124,138   $  139,027

The accompanying notes are an integral part of these statements.



































          Caloyeras, Inc. d.b.a Electronika and
                   Magnetika/East Ltd.
         NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

A summary of significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.

1.    Principles of Combination

The combined financial statements include the accounts of Caloyeras, Inc. d.b.a. Electronika and Magnetika/East LTD. Voting control of each company is vested in members of one family and the companies are under common management. Because of these relationships, the financial statements of the companies (hereinafter collectively referred to as the Company) have been prepared as if they were a single entity. All significant intercompany balances and transactions have been eliminated.

2.     Nature of Operations

Caloyeras, Inc., d.b.a. Electronika is a California Corporation engaged in the sales of ballast and power supplies to the commercial aircraft and airline industries nationwide. The
Company's only supplier of the components it sells is a related party, which manufactures the parts under an agreement exclusively with the Company.

Magnetika/East Ltd. is a Massachusetts limited partnership and is engaged in the manufacturing of custom magnetic components such as transformers and inductors. The Company's customers are located primarily in the New England area.

3.     Revenue Recognition

Sales and related costs of sales are recognized upon shipment of products.

4.     Inventory Valuation

Inventories are valued at the lower of cost or market, determined on the first-in, first-out basis.

5.     Income Taxes

Income taxes on the net earnings of Caloyeras, Inc. d.b.a. Electronika for the year are payable personally by the stockholders pursuant to an election under subchapter S of the Internal
Revenue Code not to have the corporation taxed as a corporation. Accordingly, no provision has been made for federal and state income taxes in the accompanying combined financial statements.

Net earnings of Magnetika/East Ltd. is currently taxable to the partners; accordingly, no provision is made for federal and state income taxes in the accompanying combined financial statements.

6.     Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVENTORIES

Inventories consisted of the following at September
30, 1998:

                          Amount

Raw materials           $  9,696
Work-in-process           77,659
                        $ 87,355

NOTE C- LEASES

Magnetika/East Ltd. leases all of its equipment, under an operating lease, from a partnership whose general partner is also the general partner of Magnetika/East Ltd.. The operating lease is a month-to-month lease that calls for monthly payments of $2,100 plus property taxes and insurance.

Magnetika/East Ltd. conducts its operations utilizing leased facilities consisting of warehouse and office space. The operating lease provides that Magnetika/East Ltd. pay taxes, insurance, maintenance, and other expenses applicable to the leased property. The lease expires in 2003 and calls for renewal prior to the expiration.

NOTE D - RELATED PARTY TRANSACTIONS

The operations of Caloyeras, Inc. d.b.a.
Electronika are conducted in facilities which also house the operations of a related party.
Electronika does not own any fixed assets. As needed, Electronika uses the fixed assets of the related party sharing the same facilities and occasionally uses personnel of the related party.
Electronika pays no rent expense for use of the facilities, nor does it reimburse the related party for the pay of the personnel used.
Management has determined that the amount of use of these assets and services is not significant.


NOTE E - SUBSEQUENT EVENT

On July 24, 1998, the Company entered into a letter of intent for a possible business combination with Torotel, Inc., which manufactures magnetic components and power supplies. Torotel, Inc. had net sales of $11,738,000 and a net loss of $1,523,000 for its fiscal year ending April 30, 1998. In connection with this business combination, Torotel, Inc. would exchange 1.8 million shares of its common stock for 100 percent of the outstanding securities of the Company. In addition, Torotel would deposit 2.5 million shares of a new class of preferred stock (5% cumulative, non-participating, non-convertible, non-voting) into escrow for the benefit of the Company's shareholders. The preferred stock will be distributed annually over a five-year period based on the Company's earnings performance following the merger. Further, the founder's family shareholders of Torotel, Inc. would form a voting trust or similar arrangement, pursuant to which Peter B. Caloyeras would be allowed to vote
525,165 shares of common stock of Torotel, Inc.
owned by the Sizemore family during the five-year escrow period. As a result of these transactions, the Caloyeras family would acquire more than 50 percent of the voting control of Torotel, Inc.
This transaction is subject to, among other things, due diligence, the negotiation and execution of definitive agreements, and the approval of Torotel, Inc.'s shareholders. There can be no assurance that the parties will consummate the transaction contemplated by the letter of intent.





































         Pro Forma Consolidated Financial Statements






























           TOROTEL, INC. AND SUBSIDIARIES

      Pro Forma Consolidated Financial Statements



On November 24, 1998, an Agreement and Plan of Merger was signed between Torotel and Electronika, Inc.
(formerly Caloyeras, Inc.), a private manufacturer of magnetic components. The terms of the merger include:

Torotel exchanging 1,800,000 common shares for all the outstanding Electronika shares.

Torotel depositing 2,500,000 shares of a new Class A
$1.00 Preferred Stock (5 percent cumulative, non-participating, non-convertible) into escrow for the benefit of the Electronika shareholders. The
Preferred Stock will be distributed annually over a five-year period based on Electronika's earnings performance following the merger.

Torotel's founding family shareholders (the Sizemore
Family) will form a Voting Trust or similar arrangement, allowing Peter Caloyeras (Electronika's founder) to vote 525,165 shares of common stock held by the Sizemore Family, which will represent 11.4% of Torotel's outstanding common stock after the merger.
After giving effect to the Merger and the Voting
Trust, the Caloyeras family will hold, or direct the voting of, 54.9% of Torotel's outstanding common stock. The term of the Voting Trust will coincide with the term of the Preferred Stock Escrow Period.

The accompanying unaudited consolidated pro forma balance sheet and statements of operations reflect the combined financial position and operations of Torotel and Electronika.

The pro forma consolidated balance sheet as of October 31, 1998, assumes the acquisition of Electronika occurred on that date. The pro forma consolidated statements of operations assume the acquisition was completed on May 1, 1997. In preparing the pro forma information, no adjustments have been made to operations for the impact of certain anticipated operational and administrative efficiencies.

The pro forma consolidated financial information is not necessarily indicative of the results which actually would have occurred had the transactions been in effect on the dates and for the periods indicated or which may result in the future. In future statements, Electronika will be consolidated only from the closing date of the acquisition.



       TOROTEL, INC. AND SUBSIDIARIES

    Pro Forma Consolidated Balance Sheet
          As of October 31, 1998
           (Unaudited, in 000s)



                                    Pro     Consol-
                          Electro- Forma    idated
                  Torotel   nika   Adjust  Pro Forma
ASSETS

Current assets:
  Cash (Note 1)   $   73  $  199  $  (174)  $  98
  Accounts
   receivable, net   875     378      -     1,253
  Inventories      3,047      89      -     3,136
  Prepaid expenses   156      16      -       172
  Asset held for
   disposal           76      -       -        76
                   4,227     682    (174)   4,735

Property, plant
 and equipment,
 net (Note 2)      1,438      -      114    1,552

Other assets
 (Note 3)            105       6     (78)      33

Due from
 affiliates
 (Note 1)             -       68     (68)      -

Goodwill (Note 4)     -        -   1,165    1,165

                 $ 5,770  $  756  $  959   $7,485

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term
   revolving
   credit line   $ 1,203  $   -  $  -     $ 1,203
  Current
   maturities
   of long-term
   debt              284      -     -         284
  Trade accounts
   payable           654      29    -         683
  Accrued liabil-
   ities             313      36    -         349
                   2,454      65    -       2,519





Long-term debt,
 less current
 maturities        1,479       -      -        1,479

Note and interest
  payable to
  former officer     458       -      -          458

Commitments and
  contingencies      486       -      -          486

Due to
 affiliates
 (Note 1)            -       242   (242)         -

Stockholders'
 equity:
  Common stock,
   at par value
   (Note 5)       1,441       -     900       2,341
  Capital in
   excess of
   par value
   (Note 5)       8,673       -     750       9,343
  Partners'
   equity
   (Note 5)         -        449   (449)       -
  Accumulated
   deficit       (9,016)      -      -      (9,016)
                  1,098      449  1,201       2,668
  Less treasury
   stock, at cost   205       -      -          205
                    893      449  1,201       2,463

                $ 5,770    $ 756 $  959    $  7,485






















  The accompanying notes are an integral
       part of these statements.
           TOROTEL, INC. AND SUBSIDIARIES

  Pro Forma Consolidated Statements of Operations
        Six Months Ended October 31, 1998
     (Unaudited, in 000s except per share data)



                                    Pro     Consol-
                          Electro- Forma    idated
                  Torotel   nika   Adjust  Pro Forma

Net sales      $  4,649 $     926  $   -   $    5,575
Cost of goods
 sold             4,106       554      -        4,660

     Gross profit   543       372      -          915

Operating
 expenses
 (Note 6)         1,500       94      51        1,645

     Earnings
      (loss) from
      operations  (957)      278     (51)       (730)

Other income
 (expense):
  Interest expense (169)       -         -        (169)
  Other, net        984        -         -         984
                    815        -         -         815

     Earnings
      (loss) before
      provision for
      income taxes   (142)   278     (51)         85

Provision for
  income taxes         -           -         -
-

Net earnings
 (loss)         $  (142) $   278   $ (51)   $     85

Basic earnings
  (loss) per
  share         $  (.05)                    $    .02

Diluted earnings
  (loss) per
  share         $  (.05)                    $    .02

Weighted average
  common shares
  outstanding     2,811                        4,611
Incremental shares  -                             44

      The accompanying notes are an integral part of these statements.

               TOROTEL, INC. AND SUBSIDIARIES

       Pro Forma Consolidated Statements of
Operations
             Fiscal Year Ended April 30, 1998
        (Unaudited, in 000s except per share data)




                                    Pro     Consol-
                          Electro- Forma    idated
                  Torotel   nika   Adjust  Pro Forma

Net sales     $  11,738  $  1,699  $   -   $   13,437
Cost of goods
  sold            9,301       979      -       10,280

   Gross profit   2,437       720      -        3,157

Operating
 expenses
 (Note 7)         3,108       634    (327)      3,415

   Earnings (loss)
    from operations    (671)   86     327       (258)

Other income (expense):
  Interest expense     (279)    -       -         (279)
  Other, net           (345)    -       -         (345)
                       (624)    -       -         (624)

   Earnings (loss)
    before provision
    for income taxes (1,295)    86     327      (882)

Provision for
 income taxes           228     -       -          228

Net earnings
 (loss)          $  (1,523)  $  86  $  327  $ (1,110)

Basic loss
 per share       $    (.54)                 $   (.24)

Diluted loss
 per share       $    (.54)                 $   (.24)


Weighted average
 common shares
 outstanding         2,809                      4,609
Incremental shares     -                         -


         The accompanying notes are an integral part of these statements.

          NOTES TO PRO FORMA CONSOLIDATED
              FINANCIAL STATEMENTS
                    (Unaudited)



1. Adjustment for payment of amounts due to and from affiliates.

2. Adjustment for estimated fair market value of equipment contributed to business by the Caloyeras
Family Partnership, L.P.

3. Adjustment to eliminate the costs incurred for the acquisition (accounting, legal, consulting, etc.).

4. Adjustment for the excess of the $1,728,000 acquisition cost over the $563,000 assigned to identifiable assets acquired less liabilities assumed. This goodwill amount of $1,165,000 will be amortized over 40 years.

5. Adjustment for the issuance of 1,800,000 shares of Torotel Common Stock, $.50 par value, in exchange for all of the outstanding Electronika shares. The fair market value of Torotel's stock was determined to be $.96 per share, which was based on the quoted market price on the American Stock Exchange three days before and after the terms of the acquisition were announced. The adjustment of $900,000 to Common
Stock represents the par value of the shares issued.
The adjustment of $750,000 to Capital in Excess of Par Value represents the fair market value in excess of par of $828,000 less $78,000 for the adjustment discussed in Note 3.

6.  Adjustment of $51,000 for the six months ended
October 31, 1998, to increase general and administrative expenses. This amount includes depreciation of $12,000 on Electronika as a result of the adjustment discussed in Note 2, amortization of $14,000 on Torotel as a result of the adjustment discussed in Note 4, and officers salary of $25,000 on Torotel for Peter B. Caloyeras, as the new
Chairman of the Board and Chief Executive Officer.

7.  Adjustment of $327,000 for the year ended April
30, 1998, to decrease general and administrative expenses. This amount includes an annual bonus distribution to Electronika's officers of $429,000, which will not be incurred on an ongoing basis. This decrease was offset partially by depreciation of $23,000 on Electronika as a result of the adjustment discussed in Note 2, amortization of $29,000 on Torotel as a result of the adjustment discussed in
Note 4, and officers salary of $50,000 on Torotel for Peter B. Caloyeras, as the new Chairman of the Board and Chief Executive Officer.


































                  Exhibit C
              Fairness Opinion













































     [Stern Brothers Letterhead]

November 12, 1998

Board of DirectorsTorotel, Inc.
c/o Mr. Jim Serrone
13402 South 71 Highway
Grandview, Missouri  64030

Gentlemen:

Torotel, Inc.(Torotel      or the Company) has
asked Stern Brothers Valuation Advisors(Stern
Brothers) for our opinion as to the fairness, from a financial point of view, to the minority interest shareholders, of the purchase of Electronika, Inc., a California corporation(Electronika) by merging Electronika with and into MergerSub (a wholly-owned subsidiary of Torotel) in a tax free reorganization.
Pursuant to the Merger, the Electronika
stockholders will receive, in the aggregate,  (i)
1,800,000 shares of common stock of Torotel, and
(ii)  up to 2,500,000 shares of new Class A $1.00
Preferred stock of Torotel based on the amount of EBITDA generated by the Surviving Corporation which will be deposited in escrow for the benefit of the Electronika shareholders. Our opinion is based on information available to us as of November 11, 1998.

Scope of Work

In the course of our analysis for purposes of rendering our opinion, we have, among other things, done the following:

Visited the Company's administrative headquarters and manufacturing facility.

2) Interviewed key management regarding the background, operations, financial performance and prospects of Torotel and Electronika.

3)     Reviewed and considered the following
information:  Torotel's annual reports for
the years ended April 30, 1991 through April 30,
1998.  Torotel's 10Q reports for the quarters
ended October 31, 1997, January 31, 1998 and July
31, 1998.  Federal and state income tax returns
filed by the Company for fiscal year 1997.  Four year
income statement forecast prepared by the Company for
Torotel for fiscal years 1999 through 2002.  Board of
Directors Minutes from April 21, 1997 through August
10, 1998.  Torotel's proxy statement of Notice of
Annual Meeting of Shareholders, dated 8/15/97.
Certificate and Articles of Incorporation and
Amendments, Bylaws and Amendments for Torotel
Products, Inc., Torotel, Inc., and OPT Industries,
Inc.  Certificate of Merger of Torotel Magnetics into
OPT Industries, Inc.  Second Edition brochure of
Torotel's products.     Various newspaper articles
and other published information on Torotel.
Torotel's product brochure of Inductors/Transformers.
Draft of Agreement and Plan of Merger among Torotel,
Inc., Torotel Merger Subsidiary, Inc., Electronika,
Inc. and the Electronika Stockholders dated October,
1998.

4)     Reviewed and considered the following
additional information:  Draft of Financial
Statements and Accountants' Review Report for
Magnetika/East LTD. as of December 31, 1997.
Draft of Financial Statements and Accountants'
Review Report for Caloyeras, Inc., d/b/a
Electronika as of December 31, 1997.     Tax
returns for Caloyeras, Inc. from 1994 through 1997. Tax returns for Magnetika-East Limited
Partnership from 1992 through 1997. Management prepared financial statements for Magnetika/East
LTD. as of December 31, 1996, December 31, 1997,
June 30, 1997 and June 30, 1998. Management prepared financial statements for Caloyeras, Inc.
as of December 29,1996, December 31, 1997, June
30, 1997 and June 30, 1998.  Articles of
Incorporation and Bylaws of Caloyeras, Inc. (a
California Corporation).  Agreement and
Certificate of Limited Partnership for
Magnetika/East Limited Partnership, A
Massachusetts Limited Partnership.  Manufacturing
Agreement dated August 1, 1998 between Caloyeras,
Inc. d/b/a Electronika and Ferrodyne, Corporation d/b/a Magnetika West, Inc. Statement of Corporate
Objectives of Torotel, Inc., its Subsidiaries and
Affiliates.  Board Actions by Unanimous Written
Consent for Caloyeras, Inc.  Resume of Peter B.
Caloyeras.  Annual reports, interim reports, 10-
K's, 10-Q's, and other published information of publicly traded companies as nearly comparable to Torotel as we could find. Data on transactions of privately held companies from The Institute of Business Appraisers.? Publications by Standard &
Poor's and Bloomberg Financial Services; The Value
Line Investment Survey; Federal Reserve Bulletin; The
Wall Street Journal; Directory of Companies
Required to File Annual Reports with the
Securities and Exchange Commission; Stocks, Bonds,
Bills and Inflation 1996 Yearbook by Ibbotson
Associates; and Mergerstat Review 1996 by Houlihan
Lokey Howard & Zukin.

5)     Interviewed Torotel's and Electronika's
attorney and accountant.

6)     Conducted an analysis of the value of
Torotel and Electronika using several market comparison methods and a discounted cash flow approach.

7)     Conducted such other studies, analyses,
inquiries and investigations as we deemed appropriate.

The foregoing is, of course, only a summary of the information reviewed and factors considered by us which have influenced our opinion and does not recite in detail all of such information and factors that we have taken into consideration in connection with our opinion.

Assumptions and Limiting Conditions

The Company, Board of Directors, and its representatives warranted to us that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflects the Company's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted. We have not assumed any responsibility for independent verification of information and financial forecasts supplied by the Company, Board of Directors, and its representatives (and we express no opinion on that information). We have not obtained any independent appraisal of the assets of Torotel or Electronika, nor have we attempted to verify the information furnished to us by them.

We have used public information and industry and statistical data from sources which we deem to be reliable; however, we make no representation as to the accuracy or completeness of such information and have accepted such information without further verification.

We were not authorized to solicit, and did not solicit, interest from any party with respect to a merger with or other business combination transaction involving the Company or any of its assets, nor did we have any discussions or negotiations with any parties, other than Torotel, in connection with the issuance of Torotel shares.

Possession of this report, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone but the client without the previous written consent of the client or us and, in any event, only with proper attribution.

We are not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to the Company, unless previous arrangements have been made.

This opinion is valid only for the purpose(s) and standard of value specified herein.

This opinion assumes that the Company will continue to operate as a going concern, and that the character of the present business will remain intact.

The opinion contemplates facts and conditions existing as of the opinion date. Events and conclusions occurring after that date have not been considered, and we have no obligation to update our opinion for such events and conditions.

This opinion is subject to the understanding that the obligations of Stern Brothers Valuation
Advisors in the opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Stern
Brothers Valuation Advisors shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

By accepting this opinion, the Board of Directors and the Company acknowledge the terms and indemnity provisions provided in the executed engagement letter and the terms and conditions contained in these assumptions and limiting conditions.

Certifications

We certify that, to the best of our knowledge and belief:

The statements of fact in this report and true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

Neither Stern Brothers nor the individuals involved with this opinion have any present or contemplated future interest in the common stock of Torotel or Electronika which might prevent the rendering of an unbiased opinion.

Our fee for this engagement is not contingent on an action or event resulting from the analyses, opinions, or conclusions, in, or the use of this report.

No one provided significant professional assistance to the persons signing this report.

The American Society of Appraisers has a mandatory recertification program for all of its Senior members. We are in compliance with that program.





Conclusion

Based upon the foregoing, other matters we consider relevant and our general knowledge of such matters as investment bankers, we are of the opinion that the purchase of Electronika, Inc. by merging Electronika with and into MergerSub (a wholly-owned subsidiary of Torotel) in a tax free reorganization, is fair, from a financial point of view, to the minority interest shareholders as of November 12, 1998. Pursuant to the Merger, the
Electronika stockholders will receive, in the aggregate, (i) 1,800,000 shares of common stock of Torotel, and (ii) up to 2,500,000 shares of new Class A $1.00 Preferred stock of Torotel based on the amount of EBITDA generated by the Surviving
Corporation which will be deposited in escrow for the benefit of the Electronika shareholders. Our opinion is based on information available to us as of November 11, 1998.



Sincerely,

STERN BROTHERS VALUATION ADVISORS



John C. Korschot,            David K. Jones
 CFA, ASA, CBA                CFA, AM, CBA
   President                 Vice President